                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

                           CONTINENTAL AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                   4512                    74-2099724
     (State or other         (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification     Identification Number)
    incorporation or            Code Number)
      organization)

                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                                 (713) 324-2950

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------

                             Jennifer L. Vogel, Esq.
                  Vice President, General Counsel and Secretary
                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSLG
                              Houston, Texas 77002
                                 (713) 324-2950
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          COPIES OF CORRESPONDENCE TO:

                               John K. Hoyns, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                          New York, New York 10004-1482
                                 (212) 837-6000
                               -----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable  after  this  Registration  Statement  becomes  effective.

     If the  securities  being  registered  on this  Form are being  offered  in connection  with the formation of a holding company and there is compliance with
General Instruction G, check the following box. |_|

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective
registration  statement  for the  same  offering. |_|
                                                       --------

     If this form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement
for   the   same   offering. |_|
                                  --------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
SECURITES TO BE REGISTERED     REGISTERED        PER UNIT               PRICE         REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------
Floating Rate Secured Notes
Due 2007                      $200,000,000         100%             $200,000,000          $16,180(2)

----------

(1)  Pursuant to Rule 457(f)(2),  the registration fee has been calculated using the book value of the securities being registered.

(2)  The Commission has informed Continental Airlines,  Inc. that it may set off an amount equal to $12,740.53 against the registration fee payable for this registration  statement due to a post-filing adjustment of the registration fee for the Continental  Airlines,  Inc.  registration statment on Form S-3
     (File No.  333-71906),  originally filed with the Commission on October 19,
     2001.

     THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS  REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED APRIL __, 2003
PROSPECTUS

The  information  in this  preliminary  prospectus  is not  complete  and may be changed.  We may not  sell  these  securities  or  accept  offers  to buy  these securities  until the  registration  statement  filed  with the  Securities  and
Exchange Commission is effective. This preliminary prospectus is not an offer to sell these  securities and we are not soliciting  offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                  $200,000,000

                           CONTINENTAL AIRLINES, INC.

                                OFFER TO EXCHANGE
                      FLOATING RATE SECURED NOTES DUE 2007,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        FOR ANY AND ALL OUTSTANDING FLOATING RATE SECURED NOTES DUE 2007

     We are offering to issue the new notes to satisfy our obligations contained in the registration  rights agreement  entered into when the old notes were sold in  transactions  exempt  from,  or  not  subject  to,  registration  under  the
Securities Act.

     The terms of the new notes will be substantially  identical to the terms of the old notes, except that the new notes will be registered under the Securities
Act of 1933, the transfer  restrictions,  registration rights and provisions for additional  interest  relating to the old notes will not apply to the new notes, and the new notes will be available only in book-entry form.

     There is no  existing  market for the new notes.  The new notes will not be listed on any national securities exchange.

     All old notes that are validly  tendered and not validly  withdrawn will be exchanged.

     The exchange  offer  expires at 5:00 p.m.,  New York City time, on _______,
2003, unless the exchange offer is extended.

                               -----------------

     THE NOTES AND THE EXCHANGE OFFER INVOLVE RISKS.  SEE "RISK FACTORS" ON PAGE
20.
                               -----------------

       PRINCIPAL                    INTEREST                    FINAL SCHEDULED
         AMOUNT                      RATE(1)                     PAYMENT DATE
      ------------          -------------------------          ----------------

      $200,000,000          USD 3-Month LIBOR + 0.90%          December 6, 2007

----------

(1)  Subject to a maximum  rate of 12%  applicable  only for periods as to which
     Continental has failed to pay accrued  interest when due and failed to cure such nonpayment.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this Prospectus is _______, 2003

                                TABLE OF CONTENTS

                               PAGE                                         PAGE

PRESENTATION OF INFORMATION......3           DESCRIPTION OF THE NOTES.........45
FORWARD-LOOKING STATEMENTS.......3              General.......................45
WHERE YOU CAN FIND MORE                         Payments of Principal

   Summary Financial and                        Possible Issuance of
      Operating Data............16                 Subordinated Notes.........57
RISK FACTORS....................20              Modifications and Waiver
   Terrorist Attacks and                          of the Indenture and
      International                               Certain Other Agreements....57
      Hostilities...............20              Merger, Consolidation and

   Risk Factors Relating                        Book Entry; Delivery
      to the Notes and                             and Form...................59
      the Exchange Offer........24           DESCRIPTION OF THE

    FIXED CHARGES...............28              Liquidity Events of Default
THE COMPANY.....................29                 and Termination............66
   Domestic Operations..........29              Liquidity Provider............66
   International Operations.....30           DESCRIPTION OF THE POLICY
   Outlook......................31               AND THE POLICY

   Financial Strength Rating                    The Policy Provider
      of MBIA...................36                 Agreement..................70
THE EXCHANGE OFFER..............37           DESCRIPTION OF THE APPRAISAL.....71
   Terms of the Exchange                     CERTAIN U.S. FEDERAL INCOME
      Offer.....................37               TAX CONSEQUENCES.............73
   Interest on the New Notes....39              Exchange of Old Notes

   Book-Entry Transfer..........42           INDEX OF TERMS...........APPENDIX I
   Guaranteed Delivery                       APPRAISAL LETTER........APPENDIX II

     YOU SHOULD RELY ONLY ON THE  INFORMATION  CONTAINED IN THIS  DOCUMENT OR TO
WHICH WE HAVE  REFERRED YOU. WE HAVE NOT  AUTHORIZED  ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT.  THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL
TO SELL THESE SECURITIES.  THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY
ON THE DATE OF THIS DOCUMENT.

                          PRESENTATION OF INFORMATION

     We have given certain  capitalized  terms specific meanings for purposes of this Prospectus.  The "Index of Terms" attached as Appendix I to this Prospectus lists the page on which we have defined each such term.

     At various  places in this  Prospectus,  we refer you to other  sections of this document for additional  information  by indicating the caption  heading of such other sections.  The page on which each principal  caption included in this
Prospectus can be found is listed in the Table of Contents.

                           FORWARD-LOOKING STATEMENTS

     This  Prospectus  and the documents we incorporate by reference may contain statements that constitute  "forward-looking  statements"  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange Act of 1934.  Forward-looking  statements  include any statements  that
predict,   forecast,   indicate  or  imply  future   results,   performance   or
achievements,  and may  contain  the words  "believe",  "anticipate",  "expect",
"estimate",  "project",  "will be", "will continue",  "will result", or words or phrases of similar meaning.

     Any  such   forward-looking   statements   are  not  assurances  of  future
performance  and  involve  risks  and  uncertainties.  Actual  results  may vary materially  from  anticipated  results for a number of reasons,  including those stated in our Commission reports incorporated in this Prospectus by reference or as stated in "Risk Factors".

     All forward-looking  statements  attributable to us are expressly qualified in their entirety by the cautionary statements above.

                       WHERE YOU CAN FIND MORE INFORMATION

     Continental files annual,  quarterly and special reports,  proxy statements and other  information with the Commission under the Securities  Exchange Act of
1934. You may read and copy this information at the Public Reference Room of the
Commission,  Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at
prescribed  rates.  You may obtain  information  on the  operation of the Public
Reference Room by calling the Commission at (800) SEC-0330.

     The Commission  also maintains an internet web site that contains  reports, proxy statements and other information about issuers, like Continental, who file reports  electronically  with  the  Commission.  The  address  of  that  site is
HTTP://WWW.SEC.GOV.

     You may also inspect reports,  proxy statements and other information about
Continental  at the  offices  of the New York  Stock  Exchange,  Inc.,  20 Broad
Street, New York, New York 10005.

       Continental's  annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those
reports,  are  available  free  of  charge  through   Continental's  website  at
HTTP://WWW.CONTINENTAL.COM/COMPANY/INVESTOR  as soon as  reasonably  practicable after it files them with, or furnishes them to, the Commission.

     This Prospectus  constitutes a part of a registration statement on Form S-4
(together  with all  amendments,  exhibits  and  appendices,  the  "Registration
Statement")  filed by Continental  with the  Securities and Exchange  Commission
(the  "Commission")  under the Securities Act. This Prospectus  omits certain of the information contained in the Registration Statement, and reference is hereby made to the  Registration  Statement  for further  information  with  respect to
Continental and the securities offered hereby.  Although  statements  concerning and summaries of certain documents are included herein, reference is made to the copy of such  document  filed as an exhibit  to the  Registration  Statement  or otherwise filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to incorporate by reference  information into this prospectus.  This means that we can  disclose  important  information  to you by referring you to another  document filed  separately  with the  Commission.  The information  incorporated  by  reference  is  considered  to  be  part  of  this
Prospectus,  except  for  any  information  that  is  superseded  by  subsequent incorporated  documents  or by  information  that is  included  directly in this
Prospectus.

     This  Prospectus  includes by reference the documents  listed below that we previously  have filed with the  Commission and that are not delivered with this document. They contain important information about our company and its financial condition.

     FILING                                                     DATE FILED
     ------                                                     ----------
   Amended Annual Report on Form 10-K/A-1
   for the year ended December 31, 2002......................   April 22, 2003

   Quarterly Report on Form 10-Q
   for the Quarter ended March 31, 2003......................   April 16, 2003

   Current Report on Form 8-K................................   January 3, 2003

   Current Report on Form 8-K................................   January 15, 2003

   Current Report on Form 8-K................................   February 4, 2003

   Current Report on Form 8-K................................   February 4, 2003

   Current Report on Form 8-K................................   March 4, 2003

   Amendment to Current Report on Form 8-K...................   March 4, 2003

   Current Report on Form 8-K................................   March 4, 2003

   Current Report on Form 8-K................................   March 19, 2003

   Current Report on Form 8-K................................   March 20, 2003

   Current Report on Form 8-K................................   April 2, 2003

   Current Report on Form 8-K................................   April 15, 2003

     Our Commission file number is 1-10323.

     We incorporate by reference  additional documents that we may file with the
Commission  between  the  date of this  Prospectus  and the  termination  of the
Exchange Offer.  These documents  include our periodic  reports,  such as Annual
Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form
8-K, as well as our proxy statements.

     You may obtain any of these incorporated  documents from us without charge, excluding  any exhibits to those  documents  unless the exhibit is  specifically
incorporated   by  reference  in  such  document.   You  may  obtain   documents
incorporated    by   reference   in   this    prospectus    from   our   website
WWW.CONTINENTAL.COM  or by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                            Telephone: (713) 324-2950

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS  SELECTED  INFORMATION FROM THIS PROSPECTUS AND MAY
NOT CONTAIN ALL OF THE  INFORMATION  THAT IS IMPORTANT TO YOU. FOR MORE COMPLETE
INFORMATION ABOUT THE NOTES AND CONTINENTAL AIRLINES, INC., YOU SHOULD READ THIS
ENTIRE  PROSPECTUS,  AS WELL AS THE MATERIALS FILED WITH THE COMMISSION THAT ARE
CONSIDERED  TO BE  PART  OF  THIS  PROSPECTUS.  SEE  "INCORPORATION  OF  CERTAIN
DOCUMENTS BY REFERENCE".

THE EXCHANGE OFFER

The Notes....................  On  December  6,  2002,   Continental  issued  an
                               aggregate of  $200,000,000  Floating Rate Secured
                               Notes due 2007 in transactions exempt from or not
                               subject to the  registration  requirements of the
                               Securities Act.

                               When  we  use  the  term  "Old   Notes"  in  this
                               Prospectus,  we mean the  Floating  Rate  Secured
                               Notes due 2007 which were  issued on  December 6,
                               2002  and  which  were  not  registered  with the
                               Commission.

                               When  we  use  the  term  "New   Notes"  in  this
                               Prospectus,  we mean the  Floating  Rate  Secured
                               Notes due 2007 registered with the Commission and
                               offered hereby in exchange for the Old Notes.

                               When we use the term "Notes" in this  Prospectus,
                               the related  discussion  applies  both to the Old
                               Notes and the New Notes.

Registration Rights
   Agreement.................  On December 6, 2002,  Continental  entered into a
                               Registration  Rights  Agreement  with the Initial
                               Purchaser providing,  among other things, for the
                               Exchange   Offer  being  made  pursuant  to  this
                               Prospectus.

The Exchange Offer...........  Continental is offering New Notes in exchange for an equal principal  amount of Old Notes.  The New
                               Notes  will be  issued to  satisfy  Continental's
                               obligations   under   the   Registration   Rights
                               Agreement.  As of the  date of  this  Prospectus,
                               $200,000,000  aggregate  principal  amount of Old
                               Notes are outstanding.  Old Notes may be tendered
                               only in integral multiples of $1,000.

Resale of New Notes..........  We believe that you can offer for resale,  resell or  otherwise  transfer  the  New  Notes  without
                               complying  with the  registration  and prospectus
                               delivery requirements of the Securities Act if:

                               o   you  acquire  the New  Notes in the  ordinary
                                   course of your business;

                               o   you have no arrangement or understanding with
                                   any person to participate in the distribution
                                   of the New Notes; and

                               o   you are not an "affiliate", as defined in the
                                   Rule  405  under  the   Securities   Act,  of
                                   Continental or a  broker-dealer  who acquired
                                   Old Notes directly from  Continental for your
                                   own account.

                               If any of these  conditions  is not satisfied and
                               you transfer  any New Note  without  delivering a
                               proper  prospectus  or without  qualifying  for a
                               registration  exemption,  you may incur liability

                               under the Securities  Act.  Continental  does not
                               assume or indemnify you against such liability.

                               Each  broker-dealer  that  receives  New Notes in
                               exchange  for Old Notes held for its own  account
                               as a result  of  market-making  or other  trading
                               activities must  acknowledge that it will deliver
                               a  prospectus  in  connection  with any resale of
                               such  New  Notes.  A  broker-dealer  may use this
                               prospectus  for an offer  to  resell,  resale  or
                               other  transfer of such New Notes issued to it in
                               the Exchange Offer.

Conditions to the Exchange
   Offer.....................  The Exchange  Offer is not  conditioned  upon any minimum  principal  amount  of  Old  Notes  being
                               tendered  for  exchange.  However,  the  Exchange
                               Offer is subject to certain customary conditions,
                               which may be waived by Continental.

Expiration Date of the
   Exchange Offer............  [__________],   2003,  subject  to  Continental's
                               right to extend the Expiration Date.

Procedures for Tendering
   Old Notes.................  If you wish to accept  the  Exchange  Offer,  you must deliver your Old Notes to the Exchange Agent
                               for  exchange  no later than 5:00 p.m.,  New York
                               City time, on the Expiration Date.

                               You must also  deliver  a  completed  and  signed
                               Letter  of  Transmittal  together  with  the  Old
                               Notes. A Letter of  Transmittal  has been sent to
                               Noteholders  and a form is attached as an exhibit
                               to the Registration Statement.

                               If you hold  Old  Notes  through  DTC and wish to
                               accept the Exchange Offer,  you may do so through
                               DTC's   Automated   Tender  Offer   Program.   By
                               accepting   the  Exchange   Offer   through  such
                               program, you will agree to be bound by the Letter
                               of  Transmittal  as  though  you had  signed  the
                               Letter of  Transmittal  and  delivered  it to the
                               Exchange Agent.

Guaranteed Delivery
   Procedures................  If you wish to tender your Old Notes and your Old
                               Notes are not immediately  available,  you cannot
                               deliver  your Old Notes and a properly  completed
                               Letter  of  Transmittal  or  any  other  document
                               required  by the  Letter  of  Transmittal  to the
                               Exchange  Agent prior to the  Expiration  Date or
                               you  cannot  complete  the  book-entry   transfer
                               procedures  prior to the Expiration Date, you may
                               tender your Old Notes according to the guaranteed
                               delivery  procedures  set forth in "The  Exchange
                               Offer--Guaranteed Delivery Procedures".

Withdrawal Rights............  You may  withdraw  a tender  of Old  Notes at any time prior to 5:00 p.m.,  New York City time,  on
                               the Expiration  Date. To withdraw a tender of Old
                               Notes,  the Exchange Agent must receive a written
                               or facsimile  transmission notice requesting such
                               withdrawal  at its  address  set forth under "The
                               Exchange  Offer--Exchange  Agent"  prior  to 5:00
                               p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes
   and Delivery of New
   Notes.....................  Subject  to certain  conditions,  any and all Old
                               Notes which are properly tendered in the Exchange
                               Offer prior to 5:00 p.m.,  New York City time, on
                               the   Expiration   Date  will  be  accepted   for

                               exchange.  The New Notes  issued  pursuant to the
                               Exchange   Offer  will  be   delivered   promptly
                               following the Expiration Date.

Registration, Clearance
   and Settlement............  The New Notes will be  represented by one or more permanent global notes,  which will be registered
                               in the name of the  nominee  of DTC.  The  global
                               notes  will be  deposited  with  the  Trustee  as
                               custodian for DTC.

Consequences of Failure
   to Exchange Old Notes.....  Once the Exchange  Offer has been  completed,  if you do not exchange  your Old Notes for New Notes
                               in the  Exchange  Offer,  you will no  longer  be
                               entitled to  registration  rights and will not be
                               able to offer or sell your Old Notes,  unless (i)
                               such Old Notes are subsequently  registered under
                               the  Securities  Act  (which,  subject to certain
                               limited  exceptions,  Continental  will  have  no
                               obligation  to do) or (ii)  your  transaction  is
                               exempt  from,  or  otherwise  not subject to, the
                               Securities  Act and applicable  state  securities
                               laws.

Certain Federal Income Tax
   Consequences..............  The  exchange of Old Notes for New Notes will not be a sale or  exchange  or  otherwise  a  taxable
                               event for federal income tax purposes.

Exchange Agent...............  Wilmington  Trust  Company is serving as Exchange
                               Agent in connection with the Exchange Offer.

Fees and Expenses............  All    expenses    incident   to    Continental's
                               consummation of the Exchange Offer and compliance
                               with the  Registration  Rights  Agreement will be
                               borne by Continental.

Use of Proceeds..............  Continental  will not receive  any cash  proceeds from the  exchange  of the Old  Notes for the New
                               Notes.

SUMMARY OF TERMS OF NOTES

Principal Amount..................                  $200,000,000
Loan to Collateral Value (1)......                      42.8%
Interest Payment Dates............   March 6, June 6, September 6 and December 6
Final Scheduled Payment Date......                 December 6, 2007
Final Legal Maturity Date.........                 December 6, 2009
Minimum Denomination..............                     $1,000
Section 1110 Protection (2).......                       Yes
Liquidity Facility Coverage (3)...                   8 quarterly
                                                  interest payments
Policy Provider Coverage (3)......          Interest when due and principal
                                     no later than the Final Legal Maturity Date

(1)  This percentage has been  determined by dividing the outstanding  principal amount of the Notes (minus Cash  Collateral) by the appraised  value of the
     Collateral  determined as of December 25, 2002.  Continental is required to provide to the Policy  Provider and the Trustee a  semiannual  appraisal of the Collateral. If any such subsequent appraisal indicates that the loan to
     Collateral  value is greater than 45%,  Continental  is required to provide
     additional   collateral  or  to  reduce  the  principal   amount  of  Notes
     outstanding  so that the loan to Collateral  value is not greater than 45%.
     Continental  deposited  $13,056,950  as  Cash  Collateral  at  the  initial issuance  of the Old Notes so that the  initial  loan to  Collateral  value would not exceed 45%,  based on the  appraisal  determined as of August 25,
     2002. The loan to Collateral  value,  determined  using the appraisal as of
     December  25, 2002,  would have been 45.8%  without  giving  effect to such deposit  of  Cash  Collateral.  Continental  expects  to  satisfy  the  45%
     requirement  at the time of the next  appraisal  due in August 2003,  based upon its projected purchases of spare parts, in which case Continental will be entitled to withdraw such Cash Collateral.  However, no assurance can be given that such 45%  requirement  will be satisfied.  An appraised value is only an estimate and reflects certain assumptions.  See "Description of the
     Appraisal".

(2)  Section 1110 of the U.S.  Bankruptcy  Code will be  applicable to the spare parts of the types  initially  subject to the lien securing the Notes,  but will not be applicable to Cash Collateral. In addition, in order to satisfy the semiannual loan to collateral value requirement referred to in note (1)
     above, Continental may add other collateral that may not be entitled to the benefits of Section 1110, subject to certain limitations.

(3)  The amounts  available under the Liquidity  Facility and the Policy for the payment of  accrued  interest  have been  calculated  utilizing  the Capped
     Interest  Rate,  which is the maximum  interest  rate  applicable  only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment.

COLLATERAL

     The Notes are secured by a lien on spare parts (including appliances) first placed in service  after  October  22,  1994 and owned by  Continental  that are appropriate  for  installation  on or  use  in

     o    one or more of the following  aircraft  models:  Boeing model 737-700,
          737-800,  737-900,  757-200,  757-300,  767-200,  767-400  or  777-200
          aircraft,

     o    any engine utilized on any such aircraft or

     o    any other spare part included in the Collateral,

and not  appropriate  for  installation on or use in any other model of aircraft currently  operated by Continental or engine utilized on any such other model of aircraft. The lien will not apply for as long as a spare part is installed on or being used in any  aircraft,  engine or other spare part so  installed  or being used. In addition, the lien will not apply to a spare part not located at one of the designated locations specified pursuant to the security agreement applicable to the spare parts.

     The spare  parts  included  in the  Collateral  fall  into two  categories,
"rotables" and "expendables".  Rotables are parts that wear over time and can be repeatedly restored to a serviceable  condition over a period  approximating the life of the flight equipment to which they relate.  Expendables consist of parts that can be restored to a  serviceable  condition  but have a life less than the related  flight  equipment  and parts that  generally  are used once and thereby consumed  or  thereafter  discarded.  Spare  engines  are  not  included  in the
Collateral.  Set forth  below is  certain  information  about  the  spare  parts included in the Collateral as of December 25, 2002:

                             SPARE PARTS QUANTITY(1)
                             -----------------------
  AIRCRAFT MODEL          EXPENDABLES  ROTABLES    TOTAL   APPRAISED VALUE(2)
  --------------          -----------  --------   -------  ------------------
737-700................       877         24         901
737-700/800............   278,912      6,942     285,854
737-800................     3,777        191       3,968
737-900................       821         10         831
                          -------    -------     -------
737-7/8/9 Subtotal.....   284,387      7,167     291,554      $185,972,600

757-200................   185,731      3,391     189,122        69,352,800
757-300................    10,946         96      11,042         3,116,700
767-200................    25,485        227      25,712         8,946,700
767-400................    51,147      1,586      52,733        55,741,200
777-200................   111,210      3,006     114,216       113,712,000
                          -------    -------     -------      ------------
Total..................   668,906     15,473     684,379      $436,841,900

----------

(1)  This  quantity of spare parts used in  preparing  the  appraised  value was determined as of December 25, 2002.  Since spare parts are regularly  used, refurbished, purchased, transferred and discarded in the ordinary course of
     Continental's  business,  the  quantity  of  spare  parts  included  in the
     Collateral and their appraised value will change over time.  Continental is required to provide to the Policy  Provider  and the  Trustee a  semiannual appraisal of the Collateral.

(2)  The  appraised  value  reflects the opinion of Simat,  Helliesen & Eichner,
     Inc., an independent  aviation  appraisal and consulting  firm, of the fair market value of the spare parts.  A letter  summarizing  such  appraisal is annexed to this  Prospectus  as Appendix  II. The  appraisal  is subject to number of  assumptions  and  limitations  and was prepared based on certain specified  methodologies.  An  appraisal  is only an  estimate of value and should not be relied upon as a measure of realizable value.

CASH FLOW STRUCTURE

     Set forth below is a diagram  illustrating  the  structure  of certain cash flows applicable to the Notes.

---------------

(1)  The Liquidity  Facility is sufficient to cover eight consecutive  quarterly interest  payments,  but does not cover any other  amounts  payable  on the
     Notes.

(2)  The Policy covers regular  interest  payments and outstanding  principal no later  than the Final  Legal  Maturity  Date,  but does not cover any other amounts payable on the Notes.

THE NOTES

Issuer.......................  Continental Airlines, Inc.

Notes Offered................  Floating Rate Secured Notes due 2007.

Use of Proceeds..............  The proceeds  from the sale of the Old Notes were used for general corporate purposes.  Continental
                               will not receive any  proceeds  from the exchange
                               of the New Notes for the Old Notes.

Trustee and Paying Agent.....  Wilmington Trust Company.

Liquidity Provider...........  Morgan Stanley Capital Services.

Policy Provider..............  MBIA Insurance Corporation.

Final Scheduled Payment
   Date......................  The  entire  principal  amount  of the  Notes  is scheduled for payment on December 6, 2007.

Final Legal Maturity Date....  December 6, 2009.

Interest.....................  The Notes will accrue interest at a variable rate per annum  set  forth on the  cover  page of this
                               Prospectus.  The interest rate will be subject to
                               a maximum  equal to the Capped  Interest  Rate of
                               12% per annum  applicable  only for periods as to
                               which  Continental  has  failed  to  pay  accrued
                               interest   when  due  and  failed  to  cure  such
                               nonpayment.  For all other periods,  the interest
                               rate on the Notes will not be capped. Interest is
                               calculated  on the basis of the actual  number of
                               days  elapsed  over  a  360-day  year.  LIBOR  is
                               determined  from  time to  time by the  Reference
                               Agent  as  described  in   "Description   of  the
                               Notes--Determination of LIBOR".

Interest Payment Dates.......  March 6,  June 6,  September  6 and  December  6,
                               commencing on March 6, 2003.

Record Dates.................  The fifteenth day preceding the related  Interest
                               Payment Date.

Optional Redemption..........  Continental  may elect to redeem  all or (so long
                               as  no  Payment   Default  has  occurred  and  is
                               continuing)  some of the Notes at any time  prior
                               to maturity.  The  redemption  price in such case
                               will  be  the  principal  amount  of  the  Notes,
                               together with accrued and unpaid interest,  LIBOR
                               break amount,  if any, and, if redeemed  prior to
                               the  third   anniversary  of  the  Issuance  Date
                               (except  in  connection   with  a  redemption  to
                               satisfy the maximum  Collateral  Ratio or minimum
                               Rotable  Ratio  requirement),  a Premium equal to
                               the following  percentage of the principal amount
                               prepaid:

                                   IF REDEEMED DURING THE YEAR
                                 PRIOR TO THE ANNIVERSARY OF THE
                                  ISSUANCE DATE INDICATED BELOW        PREMIUM
                                  -----------------------------        -------
                                               1st                      1.50%
                                               2nd                      1.00
                                               3rd                      0.50

                               If  Continental  gives notice of  redemption  but
                               fails to pay when due all  amounts  necessary  to
                               effect such redemption,  such redemption shall be
                               deemed  revoked  and no amount  shall be due as a
                               result of notice of redemption having been given.

Collateral...................  The Notes are  secured  by a lien on spare  parts
                               (including  appliances)  first  placed in service
                               after  October 22, 1994 and owned by  Continental
                               that are appropriate  for  installation on or use
                               in

                               o   one or more of the following aircraft models:
                                   Boeing  model  737-700,   737-800,   737-900,
                                   757-200, 757-300, 767-200, 767-400 or 777-200
                                   aircraft,

                               o   any engine utilized on any such aircraft or

                               o   any  other   spare  part   included   in  the
                                   Collateral,

                               and not appropriate for installation on or use in
                               any other model of aircraft currently operated by
                               Continental or engine  utilized on any such other
                               model of aircraft. The lien will not apply for as
                               long as a spare  part is  installed  on or  being
                               used in any aircraft,  engine or other spare part
                               so installed or being used. In addition, the lien
                               will not apply to a spare part not located at one
                               of the designated locations specified pursuant to
                               the security  agreement  applicable  to the spare
                               parts.

Maintenance of Collateral
   Ratio.....................  Continental  is required to provide to the Policy
                               Provider and the Trustee a  semiannual  appraisal
                               of  the   Collateral.   If  any  such   appraisal
                               indicates that the loan to collateral value ratio
                               is greater  than 45% or the ratio of the value of
                               Rotables  included in the  Collateral to the loan
                               is less than 150%,  Continental  is  required  to
                               provide  additional  collateral  or to reduce the
                               principal amount of Notes outstanding so that the
                               loan to  collateral  value  ratio is not  greater
                               than 45% and the Rotables  value to loan ratio is
                               not less than 150%.

Section 1110 Protection......  Continental's  outside  counsel has  provided its opinion to the  Trustee  and the Policy  Provider
                               that the  benefits  of  Section  1110 of the U.S.
                               Bankruptcy Code will be available with respect to
                               the lien on the spare parts collateral.

Liquidity Facility...........  Under  the  Liquidity  Facility,   the  Liquidity
                               Provider will, if necessary,  make advances in an
                               aggregate  amount  sufficient  to pay interest on
                               the  Notes  on up to eight  successive  quarterly
                               Interest   Payment  Dates.   Drawings  under  the
                               Liquidity  Facility  cannot  be  used  to pay any
                               other amount in respect of the Notes.

                               Upon each drawing under the Liquidity Facility to
                               pay  interest  on the  Notes,  the  Trustee  will
                               reimburse the  Liquidity  Provider for the amount
                               of such drawing.  Such  reimbursement  obligation
                               and all interest, fees and other amounts owing to
                               the  Liquidity   Provider   under  the  Liquidity
                               Facility and certain other  agreements  will rank
                               senior to the Notes in right of payment.

Policy Coverage..............  Under the Policy, the Policy Provider is required to honor  drawings to cover:

                               o   Any  shortfall  on any  Distribution  Date in
                                   funds to be distributed  as accrued  interest
                                   on the Notes.

                               o   Any  shortfall  on the Final  Legal  Maturity
                                   Date in funds to be  distributed as principal
                                   of, and accrued interest on, the Notes.

                               o   Any   shortfall   in  the   proceeds  of  the
                                   disposition of the remaining  Collateral from
                                   the amount  required to pay principal of, and
                                   accrued   interest   on,  the  Notes  on  the
                                   Distribution  Date  established in connection
                                   with such disposition.

                               o   If certain payments with respect to the Notes
                                   are  by  court  order   determined  to  be  a
                                   "preferential   transfer"   under   the  U.S.
                                   Bankruptcy  Code or otherwise  required to be
                                   returned, the amount of such payments.

                               o   After the  continuance  of a Payment  Default
                                   for eight consecutive  Interest Periods,  any
                                   shortfall in funds  required to pay principal
                                   of, and accrued interest on, the Notes on the
                                   Distribution  Date  established in connection
                                   with   such   Payment   Default.    If   such
                                   Distribution  Date would  occur  prior to the
                                   Final  Scheduled  Payment  Date,  instead  of
                                   paying such  shortfall  on such  Distribution
                                   Date, the Policy  Provider may, so long as no
                                   Policy Provider Default is continuing,  elect
                                   to pay:

                                   o Any shortfall on such  Distribution Date in
                                     funds  required to pay accrued  interest on
                                     the Notes.

                                   o Thereafter,  on each Distribution  Date, an
                                     amount equal to the scheduled principal (on
                                     the  Final  Scheduled   Payment  Date)  and
                                     interest    (without    regard    to    any
                                     acceleration  thereof) payable on the Notes
                                     on such Distribution Date.

                               Notwithstanding   such  election  by  the  Policy
                               Provider,   the  Policy   Provider  may,  on  any
                               Business Day (which shall be a Distribution Date)
                               elected  by the  Policy  Provider  upon 20  days'
                               notice, cause the Trustee to make a drawing under
                               the  Policy  for an  amount  equal  to  the  then
                               outstanding  principal  balance  of the Notes and
                               accrued  and unpaid  interest  thereon.  Further,
                               notwithstanding   such  election  by  the  Policy
                               Provider,   upon  the   occurrence  of  a  Policy
                               Provider  Default,  the  Trustee  shall,  on  any
                               Business Day elected by the Trustee upon 20 days'
                               written  notice to the  Policy  Provider,  make a
                               drawing  under the Policy for an amount  equal to
                               the then  outstanding  principal  balance  of the
                               Notes and accrued and unpaid interest thereon.

                               Any  shortfall  for  which a  drawing  under  the
                               Policy  may be made as  described  above  will be
                               calculated   after  the   application   of  funds
                               available  through  drawings  under the Liquidity
                               Facility and withdrawals from the Cash Collateral
                               Account.

                               The Policy Provider is required to honor drawings
                               under the Policy by the  Trustee on behalf of the
                               Liquidity  Provider for all outstanding  drawings
                               under  the  Liquidity  Facility,   together  with
                               interest  thereon,  on or after the  Business Day
                               which is 24 months from the  earliest to occur of
                               (1) the date on which an Interest  Drawing  shall
                               have been made under the  Liquidity  Facility and
                               remain   unreimbursed   from   payments  made  by
                               Continental  at the end of such 24-month  period,
                               (2) the  date on  which  any  Downgrade  Drawing,
                               Non-Extension  Drawing or Final  Drawing that was
                               deposited into the Cash Collateral  Account shall
                               have been applied to pay any scheduled payment of
                               interest  on the  Notes and  remain  unreimbursed
                               from payments made by  Continental  at the end of
                               such  24-month  period  and (3) the date on which
                               all of the Notes have been accelerated and remain
                               unpaid by Continental at the end of such 24-month
                               period,    in   each   case    disregarding   any
                               reimbursements   from   payments  by  the  Policy
                               Provider  and  from  proceeds  from  the  sale of
                               Collateral distributed by the Trustee during such
                               24-month period.

                               The  reimbursement  of drawings  under the Policy
                               ranks  junior  to  further  distributions  on the
                               Notes.

Control of Trustee...........  The  "Controlling  Party" will direct the Trustee in taking  action under the  Indenture  and other
                               agreements  relating to the Notes,  including  in
                               amending  such  agreements  and granting  waivers
                               thereunder,  except for certain  provisions  that
                               cannot be amended or waived  without  the consent
                               of each Noteholder  affected thereby. If an Event
                               of Default is continuing, the "Controlling Party"
                               will direct the Trustee in  exercising  remedies,
                               such as accelerating the Notes or foreclosing the
                               lien on the collateral securing the Notes.

                               The Controlling Party will be:

                               o   The Policy  Provider or, if a Policy Provider
                                   Default is  continuing,  the  holders of more
                                   than 50% in aggregate unpaid principal amount
                                   of the Notes then outstanding.

                               o   Under  certain  circumstances,  the Liquidity
                                   Provider.

                                                                     STANDARD &
                                                         MOODY'S       POOR'S
                                                         -------     ----------

Threshold Rating for
the Liquidity Provider.......    Short Term............    P-1          A-1

Liquidity Provider Rating....    Morgan  Stanley,  the parent  company of Morgan
                                 Stanley Capital  Services,  meets the Threshold
                                 Rating  requirement  and has guaranteed  Morgan
                                 Stanley Capital Services' obligations under the
                                 Liquidity Facility.

                                                                       MOODY'S
                                                                       -------

Policy Provider Rating.......    Financial Strength................      Aaa

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following  tables  summarize  certain  consolidated  financial data and certain  operating  data with respect to  Continental.  The  following  selected consolidated financial data for the years ended December 31, 2002, 2001 and 2000 are derived from the audited  consolidated  financial  statements of Continental
(including   certain   reclassifications   to  conform  to  the   current   year
presentation)  including  the notes  thereto  incorporated  by reference in this
Prospectus and should be read in conjunction  with those  financial  statements.
The following selected consolidated  financial data for the years ended December
31, 1999 and 1998 are derived  from the  selected  financial  data  contained in
Continental's  Annual Report on Form 10-K for the year ended  December 31, 2002, incorporated  by  reference  in this  Prospectus,  and the audited  consolidated financial  statements of  Continental  for the years ended December 31, 1999 and
1998 and should be read in conjunction  therewith.  The  consolidated  financial data of  Continental  for the three  months  ended  March 31,  2003 and 2002 are derived from the unaudited  consolidated  financial  statements  of  Continental incorporated  by reference in this  Prospectus,  which  include all  adjustments
(consisting  solely of normal  recurring  accruals,  except for fleet impairment losses and other special charges) that Continental  considers  necessary for the fair presentation of the financial  position and results of operations for these periods.  Operating  results for the three  months  ended March 31, 2003 are not necessarily  indicative  of the results that may be expected for the year ending
December 31, 2003.

                                           THREE MONTHS                        YEAR ENDED DECEMBER 31,
                                          ENDED MARCH 31,
                                          2003        2002        2002         2001        2000        1999        1998
                                        --------    -------    ----------    --------    --------    --------    ------
                                           (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)

FINANCIAL DATA--OPERATIONS:(1)
Operating Revenue....................   $ 2,042     $ 1,993     $ 8,402      $ 8,969     $ 9,899     $  8,639     $ 7,927
Operating Expenses...................     2,266       2,180       8,714        8,825       9,170        8,024       7,226
                                       ---------    --------    --------     --------    --------    --------    ---------
Operating Income (Loss)..............      (224)       (187)       (312)         144         729          615         701
Non-operating Income (Expense), net..       (86)        (67)       (303)        (258)       (167)         183         (59)
                                       ---------    --------    --------     --------    --------    --------    ---------
Income (Loss) before Income Taxes
   and Cumulative Effect of Changes
   in Accounting Principles..........      (310)       (254)       (615)        (114)        562          798         642
Net Income (Loss)....................   $  (221)    $  (166)    $  (451)     $   (95)    $   342     $    455     $   383
                                        ========    ========     =======      =======     =======     =======     ========
Earnings (Loss) per Share:
   Basic.............................   $ (3.38)     $(2.61)     $(7.02)      $(1.72)     $ 5.62      $  6.54      $ 6.34
                                        ========    ========     =======      =======     =======     =======     ========
   Diluted...........................   $ (3.38)     $(2.61)     $(7.02)      $(1.72)     $ 5.45      $  6.20      $ 5.02
                                        ========    ========     =======      =======     =======     =======     ========
Shares used for Computation:
   Basic.............................     65.3        63.5         64.2         55.5        60.7         69.5        60.3
   Diluted...........................     65.3        63.5         64.2         55.5        62.8         73.9        80.3

Ratio of Earnings to Fixed Charges
(2)..................................        --          --          --           --       1.51x        1.80x       1.93x
                                        ========    ========     =======      =======     =======     =======     ========

                                               THREE MONTHS
                                               ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                            -------------------   -------------------------------------------------------
                                              2003       2002        2002       2001        2000        1999       1998
                                            --------   --------   ----------  --------    --------    --------   ------
                                              (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)
OPERATING DATA:
MAINLINE JET STATISTICS:
Revenue passengers (thousands)........        9,245     10,057      41,016      44,238     46,896      45,540     43,625
Revenue passenger miles
  (millions) (3)......................       13,274     14,032      59,349      61,140     64,161      60,022     53,910
Cargo ton miles (millions)............          233        208         908         917      1,096       1,000        856
Available seat miles (millions) (4)...       19,076     18,951      80,122      84,485     86,100      81,946     74,727
Passenger load factor (5).............         69.6%      74.0%       74.1%       72.4%      74.5%       73.2%      72.1%
Passenger revenue per available
  seat mile (cents)...................         8.45       8.77        8.61        8.98       9.84        9.12       9.23
Total revenue per available seat mile
  (cents).............................         9.31       9.40        9.27        9.58      10.52        9.75       9.85
Operating cost per available seat mile
  (cents) (6).........................        10.25      10.09        9.53        9.22       9.68        9.07       9.03
Special items per available seat mile.         0.34       0.48        0.31      (0.36)        N/A        0.09       0.14
Average yield per revenue passenger mile
  (cents) (7).........................        12.14      11.84       11.63       12.42      13.20       12.45      12.79
Average price per gallon of fuel,
  excluding fuel taxes (cents)........        98.50      60.17       69.97       78.24      84.21       46.56      46.83
Average price per gallon of fuel,
  including fuel taxes (cents)........       102.87      64.39       74.01       82.48      88.54       50.78      51.20
Fuel gallons consumed (millions)......          305        308       1,296       1,426      1,533       1,536      1,487
Average fare per revenue passenger....      $174.27    $165.21     $168.25     $171.59    $180.66     $164.11    $158.02
Average length of aircraft flight (miles)     1,257      1,191       1,225       1,185      1,159       1,114      1,044
Average daily utilization of each
  aircraft (hours) (8)................         9:19       9:31        9:31       10:19      10:36       10:29      10:13
Actual aircraft in fleet at end of
  period (9)..........................          362        364         366         352        371         363        363

REGIONAL JET AND TURBOPROP STATISTICS
(10):
Revenue passenger miles
  (millions) (3)......................        1,078        835       3,952       3,388      2,947       2,149      1,564
Available seat miles (millions) (4)...        1,767      1,424       6,219       5,437      4,735       3,431      2,641
Passenger load factor (5).............         61.0%      58.6%       63.5%       62.3%      62.2%       62.6%      59.2%

CONSOLIDATED STATISTICS:
Consolidated passenger load factor....         68.9%      73.0%       73.3%       71.8%      73.9%       72.8%      71.7%
Consolidated breakeven passenger load
  factor (11).........................         84.5%      87.4%       82.5%       73.5%      67.9%       64.0%      63.6%

                                                                           MARCH 31,         DECEMBER 31,
                                                                              2003               2002
                                                                        ------------         ------------
                                                                            (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
ASSETS:
     Cash, Cash Equivalents and Short-Term Investments................  $      1,181        $      1,342
     Other Current Assets.............................................         1,079                 935
     Total Property and Equipment, net................................         6,824               6,968
     Routes and Airport Operating Rights, net.........................         1,003               1,009
     Other Assets.....................................................           503                 486
                                                                        ------------        ------------
           Total Assets...............................................  $     10,590        $     10,740
                                                                        ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
     Current Liabilities..............................................  $      3,137        $      2,926
     Long-Term Debt and Capital Leases................................         5,096               5,222
     Deferred Credits and Other Long-Term Liabilities.................         1,546               1,572
     Minority Interest................................................            19                   7
     Mandatorily Redeemable Preferred Securities of Subsidiary
        Trust Holding Solely Convertible Subordinated Debentures
        of Continental (12)...........................................           241                 241
     Redeemable Preferred Stock of Subsidiary (13)....................             5                   5
     Stockholders' Equity.............................................           546        $        767
                                                                        ------------        ------------
           Total Liabilities and Stockholders' Equity.................  $     10,590        $     10,740
                                                                        ============        ============
--------------
(1) Includes the following special expense (income) items (in millions):

                                                     THREE MONTHS
                                                     ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                                    -----------------    ----------------------------------------------
                                                     2003       2002      2002      2001      2000      1999      1998
                                                    ------     ------    ------    ------    ------    ------    ------
       Operating expense (income):
         Fleet impairment and restructuring
           charges...............................   $  65      $  90      $242     $  61      $ --     $  81      $122
         Air Transportation Safety and System
           Stabilization Act grant...............      --         --        12      (417)       --        --        --
         Severance and other special charges.....      --         --        --        63        --        --        --

       Nonoperating expense (income):
         Gain on sale of assets..................      --         --        --        --        (9)     (326)       --
         Impairment of investments...............      --         --        --        22        --        --        --

       Cumulative effect of change in accounting,
         net of taxes............................      --         --        --        --        --        33        --

(2)   For purposes of calculating this ratio,  earnings consist of income before income taxes and  cumulative  effect of changes in  accounting  principles plus interest expense (net of capitalized interest), the portion of rental expense  representative of interest expense and amortization of previously capitalized  interest.  Fixed charges  consist of interest  expenses,  the portion of rental expense  representative of interest expense,  the amount amortized  for debt  discount,  premium and issuance  expense and interest previously capitalized. For the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001,  earnings were  inadequate to cover fixed charges and the coverage deficiency was $307 million,  $257 million, $616 million and $143 million, respectively.

(3)   The number of scheduled miles flown by revenue passengers.

(4)   The number of seats available for passengers  multiplied by the number of scheduled miles those seats are flown.

(5)   Revenue passenger miles divided by available seat miles.

(6)   Includes applicable special items noted in (1).

(7)   The average revenue received for each mile a revenue passenger is  carried.

(8)   The  average  number of hours per day that an  aircraft  flown in  revenue service is operated (from gate departure to gate arrival).

(9)   Excludes aircraft that are either temporarily or permanently  removed  rom service.

(10)  These statistics reflect operations of Continental Express (as operated by
      ExpressJet). In April 2002, ExpressJet's parent company Holdings completed an initial public offering,  and  Continental's  ownership in Holdings was reduced to 53.1% of its outstanding  common stock.  Pursuant to a capacity purchase  agreement,  Continental  currently purchases all of ExpressJet's available seat miles for a negotiated price.

(11)  The percentage of seats that must be occupied by revenue passengers for us to break  even on a net  income  basis.  The  special  items  noted in (1)
      included in the consolidated  breakeven  passenger load factor account for
      3.0, 4.9, 3.3, (3.0),  (0.1),  (2.3) and 1.6 percentage  points in each of the periods, respectively.

(12)  The sole  assets  of the  Trust are  convertible  subordinated  debentures issued by Continental with an aggregate  principal amount of $250 million, which bear interest at the rate of 6% per annum and mature on November 15,
      2030. Upon repayment,  the Mandatorily  Redeemable Preferred Securities of
      Subsidiary Trust will be mandatorily redeemed.

(13)  In connection with an internal  reorganization by Holdings,  Continental's
      53.1%  majority  owned   subsidiary,   a  subsidiary  of  Holdings  issued
      non-voting  preferred  stock  which  has a  liquidation  preference  of $5 million,  is mandatorily  redeemable in 2012, and is callable beginning in
      2005. The preferred stock was sold to a  non-affiliated  third party for a note in the original principal amount of $5 million and is included on our balance sheet as redeemable preferred stock of subsidiary.

                                  RISK FACTORS

TERRORIST ATTACKS AND INTERNATIONAL HOSTILITIES

  THE 2001  TERRORIST  ATTACKS AND THE  MILITARY  ACTION IN IRAQ HAVE  ADVERSELY
  AFFECTED,  AND ANY ADDITIONAL  TERRORIST  ATTACKS OR  HOSTILITIES  MAY FURTHER
  ADVERSELY AFFECT, CONTINENTAL'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND
  PROSPECTS

     As described in greater  detail below under "The  Company--Outlook"  and in
Continental's  filings with the Commission,  the terrorist  attacks of September
11,  2001  involving   commercial  aircraft  adversely  affected   Continental's
financial  condition,  results of  operations  and  prospects,  and the  airline industry  generally.  Those effects continue,  although they have been mitigated
somewhat  by  increased   traffic,   the  Stabilization  Act  and  Continental's
cost-cutting measures. Moreover,  additional terrorist attacks, even if not made directly on the airline industry,  or the fear of such attacks,  particularly in light of the war in Iraq, could further  negatively  affect  Continental and the airline  industry.  The  current  hostilities  in the Middle  East have  further decreased  demand for air travel,  which could have a material adverse impact on
Continental's financial condition, liquidity and results of operations.

     Among the  effects  Continental  experienced  from the  September  11, 2001 terrorist attacks were significant flight disruption costs caused by the Federal
Aviation Administration ("FAA") imposed grounding of the U.S. airline industry's
fleet,   significantly   increased   security,   insurance   and  other   costs,
significantly higher ticket refunds, significantly reduced load factors (defined as revenue  passenger miles divided by available seat miles),  and significantly reduced yields.  Further  terrorist  attacks against  commercial  aircraft could result in another  grounding of Continental's  fleet, and would likely result in significant  reductions in load factor and yields,  along with increased  ticket refunds and security,  insurance and other costs. In addition, terrorist attacks not involving commercial  aircraft,  the war in Iraq or other world events could result in  decreased  load factors and yields and could also result in increased costs for Continental and the airline  industry.  For instance,  fuel costs rose significantly  during 2002 and the first quarter of 2003 and until recently have
been  at  historically   high  levels.   Even  though   Continental  has  hedged
approximately  80% of its fuel  requirements for the second quarter of 2003, the continued  military  action  in Iraq,  post war  unrest in that  country,  other conflicts in the Middle East,  political  events in  Venezuela  and Nigeria,  or significant  events in other  oil-producing  nations  could cause fuel prices to increase further and may reduce the availability of fuel.  Premiums for aviation insurance have increased  substantially,  and could escalate further, or certain aviation  insurance  could  become  unavailable  or  available  only for reduced amounts of coverage that are insufficient to comply with the levels of insurance coverage  required  by aircraft  lenders  and lessors or required by  applicable government regulations. Additionally, war-risk coverage or other insurance might cease to be available to  Continental's  vendors,  or might be available only at significantly increased premiums or for reduced amounts of coverage, which could adversely impact Continental's operations or costs.

     Due in part to the lack of predictability  of future traffic,  business mix and yields,  Continental is currently unable to estimate the long-term impact on it of the events of  September  11, 2001 or the impact of any further  terrorist attacks or the war in Iraq.  However,  given the magnitude of the  unprecedented events of September 11, 2001 and their continuing aftermath,  the adverse impact to  Continental's  financial  condition,  results of  operations,  liquidity and prospects may continue to be material,  and  Continental's  financial  resources might not be sufficient to absorb it or that of any further terrorist attacks or continued military action in Iraq.

RISK FACTORS RELATING TO THE COMPANY

  CONTINENTAL CONTINUES TO EXPERIENCE SIGNIFICANT LOSSES

     Since  September 11, 2001,  Continental  has incurred  significant  losses.
Continental  recorded  losses of $451  million  in 2002 and $221  million in the first quarter of 2003, and expects to incur a significant loss for the full year
2003.  Passenger revenue per available seat mile for Continental's  mainline jet operations has continued to decline since September 11, 2001,  dropping 4.1% for the year ended  December 31, 2002 versus the same period in 2001 and 3.6% in the first  quarter of 2003  versus  the first  quarter  of 2002.  Overall  passenger revenue  declined 7.0% during 2002  compared to 2001,  and was flat in the first quarter of 2003  compared to the same period in 2002.  Business  traffic in most markets  continues to be weak,  and carriers  continue to offer reduced fares to attract passengers,  which lowers Continental's passenger revenue and yields and raises  Continental's  break-even load factor.  Continental  cannot predict when business traffic or yields will increase.  Further,  the long-term impact of any changes in fare  structures,  most  importantly  in relation to business  fares, booking patterns,  low-cost competitor growth, increased usage of regional jets, competitor  bankruptcies  and other  changes in industry  structure and conduct, cannot be predicted at this time,  but could have a material  adverse  effect on
Continental's financial condition, liquidity and results of operations. See "The
Company--Outlook".

     In addition,  Continental's  capacity  purchase  agreement with  ExpressJet provides that Continental  purchase,  in advance, all of ExpressJet's  available seat miles for a negotiated  price, and Continental is at risk for reselling the available  seat miles at market  prices.  Continental  previously  announced its intention to sell or otherwise dispose of its remaining interests in ExpressJet.
If Continental does so, then Continental would report greater fixed costs, which could result in lower or more volatile  earnings or both.  For example,  for the year ended December 31, 2002,  Continental's  net loss of $451 million  included net income for ExpressJet of $84 million.  For the quarter ended March 31, 2003,
Continental's net loss of $221 million included net income for ExpressJet of $26 million.

  CONTINENTAL'S  HIGH LEVERAGE MAY AFFECT ITS ABILITY TO SATISFY ITS SIGNIFICANT
  FINANCING NEEDS OR MEET ITS OBLIGATIONS

     As is the  case  with its  principal  competitors,  Continental  has a high proportion of debt compared to its equity  capital.  During 2002,  the amount of
Continental's  long-term debt increased 26%.  Continental  also has  significant operating  leases and facility rental costs. In addition,  Continental has fewer cash resources than some of its principal  competitors and  substantially all of
Continental's  property and equipment is subject to liens securing indebtedness.
Accordingly,  Continental  may be less  able  than  some of its  competitors  to withstand a prolonged  recession  in the airline  industry or respond as well to changing economic and competitive  conditions.  Moreover,  competitors  emerging from  bankruptcy  will likely have lower cost  structures and greater  operating flexibility after reorganizing their companies in bankruptcy.

     As of March 31, 2003, Continental had approximately:

     o    $5.6 billion  (including  current  maturities)  of long-term  debt and capital lease obligations.

     o    $248 million liquidation amount of  Continental-obligated  mandatorily
          redeemable   preferred  securities  of  trust  ($241  million  net  of
          unamortized discount).

     o    $546 million of stockholders' equity.

     o    $1.18 billion in cash, cash equivalents and short-term investments.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of March 31, 2003,  Continental had firm commitments for 67 aircraft from Boeing, with an estimated cost of approximately
$2.5 billion.  The 67 aircraft are  scheduled to be delivered  between late 2003 and mid 2008,  with four Boeing 737-800  aircraft  scheduled for delivery in the fourth  quarter of 2003.  Continental  has been offered  backstop  financing for approximately  12 firm aircraft and is currently in  negotiations  regarding the offer.  Continental  does not have  backstop  financing  or any other  financing currently in place for the remainder of the aircraft.  In addition, at March 31,
2003,  Continental had firm  commitments to purchase 13 spare engines related to the new Boeing aircraft for approximately $80 million. Continental does not have any financing currently in place for such spare engines. These spare engines are scheduled to be delivered  through March 2005.  Further financing will be needed
to   satisfy   Continental's   capital   commitments   for  its   aircraft   and
aircraft-related  expenditures  such as engines,  spare parts and related items.
There can be no assurance  that  sufficient  financing will be available for the aircraft on order and other capital expenditures.

     As of March 31, 2003,  ExpressJet had firm commitments for an additional 74 regional jets from Empresa Brasileira de Aeronautica S.A.  ("Embraer"),  with an
estimated  aggregate  cost  of  $1.5  billion.   Effective  February  26,  2003,

ExpressJet  and  Embraer  amended  the  purchase  agreement  to slow the pace of regional  jet  deliveries.  ExpressJet  will take  delivery of 24 regional  jets during the remainder of 2003 (for a total of 36 in 2003), down from its original plan for 48 deliveries,  and will take 21 aircraft deliveries in 2004, down from
36. As a result,  ExpressJet  will  increase its aircraft  deliveries  to 21 and eight for 2005 and 2006,  up from two and zero for  these  years,  respectively.
ExpressJet  does not have any obligation to take any of these firm aircraft that are  not  financed  by  a  third  party  and  leased  either  to  ExpressJet  or
Continental.  In addition,  ExpressJet  expects to purchase 15 spare engines for approximately  $41 million through 2006.  ExpressJet does not have any financing currently in place for such spare engines.  ExpressJet  would have no obligation to acquire the spare  engines if the firm order  aircraft are not  delivered for any reason.

     Continental  also has  significant  operating  lease  and  facility  rental obligations.  For the year ended December 31, 2002, annual aircraft and facility rental expense under operating leases approximated $1.3 billion.

      Additional  financing  will be needed  to  satisfy  Continental's  capital commitments.  Continental  cannot predict whether  sufficient  financing will be available.  On several  occasions  subsequent  to September  11,  2001,  each of
Moody's,  Standard and Poor's and Fitch, Inc. downgraded the credit ratings of a number of major airlines,  including  Continental's  credit ratings.  Additional downgrades were made in March and April 2003 and further downgrades are possible due to the impact of the war in Iraq. Reductions in Continental's credit ratings have  increased the interest  Continental  pays on new issuances of debt and may increase the cost and reduce the availability of financing to Continental in the future.

     Continental  does not have debt  obligations that would be accelerated as a result of a credit rating downgrade,  but under two letters of credit facilities securing our worker's  compensation  program,  Continental  could be required to substitute  approximately  $67 million of cash collateral for spare engines that currently  serve as  collateral  if the rating of its senior  unsecured  debt is lowered below CCC- by Standard  &  Poor's or Caa3 by Moody's.  Continental's
senior  unsecured debt is currently  rated "CCC+" on  CreditWatch  with negative implications  by  Standard  &  Poor's and "Caa2"  with  negative  outlook by
Moody's.

  SIGNIFICANT  CHANGES OR  EXTENDED  PERIODS  OF HIGH FUEL COSTS OR FUEL  SUPPLY
  DISRUPTIONS WOULD MATERIALLY AFFECT CONTINENTAL'S OPERATING RESULTS

     Until  recently,  fuel  costs  have been at  historically  high  levels and constitute a significant portion of Continental's  operating expense. Fuel costs represented approximately 11.7% of Continental's operating expenses for the year ended December 31, 2002 and 13.9% of  Continental's  operating  expenses for the year ended December 31, 2001.  Fuel costs  represented  approximately  15.3% and
9.5% of  Continental's  operating  expenses for the three months ended March 31,
2003  and  2002,   respectively.   Fuel  prices  and  supplies  are   influenced
significantly by international political and economic circumstances, such as the political crises in Venezuela and Nigeria and the war in Iraq. From time to time
Continental  enters  into  petroleum  swap  contracts,   petroleum  call  option
contracts  and/or  jet fuel  purchase  commitments  to provide  some  short-term protection  (generally three to six months) against a sharp increase in jet fuel prices.  Depending upon the hedging method employed,  Continental's strategy may limit its ability to benefit  from  declines  in fuel  prices.  Continental  has hedged approximately 80% of its fuel requirements for the second quarter of 2003 with petroleum call options at approximately $33 per barrel. Continental has not hedged its fuel requirements  beyond the end of the second quarter of 2003. If a future fuel supply shortage were to arise from OPEC production  curtailments,  a disruption  of oil imports,  the  continued  military  action in Iraq,  post war unrest in that country, other conflicts in the Middle East, or otherwise, higher fuel prices or further  reduction of scheduled  airline  service  could  result.
Significant  changes  in  fuel  costs  would  materially  affect   Continental's
operating results.

  LABOR COSTS IMPACT CONTINENTAL'S RESULTS OF OPERATIONS

     Labor costs  constitute a  significant  percentage of  Continental's  total operating  costs.  Continental's  mechanics,  represented  by the  International
Brotherhood  of  Teamsters,  ratified  a  new  four-year  collective  bargaining agreement in December  2002.  The  mechanics  agreement  makes an  adjustment to current pay and  recognizes  current  industry  conditions  with a provision  to re-open negotiations regarding wages, pension and health insurance provisions in
January 2004. Work rules and other contract items are established  through 2006.
Collective  bargaining agreements between Continental and its pilots and between
ExpressJet  and its pilots (both of whom are  represented by the Air Line Pilots
Association)  became  amendable in October 2002. After being deferred due to the economic  uncertainty  following  the  September  11,  2001  terrorist  attacks,
negotiations  recommenced  in  September  2002  and  are  continuing.   Although
Continental  may incur  increased labor costs in connection with the negotiation of the  pilot  collective  bargaining  agreements,  the labor  cost  uncertainty associated with recent major hub-and-spoke carrier bankruptcies makes predicting the  outcome of  negotiations  more  difficult.  US  Airways  Group,  Inc.  ("US
Airways") and United Air Lines,  Inc.  ("United") have  significantly  decreased their labor costs during their bankruptcy cases, and United may further decrease them and may emerge from  bankruptcy with  significantly  lower labor costs than
Continental's.  Delta and Northwest  Airlines have each recently  announced that they are seeking to  decrease  their labor  costs  significantly,  and  American
Airlines,  Inc.  ("American  Airlines") has recently agreed with its major labor groups on labor cost reductions, although two of the labor groups have announced that  they  intend  to call a new vote  regarding  these  recently  agreed  cost reductions.  In addition,  Northwest Airlines has publicly  acknowledged that it may file for bankruptcy unless it renegotiates its outstanding labor agreements.
Although  Continental enjoys generally good relations with its employees,  there can be no assurance that Continental  will not experience  labor  disruptions in the future.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  THE AIRLINE INDUSTRY IS HIGHLY COMPETITIVE

     The  airline  industry  is  highly  competitive  and  susceptible  to price discounting.  Carriers use discount fares to stimulate traffic during periods of slack  demand,  to generate  cash flow and to  increase  market  share.  Some of
Continental's  competitors have  substantially  greater  financial  resources or lower cost structures  than  Continental,  or both. In recent years,  the market share held by low cost carriers has increased significantly.

     Airline profit levels are highly  sensitive to changes in fuel costs,  fare levels and passenger demand. Passenger demand and fare levels are influenced by, among other things, the state of the global economy,  domestic and international events,  airline  capacity and pricing actions taken by carriers.  The weak U.S.
economy,  turbulent  international  events and extensive  price  discounting  by carriers  contributed  to  unprecedented  losses for U.S.  airlines from 1990 to
1993. Since September 11, 2001, these same factors, together with the effects of the terrorist  attacks and the war in Iraq, have resulted in dramatic losses for
Continental and the airline industry generally.  Continental cannot predict when conditions will improve.  US Airways,  United and several small competitors have filed for bankruptcy protection,  although US Airways emerged from bankruptcy on
March 31, 2003.  Other  carriers,  including  American  Airlines  and  Northwest
Airlines, could follow. These carriers could operate under bankruptcy protection in a manner  that  would be  adverse  to  Continental,  and  could  emerge  from bankruptcy as more vigorous competitors with substantially lower costs.

     In recent  years,  the major U.S.  airlines  have sought to form  marketing alliances  with other U.S. and foreign air carriers.  Such  alliances  generally provide for codesharing,  frequent flyer reciprocity,  coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing  activities.  Such  arrangements  permit an airline to market  flights operated by other alliance members as its own. This increases the  destinations, connections and frequencies offered by the airline, which provide an opportunity to  increase  traffic on its  segment of flights  connecting  with its  alliance partners.  Continental's  alliance with Northwest  Airlines and its new alliance with  Delta and  Northwest  Airlines  are  examples  of such  arrangements,  and
Continental has existing alliances with numerous other air carriers. Other major
U.S.   airlines  have  alliances  or  planned   alliances  more  extensive  than
Continental's.  Continental  cannot  predict  the  extent  to  which  it will be disadvantaged by competing alliances.

     Since its  deregulation  in 1978, the U.S.  airline  industry has undergone substantial  consolidation,  and  it may in  the  future  experience  additional
consolidation.   Continental  routinely  monitors  changes  in  the  competitive landscape  and engages in  analysis  and  discussions  regarding  its  strategic position, including alliances and business combination transactions. Continental has had,  and  expects to  continue  to have,  discussions  with  third  parties regarding  strategic  alternatives.  The impact of any consolidation  within the
U.S. airline industry cannot be predicted at this time.

  THE AVIATION  SECURITY ACT WILL IMPOSE  ADDITIONAL  COSTS AND MAY CAUSE SEVERE
  DISRUPTIONS

     In  November  2001,  the  President   signed  into  law  the  Aviation  and
Transportation  Security Act (the "Aviation Security Act"). This law federalized
substantially   all  aspects  of  civil  aviation   security,   creating  a  new
Transportation  Security  Administration  under the Department of Transportation
(the "TSA").  Among other things,  the law required that all checked  baggage be screened by explosive  detection  systems by December 31, 2002 (although  during the  implementation  phase,  other  permitted  methods  of  screening  are being utilized and federal law permits  individual  airports to request  extensions of such deadline).  At some airports,  the TSA has provided for temporary  security measures which are less than optimal.  Implementation of the requirements of the
Aviation  Security Act has resulted in increased costs for the airline  industry and may result in  additional  costs,  delays  and  disruptions  in air  travel, although pursuant a supplemental  appropriations bill approved by both houses of
Congress and signed by the President in April 2003,  some of these costs will be reimbursed by the U.S. government. See "The Company--Outlook".

  CONTINENTAL'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

     As evidenced by the enactment of the Aviation  Security  Act,  airlines are subject to extensive regulatory and legal compliance requirements that result in significant  costs.  The FAA  from  time to time  issues  directives  and  other regulations  relating to the  maintenance and operation of aircraft that require significant  expenditures.  Some FAA  requirements  cover,  among other  things, retirement of older aircraft,  security measures,  collision  avoidance systems, airborne windshear  avoidance systems,  noise abatement and other  environmental concerns,  commuter  aircraft  safety and increased  inspections and maintenance procedures to be conducted on older  aircraft.  Continental  expects to continue incurring expenses to comply with the FAA's regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce  revenue.  Additionally,  because of  significantly  higher security and other costs  incurred by airports  since  September  11, 2001,  and because  reduced  landing weights since September 11, 2001 have reduced the fees airlines pay to airports, many airports are significantly increasing their rates and charges to air  carriers,  including  to  Continental.  Restrictions  on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed.  The ability of U.S. carriers to operate  international routes is subject to change because the applicable  arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect it.

  CONTINENTAL'S  OPERATIONS ARE AFFECTED BY THE SEASONALITY  ASSOCIATED WITH THE
  AIRLINE INDUSTRY

     Due to greater demand for air travel during the summer  months,  revenue in the airline  industry in the second and third  quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S.
air  carriers.  Continental's  results  of  operations  generally  reflect  this seasonality,  but have also been impacted by numerous other factors that are not necessarily seasonal,  including the extent and nature of competition from other airlines, fare actions, excise and similar taxes, security fees, changing levels of  operations,  fuel  prices,  weather,  air traffic  control  delays,  foreign currency exchange rates and general economic conditions.

RISK FACTORS RELATING TO THE NOTES AND THE EXCHANGE OFFER

  CONSEQUENCES OF FAILURE TO EXCHANGE

     If you fail to deliver the proper  documentation to the Exchange Agent in a timely fashion, your tender of Old Notes will be rejected. The New Notes will be issued in exchange for the Old Notes only after  timely  receipt by the Exchange
Agent of the Old Notes, a properly  completed and executed Letter of Transmittal
(or an Agent's Message in lieu thereof) and all other required documentation. If you wish to tender your Old Notes in exchange  for New Notes,  you should  allow sufficient  time to ensure  timely  delivery.  None of the Exchange  Agent,  the
Trustee  or  Continental  is  under  any  duty  to  give  holders  of Old  Notes notification of defects or  irregularities  with respect to tenders of Old Notes for exchange.

     If you do not  exchange  your  Old  Notes  for New  Notes  pursuant  to the
Exchange Offer,  or if your tender of Old Notes is not accepted,  your Old Notes will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, you may not offer or sell Old Notes unless they are  registered  under the  Securities  Act,  except  pursuant to an exemption  from,  or in a  transaction  not subject to, the  Securities  Act and applicable state securities laws. Continental does not currently anticipate that it will register the Old Notes under the Securities  Act. To the extent that Old
Notes are tendered and accepted in the Exchange  Offer,  the trading  market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  APPRAISAL AND REALIZABLE VALUE OF COLLATERAL

     Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting  firm  ("SH&E"),  has  prepared an  appraisal  of the spare parts included in the Collateral as of December 25, 2002. A letter,  dated January 24,
2003,  summarizing  such appraisal is annexed to this Prospectus as Appendix II.
The  appraisal is subject to a number of  assumptions  and  limitations  and was prepared based on certain specified  methodologies.  In preparing its appraisal,
SH&E  conducted only a limited physical  inspection of certain  locations at which  Continental  maintains the spare parts.  An appraisal  that is subject to other assumptions and limitations and based on other methodologies may result in valuations  that are  materially  different  from those  contained in SH&E's appraisal. See "Description of the Appraisal".

     Continental is required to provide to the Policy Provider and the Trustee a semiannual  appraisal  of the  Collateral.  If  any  such  subsequent  appraisal indicates that the loan to Collateral value is greater than 45%,  Continental is required to provide  additional  collateral or to reduce the principal amount of
Notes  outstanding so that the loan to Collateral value is not greater than 45%.
Continental  deposited $13,056,950 as Cash Collateral at the initial issuance of the Old Notes so that the initial loan to Collateral value would not exceed 45%, based on the appraisal  determined as of August 25, 2002. The loan to Collateral value,  determined  using the appraisal as of December 25, 2002, would have been
45.8%,  without  giving effect to such deposit of Cash  Collateral.  Continental expects  to  satisfy  the 45%  requirement  at the time the  next  appraisal  is required  based  upon its  projected  purchases  of spare  parts,  in which case
Continental  will be entitled  to withdraw  such Cash  Collateral.  However,  no assurance  can be  given  that  such  45%  requirement  will be  satisfied.  See
"Description of the Notes--Collateral".

     An  appraisal  is only an estimate  of value.  An  appraisal  should not be relied upon as a measure of realizable  value. The proceeds realized upon a sale of any  Collateral  may be less  than  its  appraised  value.  The  value of the
Collateral if remedies are exercised  under the Indenture  will depend on market and economic conditions,  the supply of similar spare parts, the availability of buyers,  the condition of the Collateral and other factors.  In addition,  since
spare  parts  are  regularly  used,  refurbished,   purchased,  transferred  and
discarded  in the  ordinary  course of  business,  the  quantity  of spare parts included  in the  Collateral  and their  appraised  value will change over time.
Accordingly,  Continental  cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the  Notes.  If a Policy  Provider  Default  occurs  and such  proceeds  are not sufficient  to repay all such  amounts  due on the Notes,  then  holders (to the extent not repaid from the proceeds of the sale of  Collateral)  would have only unsecured claims against Continental and the Policy Provider.

     As  discussed  under "Risk  Factors  Relating to the Airline  Industry--The
Airline Industry is Highly  Competitive",  since September 11, 2001, the airline industry has suffered substantial losses. Two major air carriers, US Airways and
United, have filed for bankruptcy  protection,  although US Airways emerged from bankruptcy on March 31, 2003. Northwest Airlines has publicly  acknowledged that it may  file  for  bankruptcy  unless  it  renegotiates  its  outstanding  labor agreements,  and other  airlines  may file for  bankruptcy  protection  as well.
Moreover,  recent  reports have  suggested the  possibility  of  liquidation  by
United. In response to adverse market conditions, many air carriers have reduced the  number of  aircraft  in  operation,  and there may be  further  reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft  of the same  models as the models of aircraft on which the spare parts included in the Collateral may be installed or used could  adversely  affect the value of the Collateral.

  CONTROL OVER AMENDMENTS, WAIVERS AND SALE OF COLLATERAL

     The "Controlling  Party" will direct the Trustee in taking action under the
Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers  thereunder,  except for certain provisions that cannot be amended or waived  without  the  consent of each  Noteholder  affected thereby.  If an Event of Default is  continuing,  the  "Controlling  Party" will direct the Trustee in exercising remedies under the Indenture and the Collateral
Agreements,  including  accelerating  the Notes or  foreclosing  the lien on the
Collateral securing the Notes. See "Description of the Notes--Remedies".

     The Controlling Party will be:

     o    The Policy  Provider or, if a Policy  Provider  Default is continuing, the holders of more than 50% in aggregate  unpaid  principal amount of the Notes then outstanding.

     o    Under certain circumstances, the Liquidity Provider.

  MAXIMUM INTEREST RATE IF CONTINENTAL DEFAULTS

     If  Continental  fails to pay  accrued  interest on the Notes when due on a
Distribution  Date and fails to cure such nonpayment,  the interest rate for the interest due on such Distribution Date will be subject to a maximum equal to the
Capped Interest Rate. If Continental  cures such  nonpayment,  such maximum rate will not apply.  However, the amounts available under the Liquidity Facility and the Policy for the payment of accrued  interest  are limited by the same maximum rate.  Accordingly,  if Continental fails to make a payment of interest when due and the interest rate then  applicable  exceeds the Capped  Interest  Rate,  the amount that the Trustee may draw under the Liquidity Facility and Policy (or, if applicable, withdraw from the Cash Collateral Account) to make such payment will be calculated at the Capped  Interest Rate. If Continental  subsequently  cures,
Continental  will be obligated to pay the accrued  interest  calculated  without regard to such maximum rate. If Continental  fails to cure, the Noteholders will not have a claim for  interest  due on such  Distribution  Date above the amount calculated at the Capped Interest Rate.

  CERTAIN LIMITATIONS WITH RESPECT TO THE COLLATERAL

     The  Notes  are  secured  by  a  lien  on  the  Pledged  Spare  Parts.  See
"Description of the  Notes--Collateral".  However,  the lien will not apply to a spare  part for as long as it is  installed  on or being  used in any  aircraft, engine or other spare part so installed or being used. In addition,  since spare parts are regularly used, refurbished,  purchased,  transferred and discarded in the  ordinary  course of  Continental's  business,  the  quantity of spare parts included in the Collateral and their appraised value will change over time.

     Continental  is  required  to keep  the  Pledged  Spare  Parts  at  certain
Designated  Locations,  subject to certain  exceptions.  See "Description of the
Notes--Collateral--Designated  Locations".  The lien of the Notes will not apply to any spare part not located at a Designated Location.

     Upon initial issuance of the Old Notes,  Continental made a cash collateral deposit  with the  Security  Agent of  $13,056,950  so that the initial  loan to
Collateral  value would not exceed 45%. In addition,  Continental is required to provide to the Policy  Provider  and the Trustee a  semiannual  appraisal of the
Collateral.  If any  such  subsequent  appraisal  indicates  that  the  loan  to
Collateral  value is  greater  than 45%,  Continental  is  required  to  provide additional  collateral or to reduce the principal amount of Notes outstanding so that the loan to  Collateral  value is not greater than 45%. In order to satisfy this  requirement,  Continental  may grant a lien on additional  Qualified Spare
Parts, cash or certain investment securities. In addition, Continental may grant a lien on other  collateral,  provided that the Policy  Provider agrees and each
Rating  Agency  confirms  that the use of such  additional  collateral  will not result in a reduction of the rating of the Notes below the then  current  rating for the Notes  (determined  without  regard to the  Policy) or a  withdrawal  or
suspension   of   the   rating   of  the   Notes.   See   "Description   of  the
Notes--Collateral".  Section 1110 of the U.S.  Bankruptcy  Code,  which provides special  rights to  holders of liens with  respect  to  certain  equipment  (see
"Description  of the  Notes--Remedies"),  would  apply  to any  such  additional
Qualified  Spare  Parts  but  would  not  apply to any such  cash or  investment securities.  In addition,  Section 1110 may not apply to such other  collateral, depending on the circumstances.

  LIMITED ABILITY TO RESELL THE NOTES

     Prior to the Exchange Offer, there has been no public market for the Notes.
Continental  does not intend to apply for  listing of the Notes on any  national securities  exchange or otherwise.  Morgan Stanley & Co.  Incorporated  (the
"Initial  Purchaser")  has  previously  made a  market  in  the  Old  Notes  and
Continental has been advised by the Initial  Purchaser that it presently intends to make a  market  in the  New  Notes,  as  permitted  by  applicable  laws  and regulations,  after consummation of the Exchange Offer. The Initial Purchaser is not obligated,  however, to make a market in the Old Notes or the New Notes, and any such  market-making  activity may be discontinued at any time without notice at the sole discretion of the Initial Purchaser. There can be no assurance as to the  liquidity  of the public  market  for the Notes or that any  active  public market for the Notes will develop or continue.  If an active  public market does develop,  it might not continue or it might not be sufficiently  liquid to allow you to resell any of your Notes.

RISK FACTORS RELATING TO THE POLICY PROVIDER

  IF THE FINANCIAL CONDITION OF THE POLICY PROVIDER DECLINES,  THE RATING OF THE
  NOTES MAY DECLINE

     The Aaa  rating  by  Moody's  of the  Notes  is  based,  primarily,  on the existence of the Policy that insures the complete and timely payment of interest relating  to the  Notes  on  each  Interest  Payment  Date  and the  payment  of outstanding  principal  no later  than  the  Final  Legal  Maturity  Date.  MBIA
Insurance Corporation, the Policy Provider, has issued the Policy. If the Policy
Provider's financial condition declines or if it becomes insolvent,  the Trustee may be unable to recover the full amount due under the Policy. In addition, such a decline or insolvency could lead Moody's to downgrade the ratings of the Notes because of a concern that the Policy  Provider may be unable to make payments to the holders of the Notes  under the Policy.  For  information  on the  financial
information   generally   available   relating  to  the  Policy  Provider,   see
"Description  of the Policy  Provider"  and  "Description  of the Policy and the
Policy Provider Agreement--The Policy".

  POLICY PROTECTION IS LIMITED

     Although  the  Trustee  may make  drawings  under the Policy  for  interest payments on each Interest  Payment  Date,  the Trustee may not make drawings for principal payments until the Final Legal Maturity Date except in certain limited circumstances.  This limits the  protection  afforded to holders of Notes by the
Policy.

                                 USE OF PROCEEDS

     There will be no cash proceeds  payable to Continental from the issuance of the New Notes pursuant to the Exchange Offer.  The proceeds from the sale of the
Old Notes were used by Continental for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our  "earnings" to our "fixed  charges" for each of the years
1998 through 2002 and for the three months ended March 31, 2003 were:

        THREE MONTHS ENDED
          MARCH 31, 2003                      YEAR ENDED DECEMBER 31,
        ------------------     ------------------------------------------------
                                  2002      2001     2000     1999      1998
                                  ----      ----     ----     ----      ----
              --(1)               --(1)    --(1)     1.51     1.80      1.93

----------

(1)  For the three months ended March 31, 2003 and the years ended  December 31,
     2002 and 2001,  earnings  were  inadequate  to cover fixed  charges and the coverage  deficiency  was $307  million,  $616  million  and $143  million, respectively.

     For purposes of the ratios, "earnings" means the sum of:

     o    our pre-tax income (loss); and

     o    our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

     o    the interest we pay on borrowed  funds;

     o    the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

     o    that portion of rentals  considered to be  representative  of interest expense.

                                   THE COMPANY

     Continental  Airlines,  Inc.  ("Continental"  or the  "Company") is a major
United States air carrier  engaged in the business of  transporting  passengers,
0cargo and mail.  Continental  is the fifth largest  United  States  airline (as measured by the number of scheduled miles flown by revenue passengers,  known as revenue  passenger miles, in 2002) and,  together with its indirect  53.1%-owned subsidiary,  ExpressJet  Airlines,  Inc.  (operating as Continental  Express and referred to in this Prospectus as "ExpressJet") and its wholly owned subsidiary,
Continental Micronesia, Inc. ("CMI"), served 225 airports worldwide at March 31,
2003.  As  of  March  31,  2003,   Continental  flew  to  130  domestic  and  95
international  destinations and offered  additional  connecting  service through alliances with domestic and foreign  carriers.  Continental  directly  served 16
European cities,  seven South American cities,  Tel Aviv, Hong Kong and Tokyo as of March 31,  2003,  and is one of the  leading  airlines  providing  service to
Mexico and Central America,  serving 28 cities, more destinations than any other
United States airline.  Through its Guam hub, CMI provides  extensive service in the western  Pacific,  including  service to more Japanese cities than any other
United States carrier. The Company's executive offices are located at 1600 Smith
Street, Houston, Texas 77002. The Company's telephone number is (713) 324-2950.

DOMESTIC OPERATIONS

     Continental  operates its domestic route system primarily  through its hubs in the New  York  metropolitan  area at  Newark  Liberty  International  Airport
("Liberty  International"  or  "Newark"),  in  Houston,  Texas  at  George  Bush
Intercontinental   Airport  ("Bush   Intercontinental"   or  "Houston")  and  in
Cleveland,  Ohio at Hopkins  International  Airport  ("Hopkins  International").
Continental's  hub  system  allows it to  transport  passengers  between a large number of destinations  with  substantially  more frequent  service than if each route were  served  directly.  The hub system  also  allows  Continental  to add service to a new  destination  from a large number of cities using only one or a limited number of aircraft.  As of March 31, 2003,  Continental  operated 67% of the average daily jet departures from Liberty International,  84% of the average daily jet departures  from Bush  Intercontinental,  and 67% of the average daily jet  departures  from Hopkins  International  (in each case  including  regional jets).  Each of  Continental's  domestic hubs is located in a large business and population  center,  contributing  to a high volume of "origin and  destination"
traffic.

EXPRESSJET

     Continental's  mainline  jet service at each of its  domestic hub cities is coordinated with  ExpressJet,  which operates  new-generation  regional jets. In
April 2002, ExpressJet Holdings,  Inc.  ("Holdings"),  Continental's then wholly owned subsidiary and the sole stockholder of ExpressJet,  sold 10 million shares of its common stock in an initial  public  offering and used the net proceeds to repay $147 million of ExpressJet's  indebtedness  to  Continental.  In addition,
Continental  sold 20  million  of its  shares of  Holdings  common  stock in the offering for net proceeds of $300  million.  In  connection  with the  offering,
Continental's  ownership  of  Holdings  fell  to  53.1%.  Continental  does  not currently intend to remain a stockholder of Holdings over the long term. Subject to market conditions,  Continental  expects to sell or otherwise dispose of some or all of its shares of Holdings common stock in the future.

     Effective  January 1, 2001,  Continental  entered into a capacity  purchase agreement with ExpressJet pursuant to which Continental  currently purchases all of  ExpressJet's  available  seat  miles  for  a  negotiated  price.  Under  the
agreement,   ExpressJet   has  the  right  through   December  31,  2006  to  be
Continental's  sole  provider of regional jet service from  Continental's  hubs.
Continental is responsible for all scheduling,  pricing and seat  inventories of
ExpressJet's  flights  and is  entitled  to all  revenue  associated  with those flights.  Continental  pays ExpressJet based on scheduled block hours (the hours from  departure gate to arrival gate) in accordance  with a formula  designed to provide  ExpressJet with an operating margin of approximately  10% before taking
into  account   variations  in  some  costs  and  expenses  that  are  generally controllable by ExpressJet.  ExpressJet's  overall operating margin was 13.6% in
2002.  Continental assumes the risk of revenue volatility  associated with fares and passenger traffic, price volatility for specified expense items such as fuel and  the  cost of all  distribution  and  revenue-related  costs.  The  capacity purchase agreement replaced Continental's prior revenue-sharing arrangement.

     As of March 31, 2003,  ExpressJet  served 97  destinations  in the U.S., 13 cities in Mexico and five cities in Canada.  Since December  2002,  ExpressJet's fleet  has been  comprised  entirely  of  regional  jets.  Continental  believes
ExpressJet's  regional  jet  service  complements  Continental's  operations  by carrying  traffic that  connects onto  Continental's  mainline jets and allowing more frequent flights to smaller cities than could be provided economically with larger jet  aircraft.  Continental  believes  that  ExpressJet's  regional  jets provide  greater  comfort and enjoy better  customer  acceptance  than turboprop aircraft.  The regional jets also allow  ExpressJet to serve certain routes that cannot be served by  turboprop  aircraft.  Additional  commuter  feed traffic is currently provided to Continental by other codesharing partners.

DOMESTIC CARRIER ALLIANCES

     Continental has entered into alliance  agreements,  which are also referred to as codeshare  agreements  or  cooperative  marketing  agreements,  with other carriers.  These  relationships may include (a) codesharing (one carrier placing its name and flight number, or "code", on flights operated by the other carrier)
and (b) reciprocal  frequent  flyer program  participation,  reciprocal  airport lounge  access  and  other  joint  activities  (such  as  seamless  check-in  at airports). Some relationships may include other cooperative undertakings such as joint purchasing, joint corporate sale contracts,  airport handling,  facilities sharing or joint technology development.

     Continental has a long-term global alliance with Northwest  Airlines,  Inc.
("Northwest  Airlines") through 2025,  subject to earlier  termination by either carrier in the event of certain changes in control of either Northwest  Airlines or  Continental.  The alliance with Northwest  provides for each carrier placing its code on a large number of the flights of the other,  reciprocity of frequent flyer programs and airport lounge access, and other joint marketing  activities.
Northwest  Airlines  and  Continental  also  have  joint  contracts  with  major corporations  and travel agents  designed to create access to a broader  product line encompassing the route systems of both carriers.

     Continental  also  has  domestic  codesharing  agreements  with  Gulfstream
International Airlines,  Inc., Mesaba Aviation,  Inc., Hawaiian Airlines,  Inc.,
Alaska Airlines,  Inc.,  Horizon Airlines,  Inc.,  Champlain  Enterprises,  Inc.
(CommutAir),  Hyannis Air Service,  Inc. (Cape Air) and American Eagle Airlines,
Inc. In 2002,  Continental  introduced the first train-to-plane  alliance in the
United States with Amtrak.

     In response to the  dramatic  changes  occurring  in the airline  industry, including a marketing alliance between United and US Airways, Continental signed a marketing  agreement with Northwest  Airlines and Delta Air Lines ("Delta") in
August 2002 to permit it to compete  more  effectively  with other  carriers and alliance  groups.  As with the alliance with Northwest  Airlines,  this alliance involves codesharing,  reciprocal frequent flyer benefits and reciprocal airport lounge  privileges.  Implementation  of this  marketing  alliance is planned for
Summer 2003, subject to satisfaction of certain conditions.

INTERNATIONAL OPERATIONS

     Continental directly serves destinations throughout Europe, Canada, Mexico,
Central and South America and the  Caribbean as well as Tel Aviv,  Hong Kong and
Tokyo.  Continental also provides service to numerous other destinations through codesharing arrangements with other carriers and has extensive operations in the western  Pacific  conducted  by CMI. As measured by 2002  available  seat miles, approximately 39% of Continental's mainline jet operations,  including CMI, were dedicated to international traffic.

     Continental's New York/Newark hub is a significant  international  gateway.
From Liberty International,  at March 31, 2003 Continental and ExpressJet served
16 European  cities,  five  Canadian  cities,  six Mexican  cities,  six Central
American cities,  four South American  cities,  14 Caribbean  destinations,  Tel
Aviv,  Hong Kong (though  service  between Hong Kong and Newark was suspended in
April 2003) and Tokyo.

     Continental's  Houston  hub is the focus of its  operations  in Mexico  and
Central America. As of March 31, 2003, Continental and ExpressJet flew from Bush
Intercontinental to 20 cities in Mexico,  every country in Central America,  six cities in South  America,  three cities in Canada,  three cities in Europe,  two
Caribbean destinations and Tokyo.

     From  Continental's  Cleveland  hub,  Continental  and  ExpressJet  flew to
Montreal,  Toronto,  London, Cancun, Mexico, Nassau and San Juan, Puerto Rico as
of March 31, 2003.

   CONTINENTAL MICRONESIA

     From its hub operations  based on the island of Guam, as of March 31, 2003,
CMI provided service to eight cities in Japan, more than any other United States carrier,  as well as other  Pacific  Rim  destinations,  including  Taiwan,  the
Philippines, Hong Kong, Australia and Indonesia.

     CMI is the  principal  air  carrier in the  Micronesian  Islands,  where it pioneered  scheduled  air service in 1968.  CMI's route  system is linked to the
United States market  through Hong Kong,  Tokyo and Honolulu,  each of which CMI serves  non-stop  from Guam.  CMI and  Continental  also  maintain a codesharing agreement and coordinate  schedules on certain flights from the United States to
Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

   FOREIGN CARRIER ALLIANCES

     Continental  seeks to develop  international  alliance  relationships  that complement  Continental's  own route system and permit expanded  service through its hubs to major  international  destinations.  International  alliances assist
Continental in the development of its route structure by enabling Continental to offer more frequencies in a market,  provide passengers  connecting service from
Continental's  international  flights to other  destinations  beyond an alliance partner's  hub,  and expand the  product  line that  Continental  may offer in a foreign destination.

     In October  2001,  Continental  announced  that it had signed a cooperative marketing  agreement  with  KLM  Royal  Dutch  Airlines  ("KLM")  that  includes extensive  codesharing and reciprocal  frequent flyer program  participation and airport lounge access. In January 2002,  Continental placed its code on selected flights  operated  by KLM and KLM  Cityhopper  from  Amsterdam  to more  than 40 destinations  in Europe,  Africa and the Middle East, and KLM placed its code on selected  flights to U.S.  destinations  operated by Continental  beyond its New
York and Houston hubs. In addition,  members of each  carrier's  frequent  flyer program are able to earn mileage  anywhere on the other's  global route network, as well as the global network of Northwest Airlines. The agreement terminates in
May 2003, unless extended by the parties.

     Continental also currently has  international  codesharing  agreements with
Air Europa,  Air China,  EVA Airways  Corporation  (an airline based in Taiwan),
British  European,  Virgin Atlantic Airways  ("Virgin") and Compania Panamena de
Aviacion,  S.A. ("Copa").  Continental owns 49% of the common equity of Copa. In
February 2003,  Continental  launched an air/rail  codeshare  agreement with the
French high speed rail provider SNCF TGV.

OUTLOOK

     The current U.S. domestic airline environment is the worst in Continental's history, and may deteriorate further if hostilities in the Middle East continue.
Prior to September  2001,  Continental  was  profitable,  although many U.S. air carriers were losing money and Continental's  profitability  was declining.  The terrorist  attacks of September  11, 2001 and the war in Iraq have  dramatically worsened the  difficult  financial  environment  and  presented  new and greater challenges  for the  airline  industry.  Since the  terrorist  attacks,  several airlines,  including United and US Airways, have filed for bankruptcy,  although
US Airways  emerged from  bankruptcy on March 31, 2003.  Northwest  Airlines has publicly acknowledged that it may file for bankruptcy unless it renegotiates its outstanding  labor  agreements,  and  other  airlines  may file  for  bankruptcy protection  as  well.  Although  Continental  has been  able to  raise  capital, downsize its operations and reduce its expenses  significantly,  Continental has reported  significant losses since the terrorist attacks,  and current trends in the airline  industry  make it likely  that  Continental  will  continue to post significant losses for the foreseeable future. The revenue environment continues to be weak in light of changing  pricing models,  excess capacity in the market, reduced corporate travel spending and other issues. In addition,  until recently fuel prices had  significantly  escalated  due to the war in Iraq and  political tensions in Venezuela and Nigeria.  Absent adverse factors outside Continental's control such as those described herein,  Continental believes that its liquidity and access to cash will be  sufficient  to fund its current  operations  through
2003 (and beyond if  Continental  is successful in  implementing  its previously announced  revenue-generating and cost cutting measures).  However,  Continental believes that the economic  environment must improve for Continental to continue to operate at its current size and expense  level beyond that time.  Continental may find it necessary  to further  downsize its  operations,  ground  additional aircraft  and further  reduce its  expenses.  Continental  anticipates  that its previously  announced  capacity and cost reductions,  together with the capacity reductions  announced by other carriers and capacity  reductions that could come from  restructurings  within the industry,  should result in a better  financial environment by the end of 2003,  absent adverse  factors  outside  Continental's control such as a further  economic  recession,  additional  terrorist  attacks, continued  military action in Iraq or another conflict elsewhere in the world, a significant spread of Severe Acute Respiratory  Syndrome,  or "SARS",  decreased consumer demand or sustained high fuel prices.  However,  Continental expects to incur a significant  loss for the full year in 2003,  regardless of such adverse factors.

     Due in part to the lack of predictability  of future traffic,  business mix and yields,  Continental is currently unable to estimate the long-term effect on it of the events of September 11, 2001,  or the impact of any further  terrorist attacks or the  military  action in Iraq.  However,  given the  magnitude of the unprecedented events of September 11, 2001 and their continuing  aftermath,  the adverse  impact to  Continental's  financial  condition,  results of operations, liquidity and prospects may continue to be material, and Continental's financial resources might not be sufficient to absorb it or that of any further  terrorist attacks or continued military action in Iraq.

     Among the many factors that threaten  Continental and the airline  industry generally  are  the  following:

     o    A  weak  global  and  domestic  economy  has  significantly  decreased
          Continental's revenue. Business traffic, Continental's most profitable source of  revenue,  and  yields  are down  significantly,  as well as leisure traffic and yields.  Several of Continental's  competitors are significantly changing all or a portion of their pricing structures in a manner that is revenue dilutive to Continental. Although Continental has been  successful in  decreasing  its unit cost as its unit revenue has declined, Continental currently expects its net cash flows for the second quarter of 2003, excluding amounts expected to be received from the U.S.  government  discussed in the third bullet point below, to be slightly  negative at  approximately  $0.5 million per day,  including
          required  debt  payments  and  capital   expenditures.   In  addition,
          Continental  expects to incur  significant  losses in that quarter and for the full year 2003.

     o    Continental  believes that reduced demand persists not only because of the weak economy,  but also because of some customers'  concerns about further terrorist attacks and reprisals. The war in Iraq significantly reduced  Continental's  bookings  and lowered  passenger  traffic.  In addition,  the  spread of SARS in China  and  elsewhere  has  caused a further  decline in passenger  traffic,  particularly to Hong Kong and certain other cities in Asia that  Continental  serves.  Both of these events have  disproportionately  affected Continental's  international passenger traffic. Continental has responded to the reduced actual and anticipated  demand by  announcing  temporary  capacity  reductions on
          certain   trans-Atlantic  and  trans-Pacific   routes  (including  the
          suspension  of its  flights  between  Hong  Kong  and  Newark)  and by reducing  its summer  schedule.  Continental  believes  that demand is further  weakened  by  customer  dissatisfaction  with the hassles and delays of heightened airport security and screening procedures.

     o    Fuel costs rose  significantly  at the end of 2002 and until  recently have been at  historically  high levels.  Even though  Continental has hedged  approximately  80% of its  fuel  requirements  for the  second quarter  of 2003,  the  continued  military  action in Iraq,  post war unrest in that country,  other conflicts in the Middle East, political events  in  Venezuela  or  Nigeria,  or  significant  events  in other oil-producing  nations could cause fuel prices to increase further and may impact the  availability  of fuel.  Based on gallons  consumed  in
          2002,  for  every  one  dollar  increase  in the  price of crude  oil,
          Continental's  annual fuel expense would be approximately  $40 million higher.

     o    The terrorist  attacks of 2001 have caused  security costs to increase significantly, many of which have been passed on to airlines. Security costs are likely to continue rising for the foreseeable future. In the current  environment of lower consumer demand and discounted  pricing,

          these costs cannot  effectively  be passed on to customers.  Insurance costs have also risen sharply,  in part due to greater perceived risks and in part due to the reduced  availability  of  insurance  coverage.
          Continental  must  absorb  these  additional  expenses  in the current pricing environment. Under a supplemental appropriations bill approved by both houses of Congress and signed by the  President in April 2003,
          Continental  and other U.S.  carriers will be  reimbursed  for certain security fees paid or collected by such carriers and  compensated  for other  security  related costs.  Although  Continental is still in the process of estimating  the amount of  reimbursement  and  compensation that  it will  receive,  Continental  believes  that it will be in the range of $175 million to $200 million.

     o    Although  Continental  reduced  some of its costs during the last year and continues to implement  cost-cutting measures, its costs cannot be decreased as quickly as its revenue has declined.  In addition,  as is
          the  case  with  many  of  its  competitors,   Continental  is  highly
          leveraged, and has few assets that remain unpledged to support any new debt. Combined with reduced access to the capital markets,  themselves already  weakened by the state of the economy,  there is the potential for insufficient liquidity if current conditions continue unabated for a  sufficiently  long period of time.  Continental  had  approximately
          $1.18 billion of cash, cash equivalents and short-term  investments at
          March 31, 2003. Continental continues to hold 53.1% of the outstanding stock of  Holdings,  the  publicly  traded  parent of its regional jet subsidiary,  which  stock is not  pledged  to  creditors.  Continental intends to sell or otherwise dispose of some or all of its interest in
          Holdings, subject to market conditions.

     o    The  nature  of the  airline  industry  is  changing  dramatically  as
          business   travelers  change  their  spending  patterns  and  low-cost carriers continue to gain market share.  Continental has announced and is  implementing  plans to modify its product for the large segment of its  customers  who are not willing to pay for a premium  product,  to reduce costs and to generate additional  revenue.  Other carriers have announced  similar plans to create  lower-cost  products,  or to offer separate  low cost  products  (such as a low cost  "airline  within an airline").  In addition,  carriers  emerging from bankruptcy will have significantly reduced cost structures and operational flexibility that will allow them to compete more effectively.

     o    Current  conditions may cause  consolidation of the airline  industry, domestically and globally.  The extremity of current  conditions could result  in  a  reduction  of  some  of  the  regulatory  hurdles  that historically  have limited  consolidation.  Depending on the nature of the  consolidation,  Continental could benefit from it or be harmed by
          it.  Continental  continues  to monitor  developments  throughout  the industry and has entered into a marketing alliance  (implementation of which is subject to certain  conditions)  with Northwest  Airlines and
          Delta to permit  Continental  to compete more  effectively  with other carriers and alliance groups.

     o    Continental   is  engaged  in  labor   negotiations   with  the  union
          representing  its pilots.  Continental  cannot  predict the outcome of these  negotiations or the financial  impact on Continental of any new
          labor  contract  with  its  pilots.   Recent  significant   concession
          agreements  with labor  groups at US Airways  and United  have had the effect of lowering industry standard wages and benefits.  In addition,
          American  Airlines has recently  agreed with its major labor groups on labor cost reductions, although two of the labor groups have announced that they intend to call a new vote regarding  these  recently  agreed cost reductions. Continental's negotiations may be influenced by these and other labor cost developments.

     o    Continental has several noncontributory defined benefit plans covering substantially all of Continental's employees. As of December 31, 2002, these plans were underfunded by approximately $1.2 billion as measured
          by  SFAS  87,  "Employers  Accounting  for  Pensions".   Continental's
          contributions for the remainder of 2003 are expected to be $89 million as of March 31,  2003.  Absent any changes to the plans (which in most cases are subject to collective bargaining agreements with our unions)

          or a waiver of required  payments from the Internal  Revenue  Service,
          the   minimum   funding   requirement   in  2004  is  expected  to  be
          significantly greater than in 2003.

     o    At April 15, 2003, under the most  restrictive  provisions of a credit facility  agreement  with an  outstanding  balance of $165  million at
          March  31,  2003,  Continental  is  required  to  maintain  a  minimum unrestricted  cash balance of $600  million.  Also, a separate  credit facility agreement with an outstanding balance of $43 million at March
          31, 2003 requires, beginning in June 2003, Continental to maintain a 1 to 1  ratio  of  EBITDAR  (earnings  before  interest,  income  taxes, depreciation and aircraft rentals) to fixed charges,  which consist of interest expense,  aircraft rental expense, cash income taxes and cash dividends,  for the previous four quarters.  Continental believes that it will be able to meet both of these  covenants  for the remainder of
          2003.

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

     The  information  set  forth  in  this  section,  including  any  financial statements incorporated by reference herein, has been provided by MBIA Insurance
Corporation  ("MBIA" or the "Policy Provider") for inclusion in this Prospectus, and such  information has not been  independently  verified by Continental,  the
Initial  Purchaser,   the  Trustee  or  the  Liquidity  Provider.   Accordingly,
notwithstanding  anything  to the  contrary  herein,  none of  Continental,  the
Initial   Purchaser,   the  Trustee  or  the  Liquidity   Provider  assumes  any
responsibility  for  the  accuracy,   completeness,  or  applicability  of  such
information.

     MBIA is the principal  operating  subsidiary of MBIA Inc., a New York Stock
Exchange  listed  company  (the  "Parent  Company").  The Parent  Company is not
obligated to pay the debts of or claims  against MBIA.  MBIA is domiciled in the
State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia,  the Commonwealth of Puerto
Rico, the Commonwealth of the Northern  Mariana  Islands,  the Virgin Islands of
the United States and the Territory of Guam. MBIA has three branches, one in the
Republic of France,  one in the Republic of Singapore  and one in the Kingdom of
Spain.  New York has laws  prescribing  minimum capital  requirements,  limiting classes and concentrations of investments,  and requiring the approval of policy rates and forms.  State laws also  regulate the amount of both the aggregate and individual risks that may be insured,  the payment of dividends by MBIA, changes in control, and transactions among affiliates. Additionally, MBIA is required to maintain  contingency  reserves on its  liabilities  in certain  amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure  contained  herein,  or omitted herefrom,  other than with respect to the accuracy of the information  regarding the Policy  Provider  set forth  under the  heading  "Description  of the Policy
Provider" or  incorporated  by  reference  herein.  Additionally,  MBIA makes no representation  regarding  the Notes or the  advisability  of  investing  in the
Notes.

     The Policy is not covered by the Property/Casualty  Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

     The following  document  filed by the Parent Company with the Commission is incorporated  herein by reference:

     o    the  Parent  Company's  Annual  Report on Form 10-K for the year ended
          December 31, 2002.

     Any  documents  filed by the Parent  Company  pursuant to  Sections  13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this
Prospectus  and prior to the  termination of the offering of the New Notes shall be deemed to be  incorporated  by reference in this  Prospectus and to be a part hereof.  Any  statement  contained  in a document  incorporated  or deemed to be incorporated  by reference  herein,  or contained in this  Prospectus,  shall be deemed to be modified or  superseded  for  purposes  of this  Prospectus  to the extent  that a statement  contained  herein or in any other  subsequently  filed document  which  also is or is deemed to be  incorporated  by  reference  herein modifies  or  supersedes  such  statement.  Any such  statement  so  modified or superseded  shall  not be  deemed,  except  as so  modified  or  superseded,  to constitute a part of this Prospectus.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent  Company,  and its  subsidiaries as of December 31, 2002 and December
31, 2001 and for each of the three years in the period ended  December 31, 2002, prepared in accordance with generally accepted accounting  principles,  included in the  Annual  Report on Form 10-K of the  Parent  Company  for the year  ended
December 31, 2002 are hereby  incorporated by reference into this Prospectus and shall be deemed to be a part hereof.  All  financial  statements of MBIA and its subsidiaries  included  in  documents  filed by the Parent  Company  pursuant to
Section  13(a),  13(c),  14 or  15(d)  of the  Securities  Exchange  Act of 1934

subsequent to the date of this  Prospectus  and prior to the  termination of the offering of the New Notes shall be deemed to be  incorporated  by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents.

     The  Parent  Company  files  annual,   quarterly,   and  special   reports,
information  statements and other information with the Commission under File No.
1-9583.  Copies of the Commission filings (including the Parent Company's Annual
Report on Form 10-K for the year ended December 31, 2002) are available (i) over the  Internet  at the  Commission  web site at  HTTP://WWW.SEC.GOV;  (ii) at the
Commission's  public  reference  room in Washington  D.C.; and (iii) at no cost, upon request to MBIA Insurance  Corporation,  113 King Street,  Armonk, New York
10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial  information of MBIA determined in accordance  with statutory  accounting  practices  prescribed or permitted by
insurance   regulatory   authorities  ("SAP")  as  well  as  generally  accepted
accounting principles ("GAAP"):

                                                     SAP
                                  ------------------------------------------
                                  DECEMBER 31,                 DECEMBER 31,
                                      2002                         2001
                                  ------------------------------------------
                                   (AUDITED)                    (AUDITED)
                                                (IN MILLIONS)

Admitted Assets                       $9,212                      $8,545
Liabilities                            6,054                       5,688
Capital and Surplus                    3,158                       2,857

                                                     GAAP
                                  ------------------------------------------
                                  DECEMBER 31,                 DECEMBER 31,
                                      2002                         2001
                                  ------------------------------------------
                                   (AUDITED)                    (AUDITED)
                                                (IN MILLIONS)

Assets                               $10,588                      $9,460
Liabilities                            4,679                       4,234
Shareholders' Equity                   5,909                       5,226

FINANCIAL STRENGTH RATING OF MBIA

     Moody's rates the financial strength of MBIA "Aaa".

     The  above  rating  reflects  the  current  assessment  by  Moody's  of the creditworthiness  of MBIA and its  ability  to pay  claims  on its  policies  of insurance.  Any further  explanation as to the  significance of the above rating may be obtained only from Moody's.  The above rating is not a recommendation  to buy,  sell,  or hold any Notes,  and such  rating may be subject to  revision or withdrawal  at any time by Moody's.  Any downward  revision or withdrawal of the above rating may have an adverse  effect on the market price of the Notes.  MBIA does not guaranty  the market  price of the Notes nor does it guaranty  that the rating on the Notes will not be revised or withdrawn.

                               THE EXCHANGE OFFER

     The following summary describes all material provisions of the Registration
Rights Agreement (the "Registration  Rights Agreement")  between Continental and the  Initial  Purchaser.  The summary  does not  purport to be  complete  and is qualified  in  its  entirely  by  reference  to all  of  the  provisions  of the
Registration  Rights  Agreement,  which  has  been  filed as an  exhibit  to the
Registration  Statement  and copies of which are  available  as set forth  under
"Where You Can Find More Information".

TERMS OF THE EXCHANGE OFFER

     GENERAL

     In connection with the issuance of the Old Notes, the Initial Purchaser and its  assignees  became  entitled  to the  benefits  of the  Registration  Rights
Agreement.

     Under the Registration  Rights  Agreement,  Continental is obligated to use its best efforts to:

     o    file the Registration Statement of which this Prospectus is a part for a  registered  exchange  offer  with  respect to an issue of new notes identical  in all  material  respects to the Old Notes within 120 days after December 6, 2002,  which is the date on which the Old Notes were issued (the "Issuance Date");

     o    cause  the  Registration  Statement  to  become  effective  under  the
          Securities Act within 180 days after the Issuance Date;

     o    cause the Registration Statement to remain effective until the closing of the Exchange Offer; and

     o    consummate  the  Exchange  Offer  within 210  calendar  days after the
          Issuance Date.

     Continental will keep the Exchange Offer open for a period of not less than
30 days.  The Exchange  Offer being made hereby,  if commenced  and  consummated within  the  time  periods  described  in this  paragraph,  will  satisfy  those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions  set forth in this  Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Notes validly  tendered and not withdrawn  prior to 5:00 p.m.,  New York
City time, on the Expiration Date will be accepted for exchange.  New Notes will be issued in exchange for an equal face amount of outstanding Old Notes accepted in the Exchange Offer.  Old Notes may be tendered only in integral  multiples of
$1,000. This Prospectus,  together with the Letter of Transmittal, is being sent to all registered  holders of Old Notes as of [_____],  2003. The Exchange Offer
is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.  However, the obligation to accept Old Notes for exchange pursuant to the  Exchange  Offer is subject to certain  conditions,  as set forth  herein under "--Conditions".

     Old Notes shall be deemed to have been accepted as validly  tendered  when, as and if  Continental  has given oral or written notice thereof to the Exchange
Agent.  The Exchange  Agent will act as agent for the  tendering  holders of Old
Notes for the purposes of receiving  the New Notes and  delivering  New Notes to such holders.

     Based on  interpretations  by the staff of the Commission,  as set forth in no-action  letters  issued to third parties,  Continental  believes that the New
Notes  issued  pursuant to the  Exchange  Offer in exchange for Old Notes may be offered for resale,  resold or otherwise  transferred by holders  thereof (other than (i) a broker-dealer  who acquired such Old Notes directly from  Continental for resale pursuant to Rule 144A under the Securities Act or any other available exemption  under the Securities Act or (ii) any holder that is an "affiliate" of
Continental as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus  delivery provisions of the Securities Act, provided  that  such New  Notes  are  acquired  in the  ordinary  course of such holders'  business  and such  holders  are not  engaged in, and do not intend to engage in, a  distribution  of such New Notes and have no  arrangement  with any person to participate in a distribution of such New Notes.

     By tendering  the Old Notes in exchange for New Notes,  each holder,  other than a broker-dealer, will represent to Continental that:

     o    it is not an  affiliate of  Continental  (as defined in Rule 405 under the Securities Act) nor a  broker-dealer  tendering Old Notes acquired directly from Continental for its own account;

     o    any New Notes to be received  by it will be  acquired in the  ordinary course of its business; and

     o    it is not engaged in, and does not intend to engage in, a distribution of  such  New  Notes  and  has  no  arrangement  or  understanding  to participate in a distribution of the New Notes.

     If a  holder  of  Old  Notes  is  engaged  in or  intends  to  engage  in a distribution  of the New  Notes or has any  arrangement  or  understanding  with respect to the  distribution  of the New Notes to be  acquired  pursuant  to the
Exchange Offer,  such holder may not rely on the applicable  interpretations  of the staff of the Commission and must comply with the registration and prospectus delivery  requirements  of the Securities  Act in connection  with any secondary resale  transaction.  Each  broker-dealer  that  receives  New Notes for its own account pursuant to the Exchange Offer (a  "Participating  Broker-Dealer")  must acknowledge  that it will deliver a prospectus in connection  with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus,  a  Participating  Broker-Dealer  will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This
Prospectus,  as it may be amended or supplemented from time to time, may be used by a  Participating  Broker-Dealer  in  connection  with  resales  of New  Notes received  in exchange  for Old Notes where such Old Notes were  acquired by such
Participating  Broker-Dealer  as a result of  market-making  activities or other trading activities. Continental has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Exp+iration  Date, it will make this Prospectus  available to any  Participating  Broker-Dealer  for use in connection with any such resale. See "Plan of Distribution".

     In the event that any changes in law or the applicable  interpretations  of the staff of the  Commission  do not permit  Continental  to effect the Exchange
Offer,  if the  Registration  Statement  is not  declared  effective  within 180 calendar  days  after the  Issuance  Date  under  certain  circumstances  or the
Exchange Offer is not consummated  within 210 days after the Issuance Date under certain  other  circumstances,  at the  request  of a  holder  not  eligible  to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Notes pursuant to the  Registration  Statement and at no cost to the holders of Old Notes:

     o    as  promptly  as   practicable   file  with  the  Commission  a  shelf
          registration  statement (the "Shelf Registration  Statement") covering resales of the Old Notes;

     o    use its best efforts to cause the Shelf  Registration  Statement to be declared  effective under the Securities Act by the 180th calendar day after the Issuance  Date; and

     o    use  its  best  efforts  to  keep  effective  the  Shelf  Registration
          Statement for a period of two years after its  effective  date (or for such shorter  period as shall end when all of the Old Notes covered by the Shelf  Registration  Statement have been sold pursuant  thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that neither the  consummation  of the Exchange  Offer nor the declaration  by  the  Commission  of  the  Shelf  Registration  Statement  to be
effective  (each,  a  "Registration  Event")  occurs  on or prior  to the  210th calendar day following the Issuance  Date,  the interest rate per annum borne by the Notes shall be increased by 0.50% from and  including  such 210th day to but excluding the earlier of (i) the date on which a  Registration  Event occurs and
(ii)  the  date on which  all of the  Notes  otherwise  become  transferable  by
Noteholders (other than affiliates or former affiliates of Continental)  without further  registration  under the  Securities  Act.  In the event  that the Shelf
Registration  Statement  ceases to be  effective  at any time  during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive,  during any 12-month period,  the interest rate per annum borne by the Notes  shall be  increased  by 0.50% from the 61st day of the  applicable
12-month period such Shelf  Registration  Statement ceases to be effective until such time as the Shelf  Registration  Statement again becomes  effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     Upon  consummation  of the Exchange Offer,  subject to certain  exceptions, holders  of Old Notes who do not  exchange  their Old Notes for New Notes in the
Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes,  unless  such Old Notes are  subsequently
registered  under  the  Securities  Act  (which,   subject  to  certain  limited
exceptions,  the Company will have no obligation to do),  except  pursuant to an exemption  from,  or in a  transaction  not subject to, the  Securities  Act and applicable state securities  laws. See "Risk  Factors--Risk  Factors Relating to the Notes and the Exchange Offer--Consequences of Failure to Exchange".

     EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration  Date" shall mean  [________],  2003 (30 calendar days following the  commencement of the Exchange Offer),  unless the Company,  in its sole discretion,  extends the Exchange Offer, in which case the term "Expiration
Date"  shall  mean the  latest  date to which the  Exchange  Offer is  extended.
Notwithstanding  any extension of the Exchange  Offer,  if the Exchange Offer is not consummated by July 4, 2003, the interest rate borne by the Notes is subject to increase. See "--General".

     In order to  extend  the  Expiration  Date,  Continental  will  notify  the
Exchange  Agent of any extension by oral or written  notice and will mail to the record holders of Old Notes an  announcement  thereof,  each prior to 9:00 a.m.,
New York City time,  on the next  business  day after the  previously  scheduled
Expiration  Date. Such  announcement may state that the Company is extending the
Exchange Offer for a specified period of time.

     Continental reserves the right:

     o    to delay  acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not  previously  accepted if any of the  conditions  set forth  herein under  "--Conditions"  shall  have  occurred  and  shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

     o    to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes.

     Any such delay in acceptance,  extension,  termination or amendment will be followed as promptly as  practicable  by oral or written  notice  thereof to the
Exchange  Agent.  If the  Exchange  Offer is amended in a manner  determined  by
Continental to constitute a material change,  Continental will promptly disclose such  amendment in a manner  reasonably  calculated to inform the holders of the
Old Notes of such amendment.

     Without limiting the manner in which  Continental may choose to make public announcement of any delay,  extension,  amendment or termination of the Exchange
Offer,  Continental shall have no obligation to publish,  advertise or otherwise communicate any such public announcement,  other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest at the Stated  Interest Rate from the most recent  date to which  interest  has been  paid on the Old  Notes.  Accordingly, registered  holders  of New  Notes on the  relevant  record  date for the  first interest  payment date  following  the  completion  of the  Exchange  Offer will receive  interest  accruing from the most recent date to which interest has been paid.  Old Notes  accepted for exchange  will cease to accrue  interest from and after the date of completion of the Exchange  Offer.  Holders of Old Notes whose
Old Notes are  accepted  for  exchange  will not receive any payment for accrued interest on the Old Notes  otherwise  payable on any  Interest  Payment Date the record date for which occurs on or after  completion  of the Exchange  Offer and will be deemed to have waived  their  rights to receive the accrued  interest on the Old Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete,  sign and date the
Letter of Transmittal, or a facsimile thereof (or, if the Old Notes are tendered in accordance  with the procedure for book-entry  transfer  described  below, an
Agent's  Message  in lieu of the  Letter of  Transmittal),  have the  signatures thereon  guaranteed  if  required  by the  Letter  of  Transmittal  and  mail or otherwise  deliver  such Letter of  Transmittal  or such  facsimile  or have the
Agent's Message delivered,  together with any other required  documents,  to the
Exchange Agent prior to 5:00 p.m.,  New York City time, on the Expiration  Date.
In addition,  either

     o    certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal;

     o    a  timely   confirmation  of  a  book-entry  transfer  (a  "Book-Entry
          Confirmation") of such Old Notes, if such procedure is available, into the Exchange  Agent's account at The Depository  Trust Company ("DTC")
          pursuant to the procedure for  book-entry  transfer  described  below, must be received by the Exchange Agent prior to the  Expiration  Date;
          or

     o    the  holder  must  comply  with  the  guaranteed  delivery  procedures described below.

     The method of delivery of Old Notes,  Letters of Transmittal  and all other required documents is at the election and risk of the holders.  If such delivery is by mail, it is recommended  that  registered  mail,  properly  insured,  with return  receipt  requested,  be used.  In all cases,  sufficient  time should be allowed to assure timely delivery. No Letters of Transmittal or Old Notes should be sent to  Continental.  Delivery of all documents must be made to the Exchange
Agent at one of the addresses as set forth below. Holders may also request their respective  brokers,  dealers,  commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Notes will  constitute  an agreement  between such  holder and  Continental  in  accordance  with the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal.

         Only a holder of Old Notes may  tender  such Old Notes in the  Exchange
Offer.  The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are  registered  on the books of  Continental  or any other person  who has  obtained a properly  completed  bond power from the  registered holder.

     Any  beneficial  owner,  whose Old Notes  are  registered  in the name of a broker,  dealer,  commercial bank, trust company or other nominee and who wishes to tender,  should  contact such  registered  holder  promptly and instruct such registered  holder to tender on such owner's behalf.  If such  beneficial  owner wishes to tender on such owner's behalf,  such beneficial  owner must,  prior to completing and executing the Letter of Transmittal  and delivering  such owner's
Old Notes, either make appropriate arrangements to register ownership of the Old
Notes in such  owner's name or obtain a properly  completed  bond power from the registered  holder.  The transfer of registered  ownership may take considerable time.

     Signatures on a Letter of  Transmittal  or a notice of  withdrawal,  as the case may be,  must be  guaranteed  by any member firm of a  registered  national securities exchange or of the National Association of Securities Dealers,  Inc.,
a commercial  bank or trust  company  having an office or  correspondent  in the
United States or an "eligible guarantor  institution" within the meaning of Rule
17Ad-15 under the Exchange Act (each, an "Eligible  Institution") unless the Old
Notes tendered  pursuant thereto are tendered (i) by a registered holder who has not  completed  the box entitled  "Special  Issuance  Instructions"  or "Special
Delivery  Instructions"  on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the  Letter  of  Transmittal  is  signed  by a  person  other  than  the registered  holder  of any Old Notes  listed  therein,  such Old  Notes  must be endorsed or accompanied by bond powers and a proxy which  authorizes such person to tender the Old Notes on behalf of the registered  holder, in each case as the name of the registered holder or holders appears on the Old Notes.

     If the Letter of  Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators,  guardians, attorneys-in-fact,  officers of corporations or others acting in a fiduciary or  representative  capacity,  such persons  should so indicate  when  signing,  and unless  waived by  Continental, evidence  satisfactory  to  Continental  of  their  authority  to so act must be submitted with the Letter of Transmittal.

     All  questions as to the validity,  form,  eligibility  (including  time of receipt) and  withdrawal  of the tendered  Old Notes will be  determined  by the
Company in its sole discretion,  which  determination will be final and binding.
The  Company  reserves  the  absolute  right to reject any and all Old Notes not properly tendered or any Old Notes the acceptance of which would, in the opinion of counsel for Continental, be unlawful.  Continental also reserves the absolute right to waive any  irregularities  or conditions of tender as to particular Old
Notes. Continental's  interpretation of the terms and conditions of the Exchange
Offer  (including the  instructions in the Letter of Transmittal)  will be final and binding on all parties.  Unless  waived,  any defects or  irregularities  in connection  with  tenders  of Old  Notes  must  be  cured  within  such  time as
Continental  shall determine.  Neither  Continental,  the Exchange Agent nor any
other  person  shall  be under  any  duty to give  notification  of  defects  or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such  notification.  Tenders of Old Notes will not be deemed to have been made  until  such  irregularities  have been cured or waived.  Any Old Notes  received  by the  Exchange  Agent that are not  properly tendered  and as to which the defects or  irregularities  have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering  holders  of Old Notes,  unless  otherwise  provided  in the Letter of
Transmittal, as soon as practicable following the Expiration Date.

     In addition, Continental reserves the right in its sole discretion, subject to the provisions of the  Indenture,  to (i) purchase or make offers for any Old
Notes that remain outstanding subsequent to the Expiration Date or, as set forth under  "--Conditions",  to terminate the Exchange  Offer in accordance  with the terms of the  Registration  Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market,  in privately  negotiated transactions  or  otherwise.  The terms of any such  purchases  or offers  could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly  tendered will be accepted  promptly after the Expiration
Date,  and the New Notes will be issued  promptly  after  acceptance  of the Old
Notes. See  "--Conditions"  below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted for exchange  when, as and if  Continental has given oral or written notice thereof to the Exchange Agent.

     In all cases,  issuance  of New Notes for Old Notes that are  accepted  for exchange  pursuant to the Exchange  Offer will be made only after timely receipt by the Exchange Agent of:

     o    certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC;

     o    a properly  completed and duly executed  Letter of  Transmittal  or an
          Agent's Message in lieu thereof; and

     o    all other required documents.

     If any  tendered Old Notes are not accepted for any reason set forth in the terms and  conditions of the Exchange  Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged  Old Notes will be returned without expense to the tendering holder thereof  (or,  in the case of Old  Notes  tendered  by the  book-entry  transfer procedures  described below,  such nonexchanged Old Notes will be credited to an account  maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the  Exchange  Offer within two business days after the date of this  Prospectus.  The Exchange  Agent has confirmed that any  financial  institution  that is a  participant  in  DTC's  systems  (a "DTC
Participant")  may use DTC's Automated Tender Offer program ("ATOP")  procedures to  tender  Old  Notes  in the  Exchange  Offer.  Any DTC  Participant  may make book-entry  delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer.  However,  although  delivery  of Old  Notes may be  effected  through book-entry  transfer  into the  Exchange  Agent's  account at DTC, the Letter of
Transmittal (or facsimile thereof) with any required signature guarantees, or an
Agent's  Message in lieu of the Letter of  Transmittal,  and any other  required documents  must,  in any case,  be  transmitted  to and received by the Exchange
Agent at one of the  addresses  set forth below under  "--Exchange  Agent" on or prior to 5:00 p.m., New York City time, on the Expiration Date or the guaranteed delivery  procedures  described  below must be complied  with. The term "Agent's
Message" means a message,  transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express  acknowledgment  from a DTC Participant  tendering Old Notes that are the  subject  of such  Book-Entry  Confirmation  that such DTC  Participant  has received and agrees to be bound by the terms of the Letter of  Transmittal,  and that  Continental  may  enforce  the  Letter  of  Transmittal  against  such DTC
Participant.

GUARANTEED DELIVERY PROCEDURES

     If a registered  holder of Old Notes desires to tender such Old Notes,  and
(i) the Old Notes are not  immediately  available,  or (ii) time will not permit such  holder's  Old  Notes,  the  Letter of  Transmittal  or any other  required documents to reach the Exchange Agent before the  Expiration  Date, or (iii) the procedures  for  book-entry  transfer  cannot be completed on a timely basis,  a tender may be effected if:

     o    the tender is made through an Eligible Institution;

     o    prior to the  Expiration  Date,  the Exchange Agent receives from such
          Eligible  Institution a properly completed and duly executed Letter of
          Transmittal  (or a  facsimile  thereof  or  Agent's  Message  in  lieu thereof) and Notice of Guaranteed Delivery,  substantially in the form provided  by  Continental  (by  facsimile  transmission,  mail or hand delivery),  setting  forth the name and  address  of the holder of Old
          Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and  guaranteeing  that within three New York Stock
          Exchange  trading  days after the date of  execution  of the Notice of
          Guaranteed Delivery,  the certificates for all physically tendered Old
          Notes in proper form for transfer,  or a Book-Entry  Confirmation,  as the case may be, a  properly  completed  and duly  executed  Letter of
          Transmittal  (or a  facsimile  thereof  or  Agent's  Message  in  lieu thereof) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent;
          and

     o    the certificates for all physically  tendered Old Notes in proper form for  transfer,  or a  Book-Entry  Confirmation,  as the case may be, a properly  completed  and duly  executed  Letter of  Transmittal  (or a facsimile  thereof or Agent's  Message in lieu  thereof) and all other documents  required by the Letter of  Transmittal  are received by the
          Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Notes may be withdrawn  at any time prior to 5:00 p.m.,  New
York City time, on the Expiration Date.

     For a withdrawal to be effective,  a written  notice of withdrawal  must be received by the Exchange  Agent prior to 5:00 p.m.,  New York City time,  on the
Expiration  Date at one of the  addresses  set  forth  below  under  "--Exchange
Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be  withdrawn,  identify the Old Notes to be withdrawn

(including the principal  amount of such Old Notes) and (where  certificates for
Old Notes have been  transmitted)  specify  the name in which such Old Notes are registered,  if different from that of the withdrawing  holder.  If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then,  prior to the release of such  certificates,  the withdrawing  holder must also submit the serial  numbers of the particular  certificates  to be withdrawn and a signed  notice of  withdrawal  with  signatures  guaranteed by an Eligible
Institution  unless such holder is an  Eligible  Institution.  If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal  must specify the name and number of the account at DTC to be  credited  with the  withdrawn  Old Notes and  otherwise  comply  with the procedures  of  such  facility.  All  questions  as to the  validity,  form  and eligibility  (including  time of receipt) of such notices will be  determined by
Continental,  whose determination shall be final and binding on all parties. Any
Old Notes so  withdrawn  will be deemed not to have been  validly  tendered  for exchange  for  purposes  of the  Exchange  Offer.  Any Old Notes which have been tendered  for  exchange  but  which are not  exchanged  for any  reason  will be returned to the holder  thereof  without cost to such holder (or, in the case of
Old Notes tendered by book-entry  transfer into the Exchange  Agent's account at
DTC pursuant to the book-entry  transfer  procedures  described above,  such Old
Notes will be credited to an account  maintained  with DTC for the Old Notes) as soon as practicable after withdrawal,  rejection of tender or termination of the
Exchange Offer.  Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry
Transfer"  above at any time  prior to 5:00  p.m.,  New York City  time,  on the
Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for  exchange,  nor will New Notes be issued in exchange for, any Old Notes, and Continental may terminate or amend the Exchange Offer as provided  herein  before the  acceptance  of such Old  Notes,  if because of any change  in  law,  or  applicable  interpretations  thereof  by  the  Commission,
Continental  determines  that it is not permitted to effect the Exchange  Offer, and Continental has no obligation to, and will not, knowingly, permit acceptance of tenders of Old Notes from  affiliates  of the Company  (within the meaning of
Rule 405 under the  Securities  Act) or from any other holder or holders who are not  eligible to  participate  in the  Exchange  Offer under  applicable  law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange  Offer,  upon receipt,  will not be tradable by such holder without  restriction under the Securities Act and the  Exchange  Act and  without  material  restrictions  under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington  Trust  Company  has  been  appointed  as  exchange  agent  (the
"Exchange Agent") for the Exchange Offer.  Questions and requests for assistance and  requests  for  additional  copies of this  Prospectus  or of the  Letter of
Transmittal should be directed to the Exchange Agent addressed as follows:

              BY MAIL:                      BY OVERNIGHT DELIVERY OR HAND:
      Wilmington Trust Company                 Wilmington Trust Company
       DC-1615 Reorg Services               Corporate Trust Reorg Services
             PO Box 8861                       1100 North Market Street
   Wilmington, Delaware 19899-8861         Wilmington, Delaware 19890-1615

                           FACSIMILE TRANSMISSION:
                               (302) 636-4145

                            CONFIRM BY TELEPHONE:
                               (302) 636-6472

FEES AND EXPENSES

     The expenses of soliciting  tenders  pursuant to the Exchange Offer will be borne by Continental.  The principal  solicitation  for tenders  pursuant to the
Exchange Offer is being made by mail; however,  additional  solicitations may be made by  telephone,  telecopy,  electronic  mail or in  person by  officers  and regular employees of Continental.

     Continental will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Continental, however, will pay the
Exchange Agent reasonable and customary fees for its services and will reimburse the  Exchange  Agent for its  reasonable  out-of-pocket  expenses in  connection therewith.  Continental  may also pay  brokerage  houses  and other  custodians, nominees and fiduciaries the reasonable  out-of-pocket expenses incurred by them in forwarding  copies of the Prospectus and related  documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection  with the Exchange  Offer will be paid by  Continental,  including fees and expenses of the Exchange Agent and the
Trustee and accounting, legal, printing and related fees and expenses.

     Continental will pay all transfer taxes, if any, applicable to the exchange of  Old  Notes  pursuant  to  the  Exchange  Offer.  If,  however,  certificates representing  New Notes or Old Notes  for  principal  amounts  not  tendered  or accepted for exchange are to be delivered  to, or are to be registered or issued in the name of, any person  other  than the  registered  holder of the Old Notes tendered,  or if  tendered  Old Notes are  registered  in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed  for any reason  other than the  exchange  of Old Notes  pursuant to the
Exchange Offer,  then the amount of any such transfer taxes (whether  imposed on the  registered  holder or any other  persons)  will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not  submitted  with the Letter of  Transmittal,  the amount of such transfer taxes will be billed directly to such tendering holder.

                            DESCRIPTION OF THE NOTES

     The  following  summary  describes  the  material  terms of the Notes.  The summary  does not purport to be complete and is qualified in its entirety by all provisions of the Notes, the Indenture,  the Security Agreement,  the Collateral
Maintenance  Agreement and the Reference  Agency  Agreement  (collectively,  the
"Operative  Documents"),  each of which  has been  filed  as an  exhibit  to the
Registration  Statement  and copies of which are  available  as set forth  under
"Where You Can Find More Information". The references to Sections in parentheses in the following  summary are to the relevant  Sections of the Indenture  unless otherwise indicated.

GENERAL

     The Old Notes were, and the New Notes will be, issued by Continental  under an Indenture (the "Indenture") among Continental,  Wilmington Trust Company,  as trustee (the "Trustee"), the Policy Provider and the Liquidity Provider.

     The forms and terms of the New Notes are the same in all material  respects as the form and terms of the Old  Notes,  except  that:

     o    the New Notes will be registered under the Securities Act;

     o    the New Notes will not contain  restrictions on transfer or provisions relating to registration rights or interest rate increases; and

     o    the New Notes will be available only in book-entry form.

     The New  Notes  will be  issued  only in  fully  registered  form,  without
coupons,   and  will  be  subject  to  the  provisions   described  below  under
"--Book-Entry;  Delivery and Form". The New Notes will be issued only in minimum denominations of $1,000 or integral multiples thereof,  except that one Note may be issued in a different denomination. (Section 2.1(b))

     The Notes are secured by a lien on the  Collateral.  The Notes rank equally in right of payment with all of Continental's other unsubordinated  obligations, except to the extent of the assets  subject to such lien,  as to which the Notes effectively rank senior.

     On the  Issuance  Date,  the Trustee,  for the benefit of the  Noteholders, entered into the Liquidity  Facility,  the fee letter with respect thereto,  the
Policy  and  the  Policy   Provider   Agreement   (collectively,   the  "Support
Documents"). (Section 3.10)

PAYMENTS OF PRINCIPAL AND INTEREST

     Continental has issued  $200,000,000 in aggregate  principal  amount of Old
Notes.  The Notes are limited to  $200,000,000  of principal  in the  aggregate.
Subject to the provisions of the Indenture,  the entire  principal amount of the
Notes is scheduled to be paid to the Noteholders on December 6, 2007 (the "Final
Scheduled Payment Date"). The "Final Legal Maturity Date" is December 6, 2009.

         Interest  accrues  on the unpaid  principal  amount of each Note at the variable rate per annum set forth on the cover page of this Prospectus (plus, if applicable,  0.50%  during  the  period  specified  in the  Registration  Rights
Agreement),  subject to a maximum equal to the Capped  Interest Rate  applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment  (the "Stated  Interest  Rate").  For all other  periods,  the  interest  rate on the Notes  will not be  capped.  Accrued interest will be payable on March 6, June 6,  September 6 and December 6 of each year (each, a "Scheduled  Interest Payment Date") or, if not a Business Day, the
next  succeeding  Business Day (each date on which interest is due, an "Interest
Payment Date" ), commencing on March 6, 2003. Such accrued interest will be paid to holders of record on the 15th day preceding the applicable Scheduled Interest
Payment  Date.  Interest  on the Notes will  accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance
Date.  Interest on the Notes is  calculated on the basis of the actual number of days  elapsed over a 360-day year and shall accrue with respect to the first but not the last day of each Interest Period. If any date scheduled for a payment of principal, interest, Premium, if any, or Break Amount, if any, is not a Business
Day, such payment will be made on the next succeeding Business Day, and interest shall be added for such additional period. (Section 2.7)

     Payments  of interest on the Notes are  supported  by a Liquidity  Facility provided by the Liquidity  Provider for the benefit of the holders of the Notes.
The Liquidity  Facility will provide an amount sufficient to pay interest on the
Notes at the Stated  Interest Rate on up to eight  successive  Interest  Payment
Dates.  The  Liquidity  Facility  does not  provide  for  drawings  or  payments thereunder to pay for principal of, or Premium, if any, or Break Amount, if any, with respect to, the Notes. See "Description of the Liquidity Facility".

     Except in specified  circumstances,  after use of any available funds under the Liquidity Facility and the Cash Collateral Account,  the payment of interest on the Notes at the Stated  Interest Rate is supported by the Policy provided by the Policy  Provider.  Payment of principal of the Notes no later than the Final
Legal Maturity Date is also  supported by the Policy.  See  "Description  of the
Policy and the Policy Provider Agreement--The Policy".

     Payments of interest and principal  will be  distributed  by the Trustee on the date  scheduled  for such payment  under the  Indenture or, if the money for purposes of such payment has not been  deposited,  in whole or in part, with the
Trustee by  Continental,  the Liquidity  Provider or the Policy Provider on such date,  on the next  Business  Day on  which  some or all of the  money  has been deposited with the Trustee (a "Distribution  Date").  However, if some or all of the money has not been  deposited  with the  Trustee  for  purposes of making an interest  payment on the Notes within five days after the Interest  Payment Date for such  payment,  Continental  is required to fix a special  payment  date and special  record  date  for  such  payment  and to  give  written  notice  to the
Noteholders  of such special  dates and the amount of  defaulted  interest to be paid.

DETERMINATION OF LIBOR

     LIBOR  ("LIBOR")  for the period  commencing  on and including the Issuance
Date and ending on but excluding the first  Interest  Payment Date (the "Initial
Interest Period" and an "Interest Period") was determined on the second Business
Day preceding  the Issuance Date as the rate for deposits in U.S.  dollars for a period of three months that appeared on the display designated as page "3750" on the Telerate Monitor.

     For the purpose of calculating  LIBOR for the periods from and including an
Interest Payment Date to but excluding the next succeeding Interest Payment Date
(each, also an "Interest Period"), Continental and the Trustee have entered into a Reference Agency Agreement (the "Reference Agency  Agreement") with Wilmington
Trust Company, as reference agent (the "Reference  Agent").  The Reference Agent will determine  LIBOR for each Interest  Period  following the Initial  Interest
Period,  on a date  (the  "Reference  Date")  that is two  London  banking  days
(meaning days on which commercial banks are open for general business in London,
England)  before  the  Interest  Payment  Date on  which  such  Interest  Period commences.

     On each  Reference  Date, the Reference  Agent will determine  LIBOR as the rate for  deposits in U.S.  dollars for a period of three months that appears on the display  designated  as page "3750" on the  Telerate  Monitor (or such other page or service as may replace it) as of 11:00 a.m., London time.

     If the rate  determined  as described in the foregoing  paragraph  does not appear on the Telerate Page 3750, the Reference  Agent will  determine  LIBOR on the basis of the rates at which deposits in U.S.  Dollars are offered by certain reference banks as described in the Reference  Agency Agreement at approximately
11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months  commencing on the first day of such  Interest  Period and in an amount that is  representative for a single  transaction in the London  interbank  market at the relevant time.
The  Reference  Agent will request the  principal  London  office of each of the reference  banks to  provide  a  quotation  of its  rate.  If at least  two such quotations  are  provided,  the  rate  for  that  Interest  Period  will  be the arithmetic  mean of the  quotations.  If fewer than two quotations are provided, the interest rate for the next Interest  Period shall be the arithmetic  mean of the rates  quoted by major  banks in New York City,  selected  by the  Reference
Agent in good faith and in a commercially  reasonable  manner,  at approximately
11:00 a.m.,  New York City time,  on the first day of such  Interest  Period for loans in U.S.  Dollars to leading  European  banks for a period of three  months commencing  on the first day of such  Interest  Period and in an amount  that is representative  for a single  transaction in the New York market at the relevant time,  except  that,  if the banks so  selected by the  Reference  Agent are not quoting as  mentioned  above,  LIBOR shall be the  floating  rate of interest in effect for the last preceding Interest Period.

     The Reference Agent's determination of LIBOR (in the absence of negligence, willful  default,  bad faith or manifest  error) will be conclusive  and binding upon all parties.

     As  promptly  as  is  practicable  after  the  determination  thereof,  the
Reference Agent will give notice of its  determination of LIBOR for the relevant
Interest  Period to  Continental,  the Trustee,  the Liquidity  Provider and the
Policy  Provider.  Holders of the Notes  (the  "Noteholders")  may  obtain  such information from the Trustee.

     Continental  reserves  the  right  to  terminate  the  appointment  of  the
Reference  Agent at any time on 30 days'  notice  and to  appoint a  replacement reference agent in its place.  Notice of any such  termination  will be given to the  Noteholders.  The  Reference  Agent may not be removed or resign its duties without a successor having been appointed.

BREAK AMOUNT

     "Break Amount" means, as of any date of payment, redemption or acceleration of any Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the  Applicable  Date pursuant to the formula set forth below.

     The Break Amount will be calculated as follows:

     Break Amount = Z-Y

     Where:

     X   =   with respect to any applicable  Interest Period, the sum of (i) the amount of the outstanding  principal  amount of such Note as of the first day of the then applicable Interest Period plus (ii) interest
             payable   thereon  during  such  entire  Interest  Period  at  then
             effective LIBOR.

     Y   =   X,  discounted  to  present  value  from  the  last day of the then applicable  Interest  Period to the  Applicable  Date,  using  then effective LIBOR as the discount rate.

     Z   =   X,  discounted  to  present  value  from  the  last day of the then applicable  Interest  Period to the Applicable  Date,  using a rate equal to the applicable  London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period,  determined by the Reference Agent as of two  Business  Days  prior  to  the  Applicable  Date  as the discount rate.

     No Break  Amount will be payable  (x) if the Break  Amount,  as  calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is an Interest Payment Date.

REDEMPTION

     The Notes may be  redeemed  at any time in whole or (so long as no  Payment
Default has occurred  and is  continuing)  in part (in any integral  multiple of
$1,000) by the Company at its sole option at a redemption price equal to the sum of 100% of the principal  amount of,  accrued and unpaid  interest on, and Break
Amount, if any, with respect to, the redeemed Notes to and including the date of redemption.  In addition,  if a Note is redeemed before the third anniversary of the Issuance Date (except in connection with a redemption to satisfy the maximum
Collateral   Ratio  or  minimum  Rotable  Ratio   requirement   discussed  under
"--Collateral--Appraisals  and Maintenance of Ratios"),  such  redemption  price will include a premium (the "Premium") equal to the following  percentage of the principal  amount of such Note: (i) if redeemed before the first  anniversary of the Issuance Date, 1.5%; (ii) if redeemed on or after such first anniversary and before the second  anniversary of the Issuance Date, 1.0%; and (iii) if redeemed on or after such  second  anniversary  and before the third  anniversary  of the
Issuance Date, 0.5%. (Section 4.1)

     At least 15 days but not more than 60 days before any redemption  date, the
Trustee will send a notice of redemption to each  Noteholder  whose Notes are to be  redeemed,  identifying  the Notes and the  principal  amount  thereof  to be redeemed.  If less than all of the Notes are to be  redeemed,  the Trustee  will select the Notes to be  redeemed  on either a pro rata basis or by lot or by any other equitable manner determined by the Trustee in its sole discretion.  On the redemption date,  interest will cease to accrue on the Notes or portions thereof called for redemption,  unless  Continental fails to make the redemption payment for such Notes. (Sections 4.3, 4.4 and 4.5)

     If  Continental  gives notice of  redemption  but fails to pay when due all amounts  necessary to effect such  redemption,  such redemption  shall be deemed revoked and no amount  shall be due as a result of notice of  redemption  having been given.

COLLATERAL

     The Notes are secured by a lien on spare parts (including appliances) first placed in service  after  October 22, 1994,  and owned by  Continental  that are appropriate  for  installation  on or  use  in

     o    one or more of the following  aircraft  models:  Boeing model 737-700,
          737-800,  737-900,  757-200,  757-300,  767-200,  767-400  or  777-200
          aircraft,

     o    any engine utilized on any such aircraft or

     o    any other Qualified Spare Part,

and not  appropriate  for  installation on or use in any other model of aircraft currently  operated by Continental or engine utilized on any such other model of aircraft  ("Qualified  Spare Parts"),  together with certain records relating to such spare parts, certain rights of Continental with respect to such spare parts and certain proceeds of the foregoing (collectively, the "Collateral"). The lien will not apply for as long as a spare part is  installed on or being used in any aircraft,  engine or other spare part so installed  or being used.  In addition, the lien will not apply if a spare part is not located at a Designated Location.
(Security  Agreement,  Section  2.01)  Spare  engines  are not  included  in the
Collateral.

     On the Issuance Date,  Continental  entered into a Security  Agreement (the
"Security  Agreement"  and,  together  with  any  other  agreement  under  which
Continental may grant a lien for the benefit of the Noteholders, the "Collateral
Agreements")  with the Trustee,  acting as security agent (the "Security  Agent"
and,  together with any collateral agent under any other  Collateral  Agreement, the "Collateral Agents"), providing for the grant of the lien on the Collateral.
In  addition,  on the  Issuance  Date,  Continental  entered  into a  Collateral
Maintenance Agreement (the "Collateral  Maintenance  Agreement") with the Policy
Provider,  providing for appraisal  reports and certain other  requirements with respect to the Collateral.  The following  summarizes  certain provisions of the
Security  Agreement and Collateral  Maintenance  Agreement relating to the spare parts included in the Collateral (the "Pledged Spare Parts").

     APPRAISALS AND MAINTENANCE OF RATIOS

     Continental  is required to furnish to the Policy  Provider and the Trustee by the fifth  Business Day of February  and the fifth  Business Day of August in each year,  commencing in August 2003, so long as the Notes are  outstanding,  a certificate of an independent appraiser. Such certificates are required to state such  appraiser's  opinion of the fair market value of the Collateral and of the
Rotables  included in the Collateral,  determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able  seller  and a  willing  and able  buyer,  neither  of whom is under  undue pressure to complete the transaction,  under then current market conditions (the
"Fair Market  Value").  This  appraisal  will not apply to any cash or permitted investment  securities (the "Cash  Collateral")  then held as collateral for the
Notes,  and such  securities  will be valued by the Trustee in  accordance  with customary  financial  market  practices.  Such  valuations  will then be used to calculate the  "Collateral  Ratio"  applicable to the Notes,  which shall mean a percentage  determined  by dividing (i) the  aggregate  principal  amount of all outstanding  Notes minus the sum of the Cash  Collateral  held by the Collateral
Agent by (ii) the  Fair  Market  Value  of all  Collateral  (excluding  any Cash
Collateral)  as set  forth in such  independent  appraiser's  certificate.  Such valuations will also be used to calculate the "Rotable Ratio"  applicable to the
Notes, which shall mean a percentage  determined by dividing (i) the Fair Market
Value of the Rotables as set forth in such independent  appraiser's  certificate by (ii) the aggregate principal amount of all outstanding Notes minus the sum of the  Cash  Collateral  held by the  Collateral  Agent.  The  calculation  of the
Collateral  Ratio  and  Rotable  Ratio  will be set  forth in a  certificate  of
Continental. (Collateral Maintenance Agreement, Article 2)

     If the Collateral  Ratio as so determined is greater than 45%,  Continental will be  required,  within 90 days after the date of  Continental's  certificate calculating such Collateral Ratio, to:

     o    subject  additional  Qualified Spare Parts to the lien of the Security
          Agreement;

     o    grant a security  interest  in other  property to secure the Notes for the benefit of the Noteholders  (which  thereafter will be included as
          "Collateral"  for  purposes  of the  Notes),  but  only if the  Policy
          Provider   agrees  and   Continental   shall  have  received   written
          confirmation from each nationally recognized rating agency then rating the Notes at Continental's request (a "Rating Agency") that the use of such  additional  collateral and the related  agreements to reduce the
          Collateral  Ratio will not result in a reduction of the rating for the
          Notes  below  the then  current  rating  for the  Notes  (such  rating determined without regard to the Policy) or a withdrawal or suspension of the rating of the Notes;

     o    provide  additional  Cash  Collateral to the Security  Agent under the
          Security  Agreement   (provided  that  if  Continental's   cash,  cash
          equivalents  and  certain  other  marketable   securities  as  of  the
          applicable  determination  date was less than  $600,000,000,  then the total amount of Cash Collateral may not exceed $20,000,000);

     o    deliver Notes to the Trustee for cancellation; o redeem some or all of the Notes; or

     o    any combination of the foregoing;

such that the Collateral  Ratio,  as  recalculated  giving effect to such action
(but  otherwise  using the  information  most  recently  used to  determine  the
Collateral  Ratio),  would  not be  greater  than 45%.  (Collateral  Maintenance
Agreement, Section 3.1(a))

     If the Rotable Ratio as so determined is less than 150%,  Continental  will be  required,  within  90  days  after  the  date of  Continental's  certificate calculating such Rotable Ratio, to:

     o    subject additional Rotables to the lien of the Security Agreement;

     o    provide  additional  Cash  Collateral to the Security  Agent under the
          Security  Agreement   (provided  that  if  Continental's   cash,  cash
          equivalents  and  certain  other  marketable   securities  as  of  the
          applicable  determination  date was less than  $600,000,000,  then the total amount of Cash Collateral may not exceed $20,000,000);

     o    deliver Notes to the Trustee for cancellation;

     o    redeem some or all of the Notes; or

     o    any combination of the foregoing;

such that the Rotable Ratio, as  recalculated  giving effect to such action (but otherwise  using the  information  most  recently  used to determine the Rotable
Ratio), would not be less than 150%. (Collateral Maintenance Agreement,  Section
3.1(b))

     If  Continental  provides  additional  Cash  Collateral to comply with such maximum Collateral Ratio or minimum Rotable Ratio  requirement,  it must, within
90 days after providing such Cash Collateral, take additional action (other than providing Cash Collateral) to cause the Collateral Ratio  (calculated to exclude such Cash  Collateral) not to be greater than 45% and to cause the Rotable Ratio
(calculated  to  exclude  such  Cash  Collateral)  not  to be  less  than  150%.
(Collateral  Maintenance  Agreement,  Section 3.1(e)) If the Collateral Ratio is
less than the maximum Collateral Ratio and the Rotable Ratio is greater than the minimum  Rotable  Ratio,  in each case as most recently  determined as described above,  and  the  Security  Agent  held  Cash  Collateral  as  of  the  relevant determination  date,  Continental  may withdraw Cash Collateral in excess of the amount  necessary  to comply  with such  ratios.  (Security  Agreement,  Section
7.03(b)).

     Continental  deposited  Cash  Collateral of  $13,056,950  with the Security
Agent upon  initial  issuance  of the Old Notes,  which  resulted  in an initial
Collateral  Ratio of 45% based on the initial  appraisal  as of August 25, 2002, prepared by SH&E. See  "Description of the Appraisal".  Without giving effect to such  deposit,  the  initial  Collateral  Ratio  would have been 48%.  Using the appraisal of the  Collateral  determined  as of December  25, 2002,  and without giving effect to such deposit,  the Collateral  Ratio would have been 45.8%. See
"Description of the Appraisal".  The calculation of the Collateral  Ratio at the time of the next  semiannual  appraisal  due in August 2003 will be made without giving effect to such Cash Collateral  deposit.  Continental  expects to satisfy the maximum  Collateral  Ratio  requirement  at that time based on its projected purchases of spare parts, in which case Continental will be entitled to withdraw such Cash  Collateral.  However,  no  assurance  can be given  that the  maximum
Collateral Ratio requirement will be satisfied based on such purchases. If it is not,  Continental  will be  required  to take one or more of the  other  actions
described  above  (other  than  providing  Cash   Collateral)  to  satisfy  such
requirement.

     Continental is required to furnish to the Policy  Provider and the Trustee, within ten Business Days after each May 1 and November 1, commencing with May 1,
2003, a report providing certain  information  regarding the quantity of Pledged
Spare Parts included in the Collateral and compliance with certain  requirements of the Collateral Maintenance Agreement.

     FLEET REDUCTION

     The  Collateral   Maintenance   Agreement  requires  that  the  outstanding
principal  amount of Notes be reduced if the total  number of aircraft of any of the four aircraft model groups listed below in  Continental's  in-service  fleet during  any period of 60  consecutive  days is less than the  minimum  specified below for such group (other than due to  restrictions on operating such aircraft imposed by the FAA or any other U.S. Government agency):

     AIRCRAFT MODEL                                               MINIMUM
     --------------                                               -------
     o    Boeing 737-700, Boeing 737-800 and
          Boeing 737-900 Aircraft..............................   63.Aircraft
     o    Boeing 757-200 and Boeing 757-300 Aircraft...........   23.Aircraft
     o    Boeing 767-200 and Boeing 767-400 Aircraft...........   13.Aircraft
     o    Boeing 777-200 Aircraft..............................    9.Aircraft

     If any of the foregoing specified minimums is not so satisfied with respect to any  aircraft  model  group,  then  within  90 days  after  such  occurrence,
Continental  must redeem Notes or deliver Notes to the Trustee for  cancellation
(or a combination  thereof) in a percentage of the outstanding  principal amount of all Notes  determined  by dividing the  appraised  value of the Pledged Spare
Parts that are appropriate for  installation on, or use in, only the aircraft of such  model  group,  or the  engines  utilized  only  on such  aircraft,  by the appraised value of the Collateral.  (Collateral  Maintenance Agreement,  Section
3.3)

     LIENS

     Continental  is required to  maintain  the Pledged  Spare Parts free of any liens,  other than the rights of the Trustee,  the  Noteholders  and Continental arising under the Indenture or the other Operative  Documents  related  thereto, and other than certain limited liens  permitted under such documents,  including but not limited to (i) liens for taxes either not yet due or being  contested in good faith by appropriate proceedings; (ii) materialmen's,  mechanics' and other similar liens arising in the ordinary course of business that either are not yet delinquent  for  more  than 60 days or are  being  contested  in good  faith  by appropriate  proceedings;  (iii)  judgment  liens  so long as such  judgment  is discharged or vacated within 60 days or the execution of such judgment is stayed pending  appeal  or  discharged,  vacated  or  reversed  within  60  days  after expiration  of such stay;  and (iv) any other lien as to which  Continental  has provided a bond or other  security  adequate  in the  reasonable  opinion of the
Security Agent;  provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale,  forfeiture or loss of the Pledged Spare Parts or the  interest of the Security  Agent  therein or impair the lien of the Security
Agreement. (Collateral Maintenance Agreement, Section 3.4)

     MAINTENANCE

     Continental is required to maintain the Pledged Spare Parts in good working order and condition, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably  repairable or obsolete,  (ii) Pledged Spare
Parts  that are not  required  for  Continental's  normal  operations  and (iii)
expendable parts that have been consumed or used in Continental's operations. In addition,  Continental  must  maintain  all  records,  logs and other  materials required  by the FAA or under  the  Federal  Aviation  Act to be  maintained  in respect of the Pledged Spare Parts.  (Collateral Maintenance Agreement,  Section
3.5)

     USE AND POSSESSION

     Continental  has the  right to deal  with the  Pledged  Spare  Parts in any manner consistent with its ordinary course of business.  This includes the right to install on, or use in, any aircraft, engine or Qualified Spare Part leased to or owned by  Continental  any  Pledged  Spare  Part,  free  from the lien of the
Security Agreement. (Security Agreement Section 4.02(a))

     Continental may not sell, lease,  transfer or relinquish  possession of any
Pledged  Spare Part without the prior  written  consent of the Policy  Provider, except as  permitted by the Security  Agreement  or the  Collateral  Maintenance
Agreement.  So long as no Event  of  Default  has  occurred  and is  continuing,
Continental  may sell,  transfer or dispose of Pledged Spare Parts free from the
Lien of the Security Agreement.  (Security Agreement,  Section 4.03(a)) However,
as of any date during the period  between the dates of  independent  appraiser's certificates  delivered pursuant to the Collateral  Maintenance  Agreement,  the aggregate  appraised value of all Pledged Spare Parts (x) previously during such period sold, transferred or disposed of (with certain exceptions) may not exceed
2% of the appraised value of the Collateral, (y) then subject to leases or loans may not exceed 2% of the appraised  value of the  Collateral  or (z)  previously during such period moved from a Designated  Location to a location that is not a
Designated Location (with certain exceptions) may not exceed 2% of the appraised value of the Collateral. (Collateral Maintenance Agreement, Section 3.2)

     Continental may, in the ordinary course of business, transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance,  alterations or modifications or to any person for the  purpose  of  transport  to any of the  foregoing.  In  addition,
Continental  may  dismantle  any Pledged  Spare Part that has become worn out or obsolete or unfit for use and may sell or dispose of any such Pledged Spare Part or any  salvage  resulting  from  such  dismantling,  free  from the lien of the
Security  Agreement.  Continental  also may subject any Pledged  Spare Part to a pooling,  exchange,  borrowing or maintenance  servicing  agreement  arrangement customary in the airline  industry  and entered  into in the ordinary  course of business;  provided,  however,  that if Continental's  title to any such Pledged
Spare Part shall be  divested  under any such  agreement  or  arrangement,  such divestiture  shall be deemed to be a sale with  respect  to such  Pledged  Spare
Part. (Collateral Maintenance Agreement, Section 3.6(a))

     So long as no Event of  Default  shall  have  occurred  and be  continuing,
Continental may enter into a lease with respect to any Pledged Spare Part to any
U.S.  air  carrier  that is not  then  subject  to any  bankruptcy,  insolvency, liquidation,  reorganization,  dissolution  or similar  proceeding and shall not have  substantially  all of its property in the  possession  of any  liquidator, trustee,  receiver or similar person. In the case of any such lease, Continental will  include in such  lease  appropriate  provisions  which (i) make such lease expressly subject and subordinate to all of the terms of the Security Agreement, including  the rights of the Security  Agent to avoid such lease in the exercise of its rights to  repossession  of the  Pledged  Spare  Parts  thereunder;  (ii)
require the lessee to comply with the insurance  requirements  of the Collateral
Maintenance  Agreement;  and (iii)  require that the Pledged Spare Parts subject thereto be used in accordance with the  limitations  applicable to the Company's use,  possession  and  location  of such  Pledged  Spare  Parts  provided in the
Collateral Maintenance Agreement and the Security Agreement (including,  without limitation,  that such  Pledged  Spare  Parts be kept at one or more  Designated
Locations). (Collateral Maintenance Agreement, Section 3.6(b))

     DESIGNATED LOCATIONS

     Continental  is required to keep the Pledged  Spare Parts at one or more of the designated  locations specified in the Security Agreement or added from time
to  time  by  Continental  in  accordance  with  the  Security   Agreement  (the
"Designated  Locations"),  except as  otherwise  permitted  under  the  Security
Agreement and Collateral  Maintenance  Agreement.  (Security Agreement,  Section
4.02(b))  Continental  is entitled to hold  Qualified  Spare Parts at  locations other than  Designated  Locations.  The lien of the Security  Agreement does not apply to any spare part not located at a Designated Location.

     INSURANCE

     Continental is required to maintain  insurance  covering physical damage to the Pledged Spare Parts.  Such insurance must provide for the  reimbursement  of
Continental's  expenditure  in repairing  or replacing  any damaged or destroyed
Pledged  Spare Part. If any such Pledged Spare Part is not repaired or replaced, such  insurance  must  provide  for the  payment  of the amount it would cost to repair or replace  such  Pledged  Spare Part,  on the date of loss,  with proper deduction for  obsolescence  and physical  depreciation.  However,  after giving effect to self-insurance permitted as described below, the amounts payable under such insurance may be less.

     All  insurance  proceeds  paid  under  such  policies  as a  result  of the occurrence  of an  "Event of Loss"  with  respect  to any  Pledged  Spare  Parts involving  proceeds  in  excess  of $2  million,  up to 110% of the  outstanding principal amount of the Notes (the "Debt Balance"), will be paid to the Security
Agent.  The entire amount of any  insurance  proceeds not involving an "Event of
Loss" with  respect to any  Pledged  Spare  Parts or  involving  proceeds  of $2 million or less,  and the  amount of  insurance  proceeds  in excess of the Debt
Balance,  will be paid to the  Company so long as no Payment  Default,  Event of
Default or Continental Bankruptcy Event shall be continuing. For these purposes,
"Event of Loss" means,  with respect to any Pledge Spare Part, its  destruction, damage beyond repair,  damage that results in the receipt of insurance  proceeds on the same basis as  destruction  or loss of  possession  by the Company for 90 consecutive days as a result of theft or  disappearance.  Any such proceeds held by the Security  Agent will be disbursed to  Continental to reimburse it for the purchase of additional  Qualified Spare Parts after the occurrence of such Event of Loss.  In addition,  such proceeds  will be disbursed to  Continental  to the extent it would not cause the Collateral Ratio, as subsequently  determined,  to exceed the maximum Collateral Ratio.

     Continental  is also required to maintain third party  liability  insurance with  respect  to  the  Pledged  Spare  Parts,  in an  amount  and  scope  as it customarily maintains for equipment similar to the Pledged Spare Parts.

     Continental  may  self-insure  the risks required to be insured  against as described  above in such  amounts as shall be  consistent  with normal  industry practice.

EVENT OF DEFAULT

     Each of the following constitutes an "Event of Default" with respect to the
Notes:

     o    Failure  by  Continental  to pay (i)  principal  of,  interest  on, or
          Premium,  if any, or Break  Amount,  if any, with respect to, any Note when due, and such failure shall remain  unremedied  for more than ten
          Business Days (it being understood that any amount  distributed to the
          Noteholders  in respect of the  foregoing  from funds  provided by the
          Policy Provider, the Liquidity Provider or the Cash Collateral Account
          shall not be deemed to cure  such  Default)  or (ii) any other  amount payable  by it to the  Noteholders  under the  Indenture  or any other
          Operative  Document when due, and such failure shall continue for more than ten Business Days after  Continental has received  written notice from the Trustee of the failure to make such payment when due (without giving  effect  to  any  such  notice  or  grace  period,  a  "Payment
          Default").

     o    Failure by  Continental to observe or perform (or cause to be obtained and performed) in any material  respect any other covenant,  agreement or  obligation  set forth in the  Indenture or in any other  Operative
          Document,  and such failure shall  continue after notice and specified cure periods.

     o    Any representation or warranty made by Continental in the Indenture or any  Operative  Document  (a)  shall  prove  to have  been  untrue  or inaccurate  in any  material  respect  as of the date  made,  (b) such untrue or  inaccurate  representation  or  warranty is material at the time in question and (c) the same shall remain  uncured (to the extent of the adverse impact of such  incorrectness  on the Trustee) for more than 30 days  after the date of  written  notice  from the  Trustee to
          Continental.

     o    The  occurrence of certain  events of  bankruptcy,  reorganization  or insolvency of Continental  (each, a "Continental  Bankruptcy  Event").
          (Section 7.1)

     If an event occurs and is  continuing  which is, or after notice or passage of time, or both, would be an Event of Default (a "Default") and if such Default is known the Trustee,  the Trustee shall mail to each Noteholder,  the Liquidity
Provider  and the Policy  Provider a notice of the Default  within 90 days after the occurrence thereof except as otherwise  permitted by the Trust Indenture Act of 1939,  as amended (the "TIA").  Except in the case of a Default in payment of principal of, or interest on, or Premium,  if any, or Break Amount, if any, with respect to, any Note,  the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the
Noteholders. (Section 8.5)

REMEDIES

     If an Event of Default (other than a Continental  Bankruptcy  Event) occurs and is continuing,  the Controlling  Party may, by notice to Continental and the
Trustee,  and the  Trustee  shall,  upon the request of the  Controlling  Party, declare all unpaid principal of, accrued but unpaid interest on, and Premium, if any, and Break Amount,  if any, with respect to, the outstanding Notes and other amounts  otherwise  payable under the  Indenture,  if any, to be due and payable immediately. If a Continental Bankruptcy Event occurs, such amounts shall be due and payable without any declaration or other act on the part of the Trustee, the
Controlling Party or any Noteholder. (Section 7.2)

     The Controlling  Party by notice to the Trustee may rescind an acceleration and its  consequences  if (a) all  existing  Events of  Default,  other than the non-payment as to the Notes of the  principal,  interest,  Premium,  if any, and
Break Amount,  if any, with respect thereto and other amounts  otherwise payable under the Indenture, if any, which have become due solely by such declaration of acceleration,  have been cured or waived,  (b) to the extent the payment of such interest is permitted by law,  interest on overdue  installments of interest and on overdue  principal which has become due otherwise than by such declaration of acceleration,  has been paid,  (c) the  rescission  would not conflict  with any judgment or decree of a court of  competent  jurisdiction,  and (d) all payments due to the  Trustee  and  any  predecessor  Trustee  have  been  made.  No  such rescission shall affect any subsequent  default or impair any right arising from any subsequent default. (Section 7.2)

     If an Event of Default occurs and is continuing, the Trustee may pursue any available  remedy by  proceeding  at law or in equity to collect  the payment of principal of,  interest on, or Premium,  if any, or Break  Amount,  if any, with respect to, the Notes or other amounts otherwise payable under the Indenture, if any,  or to  enforce  the  performance  of any  provision  of the  Notes  or the
Indenture,  including instituting  proceedings and exercising and enforcing,  or directing  exercise and  enforcement  of, all rights and remedies of the Trustee and the  Collateral  Agent  under the  Operative  Documents  and  directing  the
Collateral  Agent to deposit with the Trustee all cash or investment  securities held by the Collateral  Agent.  The Trustee may maintain a proceeding even if it does  not  possess  any of the  Notes  or does  not  produce  any of them in the proceeding.  A delay or omission by the Trustee or any  Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.
(Section 7.3)

     The Controlling Party by notice to the Trustee may authorize the Trustee to waive an  existing  Default or Event of Default and its  consequences,  except a
Default (i) in the payment of principal of, interest on, or Premium,  if any, or
Break  Amount,  if any,  with respect to, any Note that has not been paid to the
Noteholder from funds provided by the Policy Provider, the Liquidity Provider or the Cash Collateral Account or (ii) in respect of a covenant or provision of the
Indenture  which  cannot be  modified  or  amended  without  the  consent of the
Liquidity  Provider,  the Policy  Provider and the holder of each Note affected.
When a Default or Event of Default is waived,  it is cured and  ceases,  and the
Company,  the Liquidity Provider,  the Policy Provider,  the Noteholders and the
Trustee  shall be  restored  to their  former  positions  and  rights  hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. (Section 7.4)

     Except to  enforce  the right to  receive  payment  when due of  principal, interest,  Premium,  if any, and Break  Amount,  if any, no holder of a Note may institute  any remedy with  respect to the  Indenture  or the Notes  unless such holder has previously  given to the Trustee written notice of a continuing Event of Default, the holders of 25% or more of the principal amount of the Notes then outstanding  have requested that the Trustee pursue the remedy,  such holder has offered the Trustee indemnity against loss,  liability and expense  satisfactory to the  Trustee,  the Trustee has failed so to act for 60 days after  receipt of the same and during such 60-day period,  and the Controlling Party has not given the Trustee a direction inconsistent with the request. (Section 7.6)

     The Controlling  Party may direct the time,  method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee or Collateral
Agent, subject, in the case of any actions based on the status of the Trustee as
Collateral  Agent, to any limitations  otherwise  expressly  provided for in the
Operative  Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not  inconsistent  with such  direction.  The  Trustee  may refuse to follow any direction or authorization  that conflicts with law or the Indenture or that the
Trustee determines may subject the Trustee to personal  liability.  In addition, at any time after a Policy  Provider  Default,  the Trustee may refuse to follow any  direction  or  authorization  that the  Trustee  determines  may be  unduly prejudicial to the rights of another Noteholder. However, the Trustee shall have no liability  for any actions or omissions to act which are in  accordance  with any such direction or authorization. (Section 7.5)

     The Controlling  Party shall not direct the Trustee or any Collateral Agent to sell or otherwise  dispose of any Collateral  unless all unpaid principal of, accrued but unpaid interest on, and Premium,  if any, and Break Amount,  if any,
with respect to, the outstanding Notes and other amounts otherwise payable under the  Indenture,  if any,  shall be declared or otherwise  become due and payable immediately. (Section 7.5)

     In the case of Chapter 11 bankruptcy proceedings,  Section 1110 of the U.S.
Bankruptcy Code ("Section  1110") provides special rights to holders of security interests  with  respect to  "equipment"  (defined as  described  below).  Under
Section 1110, the right of such holders to take  possession of such equipment in compliance  with the  provisions of a security  agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take  possession may not be exercised for 60 days following the date of commencement of the reorganization  proceedings.  Thereafter, such right to take possession may be exercised  during such proceedings  unless,  within the 60-day period or any longer  period  consented to by the relevant  parties,  the debtor agrees to  perform  its future  obligations  and cures all  existing  and future defaults  on a timely  basis.  Defaults  resulting  solely  from  the  financial condition,  bankruptcy,  insolvency or  reorganization of the debtor need not be cured.

     "Equipment"  is defined in Section 1110, in part, as an aircraft,  aircraft engine, propeller, appliance or spare part (as defined in Section 40102 of Title
49 of the U.S. Code) that is subject to a security  interest  granted by, leased to, or  conditionally  sold to a debtor that,  at the time such  transaction  is entered into,  holds an air carrier  operating  certificate  issued  pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     On the  Issuance  Date,  Hughes  Hubbard & Reed  LLP,  outside  counsel  to
Continental,  provided its opinion to the Trustee and the Policy  Provider  that the Security Agent will be entitled to the benefits of Section 1110 with respect to the  Pledged  Spare  Parts,  assuming  that,  at the  time  of the  issuance,
Continental held an air carrier operating certificate issued pursuant to chapter
447 of Title 49 of the U.S.  Code for  aircraft  capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

CONTROLLING PARTY

     The Trustee  and the  Security  Agent will be  directed by the  Controlling
Party in taking action under the Indenture and other agreements  relating to the
Notes,  including in amending such agreements and granting  waivers  thereunder, except for  certain  provisions  that  cannot be amended or waived  without  the consent of each Noteholder affected thereby. If an Event of Default has occurred and is  continuing,  the  Controlling  Party  will  direct the  Trustee  and the
Security Agent in exercising remedies under the Indenture and under the Security
Agreement, subject to the limitations described below. (Section 3.8(a))

     The "Controlling Party" will be:

     o    The Policy  Provider or, if a Policy  Provider  Default is continuing, the holders of more than 50% in aggregate  unpaid  principal amount of the Notes then outstanding.

     o    Under the circumstances described in the next paragraph, the Liquidity
          Provider.

     At any time after the Liquidity  Provider  Reimbursement  Date, if a Policy
Provider  Default  attributable  to a  failure  to  make a  drawing  to pay  the
Liquidity Provider, as described under "Description of the Policy and the Policy
Provider Agreement--The  Policy--Liquidity Provider Drawing", is continuing, the
Liquidity  Provider (so long as the Liquidity  Provider has not defaulted in its obligation  to make any advance  under the  Liquidity  Facility)  shall have the right to become the  Controlling  Party,  provided  that if the Policy  Provider subsequently pays to the Liquidity Provider all outstanding  drawings,  together with accrued interest thereon owing under the Liquidity  Facility,  and no other
Policy Provider Default has occurred and is continuing, then the Policy Provider shall be the  Controlling  Party so long as no Policy  Provider  Default  occurs after the date of such payment. (Section 3.8(c))

     "Policy  Provider  Default"  means the  occurrence  of any of the following events:  (a) the  Policy  Provider  fails to make a payment  required  under the
Policy in accordance with its terms and such failure remains  unremedied for two
Business Days  following  the delivery of written  notice of such failure to the
Policy  Provider or (b) the Policy  Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy,  rehabilitation,  liquidation or reorganization, (ii)
makes a general  assignment  for the  benefit of its  creditors  or (iii) has an order for relief  entered  against it under any federal or state law relating to insolvency,  bankruptcy,  rehabilitation,  liquidation or reorganization that is final and nonappealable,  or (c) a court of competent jurisdiction, the New York
Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material  portion of its  property  or (ii)  authorizing  the taking of  possession  by a  custodian, trustee,  agent or receiver of the Policy  Provider (or taking of  possession of all or any material portion of the Policy Provider's property).

PRIORITY OF DISTRIBUTIONS

     On each Distribution  Date, all payments received by the Trustee in respect of the Notes will be promptly distributed in the following order:

     o    If an Event of Default  shall have  occurred and be continuing on such
          Distribution Date, to the Trustee, the Policy Provider,  the Liquidity
          Provider  and any  Noteholder  to the extent  required  to pay certain out-of-pocket  costs and expenses  actually incurred by the Trustee or the Policy Provider or to reimburse the Policy Provider, the Liquidity
          Provider or any  Noteholder in respect of payments made to the Trustee in connection  with the  protection or realization of the value of the
          Collateral.

     o    To the Liquidity  Provider to the extent required to pay the Liquidity
          Expenses and to the Policy Provider to pay the Policy Expenses.

     o    To the  Liquidity  Provider  to the extent  required  to pay  interest accrued on the  Liquidity  Obligations  (as  determined  after  giving effect to certain  payments by the Policy  Provider  to the  Liquidity
          Provider),  to the  Policy  Provider  to the  extent  required  to pay interest  accrued on certain Policy Provider  Obligations  and, if the

          Policy  Provider has paid to the  Liquidity  Provider all  outstanding drawings and interest thereon owing to the Liquidity Provider,  to the
          Policy  Provider  to the  extent  required  to  reimburse  the  Policy
          Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings.

     o    To (i)  the  Liquidity  Provider  to the  extent  required  to pay the outstanding  amount of all Liquidity  Obligations (as determined after giving  effect to  certain  payments  by the  Policy  Provider  to the
          Liquidity   Provider),   (ii)  if  applicable,   unless  (x)  on  such
          Distribution Date the Notes are  Non-Performing  and a Liquidity Event
          of Default  shall have  occurred  and be  continuing  or (y) the Final
          Drawing shall have occurred,  to replenish the Cash Collateral Account up to the  Required  Amount  (less  the  amount of any  repayments  of
          Interest Drawings under the Liquidity Facility while sub-clause (x) of this clause is applicable)  and (iii) if the Policy  Provider has paid to the  Liquidity  Provider  all  outstanding  drawings  and  interest thereon owing to the Liquidity Provider, to the Policy Provider to the
          extent  required to  reimburse  the Policy  Provider for the amount of such payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facility.

     o    If an Event of Default  shall have  occurred and be continuing on such
          Distribution Date and at all times  thereafter,  to the Trustee or any
          Noteholder, to the extent required to pay certain fees, taxes, charges and other amounts payable.

     o    To the  Noteholders to the extent  required to pay in full amounts due on such Distribution Date.

     o    To the Policy  Provider to the extent  required to pay Policy Provider
          Obligations  (other than  amounts  payable  pursuant to the first four clauses  above).

     o    To the  Trustee for the payment of certain  fees and  expenses  (other than amounts payable pursuant to the first and fifth clauses above).

     o    To the  Company  (unless  on such  Distribution  Date  (i) an Event of
          Default has occurred and is  continuing  or (ii) any amount due to the
          Liquidity  Provider  or the Policy  Provider  from the Company has not been paid). (Section 3.2)

     "Liquidity  Obligations"  means the  obligations to reimburse or to pay the
Liquidity Provider all principal,  interest,  fees and other amounts owing to it under the Liquidity Facility or certain other agreements.

     "Liquidity  Expenses"  means  the  Liquidity  Obligations  other  than  any interest  accrued  thereon  or the  principal  amount of any  drawing  under the
Liquidity Facility.

     "Non-Performing"  means,  with  respect  to any  Note,  a  Payment  Default existing thereunder (without giving effect to any acceleration); provided, that, in the event of a bankruptcy  proceeding under the U.S. Bankruptcy Code in which the Company is a debtor,  any Payment  Default  existing at the  commencement of such bankruptcy proceeding or during the 60-day period under Section 1110(a) (2)
(A) of the U.S.  Bankruptcy  Code (or such  longer  period  as may  apply  under
Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such
Payment Default under Section  1110(a)(2)(B) of the U.S.  Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     "Policy Provider  Obligations"  means all  reimbursement and other amounts, including fees and indemnities  (to the extent not included in Policy  Expenses)
due to the Policy  Provider  under the Policy  Provider  Agreement  and,  if the
Liquidity  Provider  has failed to honor any Interest  Drawing,  interest on any
Policy Drawing made to cover the shortfall  attributable  to such failure by the
Liquidity  Provider in an amount equal to the amount of interest that would have accrued on such Interest  Drawing if such Interest  Drawing had been made at the interest rate applicable to such Interest  Drawing until such Policy Drawing has been repaid in full.  Except as provided in the  definition  of Policy  Provider
Obligations, no interest will accrue on any Policy Drawing.

     "Policy  Expenses"  means all  amounts  (including  amounts  in  respect of premiums,  fees, expenses or indemnities) owing to the Policy Provider under the
Policy Provider  Agreement other than (i) any Policy Drawing,  (ii) any interest accrued  on any  Policy  Provider  Obligation  and  (iii)  reimbursement  of and interest on the Liquidity  Obligations in respect of the Liquidity Facility paid by the Policy Provider to the Liquidity Provider,  provided that if, at the time of  determination,  a Policy Provider  Default exists,  Policy Expenses will not include any indemnity payments owed to the Policy Provider.

     "Policy Drawing" means any payment of a claim under the Policy.

     Interest Drawings under the Liquidity  Facility,  withdrawals from the Cash
Collateral  Account and  drawings  under the Policy will be  distributed  to the
Trustee for  distribution to the  Noteholders,  notwithstanding  the priority of distributions  set forth in the Indenture and otherwise  described  herein.  All amounts  on  deposit in the Cash  Collateral  Account  that are in excess of the
Required Amount will be paid to the Liquidity Provider.

     If any  Distribution  Date is a  Saturday,  Sunday  or  other  day on which commercial  banks are  authorized  or required  to close in New York,  New York,
Houston,  Texas, or Wilmington,  Delaware, or, which is not a day for trading by and between banks in the London interbank Eurodollar market (any other day being a "Business Day"),  distributions scheduled to be made on such Distribution Date will be made on the next  succeeding  Business Day, and interest  shall be added for such additional period.

POSSIBLE ISSUANCE OF SUBORDINATED NOTES

     Continental  may elect to issue  additional  notes under the Indenture that are  subordinated  in the  right to  receive  distributions  to the  Notes  (the
"Subordinated  Notes").  The Indenture  provides that  Continental's  ability to
issue  any  Subordinated   Notes  is  contingent  upon  its  obtaining   written
confirmation from the Rating Agency that the issuance of such Subordinated Notes will not  result  in a  withdrawal  or  downgrading  of the  rating of the Notes
(without regard to the Policy).

MODIFICATIONS AND WAIVER OF THE INDENTURE AND CERTAIN OTHER AGREEMENTS

     The Company,  the Trustee and the Collateral  Agent may amend or supplement the Indenture,  the Notes,  the other  Operative  Documents and, upon request of
Continental,  the Trustee shall amend or supplement  the Support  Documents,  in each case without the consent of the Noteholders:

     o    To provide  for  uncertificated  Notes in  addition  to or in place of certificated Notes.

     o    To provide for the assumption of the Company's  obligations  under the
          Operative   Documents   and  the  Notes  in  the  case  of  a  merger,
          consolidation or conveyance, transfer or lease of all or substantially all of the assets of the Company.

     o    To comply with any  requirements  of the Commission in connection with the qualification of the Indenture under the TIA.

     o    To provide for a replacement Liquidity Provider.

     o    To  provide  for  the  effectiveness  of  any  additional   Collateral
          Agreement.

     o    To provide for the issuance of the Subordinated Notes.

     o    To comply with the requirements of DTC,  Euroclear Bank or Clearstream
          Banking or the Trustee with respect to the provisions of the Indenture or the Notes  relating  to  transfers  and  exchanges  of the Notes or beneficial interests therein.

     o    To provide for any successor Trustee or Collateral Agent.

     o    To cure any ambiguity, defect or inconsistency.

     o    To make any other change not inconsistent with the Indenture  provided that such action does not materially adversely affect the interests of any Noteholder. (Section 10.1)

     The Company and the Policy  Provider  can amend or modify any  provision of the Collateral  Maintenance  Agreement (including the provisions described under
"--Appraisals  and  Maintenance  of  Ratios",  "--Fleet  Reduction",  "--Liens",
"--Maintenance",  "--Insurance" and "--Use and Possession")  without the consent of the Trustee,  the  Collateral  Agent or any  Noteholders,  except for certain limited  provisions.  The  Company,  the  Trustee and the  Collateral  Agent may
otherwise  amend or supplement the Indenture,  the Notes and the other Operative
Documents (other than the Collateral Maintenance  Agreement),  and, upon consent of the Company, the Trustee shall amend or supplement the Support Documents,  in each  case  only  with  the  written  consent  of  the  Controlling  Party.  The
Controlling  Party may  authorize  the  Trustee  to, and the  Trustee  upon such authorization  shall,  waive compliance by the Company with any provision of the
Indenture,  the  Notes  or the  other  Operative  Documents.  However,  no  such amendment,  supplement  or waiver may,  without  the consent of each  Noteholder affected:

     o    Reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver.

     o    Reduce the rate or extend  the time for  payment  of  interest  on any
          Note.

     o    Reduce the amount or extend the time for payment of  principal  of, or
          Premium,  if any, or Break  Amount,  if any,  with respect to (in each case, whether on redemption or otherwise), any Note.

     o    Change the place of payment  where,  or the coin or currency in which, any Note (or the  redemption  price  thereof),  interest  thereon,  or
          Premium,  if any, or Break Amount,  if any, with respect  thereto,  is payable.

     o    Change the  priority  of  distributions  and  application  of payments specified in the  Indenture  (except to provide for  distributions  on
          Subordinated Notes after the distribution to Noteholders as originally provided in the Indenture).

     o    Waive a default in the payment of the  principal  of,  interest on, or
          Premium, if any, or Break Amount, if any, with respect to, any Note.

     o    Make any  changes to  provisions  in the  Indenture  that  involve the waiver of defaults,  the right of  Noteholders  to receive  payment of principal of, interest on, and Premium,  if any, and Break Amount,  if any, with respect to, any Note on or after the respective due dates.

     o    Impair  the  right  of  any  Noteholder  to  institute  suit  for  the enforcement of any amount payable on any Note when due. (Section 10.2)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental  is  prohibited  from  consolidating  with,  merging  into,  or conveying, transferring or leasing substantially all of its assets to any Person unless:

     o    The  resulting,  surviving,  transferee  or  lessee  Person  shall  be organized  under the laws of the United  States,  any state thereof or the District of Columbia and shall be a U.S. air carrier.

     o    The resulting,  surviving, transferee or lessee Person shall expressly assume  all  of  the  obligations  of  Continental  contained  in  the
          Indenture, the Notes and any other Operative Documents.

     o    Continental  shall  have  delivered  a  certificate  and an opinion of counsel stating that (i) such  transaction,  in effect,  complies with such  conditions  and (ii) the  Indenture,  the  Notes  and the  other

          Operative   Documents   constitute  the  valid  and  legally   binding
          obligations of the resulting, surviving, transferee or lessee Person.

     o    Immediately  after  giving  effect  to such  transaction,  no Event of
          Default shall have occurred and be continuing. (Section 5.4)

     The Indenture,  the Notes and the other Operative  Documents do not contain any  covenants  or  provisions  which may  afford  the  Trustee  or  Noteholders
protection  in  the  event  of  a  highly   leveraged   transaction,   including
transactions  effected by management or affiliates,  which may or may not result in a change in control of Continental.

INDEMNIFICATION

     Continental  is required to indemnify  the Liquidity  Provider,  the Policy
Provider,  the Trustee and the Collateral  Agent, but not the  Noteholders,  for
certain losses, claims and other matters. (Section 6.1)

GOVERNING LAW

     The  Indenture  and the Notes are  governed by the laws of the State of New
York. (Section 12.8)

THE TRUSTEE

     The Trustee is Wilmington  Trust Company.  Except as otherwise  provided in the Indenture,  the Trustee, in its individual capacity,  will not be answerable or  accountable  under the Indenture or under the Notes under any  circumstances except,  among other things, for its own willful misconduct or gross negligence.
Continental  and its  affiliates  may from time to time enter into  banking  and trustee relationships with the Trustee and its affiliates. The Trustee's address is Wilmington  Trust  Company,  Rodney Square North,  1100 North Market  Street,
Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK ENTRY; DELIVERY AND FORM

     GENERAL

     The  New  Notes  will  be  represented  by one or  more  global  Notes,  in definitive, fully registered form without interest coupons (the "Global Notes").
Each Global Note will be deposited  with the Trustee,  as custodian for DTC, and registered in the name of Cede & Co. ("Cede"), as nominee for DTC.

     DTC has advised  Continental  as follows:  DTC is a limited  purpose  trust company  organized  under  the  laws  of the  State  of  New  York,  a  "banking organization"  within the meaning of the New York  Banking  Law, a member of the
Federal  Reserve  System,  a  "clearing  corporation"  within the meaning of the
Uniform  Commercial  Code and a  "clearing  agency"  registered  pursuant to the provisions  of  Section  17A of the  Exchange  Act.  DTC  was  created  to  hold securities for DTC  Participants  and facilitate the clearance and settlement of securities  transactions between DTC Participants through electronic  book-entry changes  in  accounts  of DTC  Participants,  thereby  eliminating  the need for physical movement of certificates.  DTC Participants  include securities brokers and dealers,  banks,  trust companies,  clearing  corporations and certain other organizations.  DTC is owned by a number of DTC Participants and by the New York
Stock  Exchange,  Inc.,  the  American  Stock  Exchange  LLC,  and the  National
Association of Securities  Dealers,  Inc.  Indirect  access to the DTC system is available to others such as banks,  brokers,  dealers and trust  companies  that clear  through or  maintain a  custodial  relationship  with a DTC  Participant, either directly or indirectly ("Indirect Participants").

     Ownership of beneficial interests in Global Notes is limited to persons who have accounts with DTC  Participants  or persons who hold interests  through DTC
Participants. Ownership of beneficial interests in the Global Notes is shown on, and the transfer of that ownership is effected only through,  records maintained by DTC or its nominee  (with respect to interests of DTC  Participants)  and the records of DTC Participants (with respect to interests of persons other than DTC
Participants).  The laws of some  states  require  that  certain  purchasers  of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in the Global Notes.

     So long as DTC or its  nominee  is the  registered  owner or  holder of the
Global Notes,  DTC or such nominee,  as the case may be, will be considered  the sole record  owner or holder of the Notes  represented  by such Global Notes for all purposes  under the  Indenture.  No beneficial  owners of an interest in the
Global Notes will be able to transfer  that interest  except in accordance  with
DTC's  applicable  procedures,  in  addition  to those  provided  for  under the
Indenture.

     Beneficial   interests  in  the  Global  Notes  will  be   exchangeable  or
transferable, as the case may be, for Notes in definitive, fully registered form
("Definitive  Notes") only if (i) DTC notifies the Trustee that DTC is unwilling or unable to continue as depositary  for such Notes and successor  depositary is not  appointed  by the  Trustee  within 90 days of such notice or (ii) after the occurrence  and  during  the  continuance  of an Event  of  Default,  owners  of beneficial  interests in the Global Notes (the "Note  Owners")  with a principal amount aggregating not less than a majority of the outstanding  principal amount of the Global  Notes  advise the  Trustee,  Continental  and DTC through  Direct
Participants in writing that the continuation of a book-entry system through DTC
(or a successor thereto) is no longer in their best interests.  (Section 2.5(b))
Upon  the  occurrence  of any  event  described  in  clauses  (i) or (ii) of the immediately  preceding  sentence,  the  Trustee  will be  required to notify all
Direct  Participants  having a  beneficial  interest in the Global  Notes of the availability of Definitive  Notes. Upon surrender by DTC of the Global Notes and receipt of instructions for re-registration,  the Trustee will reissue the Notes as Definitive Notes to Note Owners. (Section 2.5(d))

     Payments of the  principal  of,  interest  on,  Premium,  if any, and Break
Amount,  if any,  with  respect to, the Global  Notes will be made to DTC or its nominee,  as  the  case  may  be,  as  the  registered  owner  thereof.  Neither
Continental,  the Trustee,  nor any paying agent will have any responsibility or liability for any aspect of the records  relating to or payments made on account of  beneficial  ownership  interests  in the  Global  Notes or for  maintaining, supervising  or  reviewing  any records  relating to such  beneficial  ownership interests.

     Continental expects that DTC or its nominee, upon receipt of any payment of principal  of,  interest on,  Premium,  if any, and Break  Amount,  if any, with respect to, a Global  Note,  will credit the accounts of DTC  Participants  with payments in amounts  proportionate to their respective  beneficial  interests in the principal  amount of such Global Note, as shown on the records of DTC or its nominee. Continental also expects that payments by DTC Participants to owners of beneficial interests in such Global Note held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with  securities  held for the accounts of customers  registered in the names of nominees for such customers.  Such payments will be the  responsibility  of such
DTC Participants.

     Distributions of principal of, interest on, and Premium,  if any, and Break
Amount,  if any, with respect to,  Definitive  Notes will be made by the Trustee directly  in  accordance  with the  procedures  set forth in the  Indenture,  to holders in whose  names the  Definitive  Notes were  registered  at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the  Trustee.  The final  payment on any Note,  however,  will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Neither  Continental  nor  the  Trustee  has  any  responsibility  for  the
performance  by  DTC,  DTC  Participants  or  Indirect   Participants  of  their
respective   obligations   under  the  rules  and  procedures   governing  their
operations.

     SAME-DAY SETTLEMENT AND PAYMENT

     As long as the  Notes  are  registered  in the name of DTC or its  nominee,
Continental  will  make all  payments  to the  Trustee  under the  Indenture  in immediately available funds. The Trustee will pass through to DTC in immediately available  funds all payments  received  from  Continental,  including the final distribution of principal with respect to the Notes.

     Any Notes  registered in the name of DTC or its nominee will trade in DTC's
Same-Day Funds  Settlement  System until  maturity.  DTC will require  secondary market trading  activity in the Notes to settle in immediately  available funds.
Continental cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the Notes.

                      DESCRIPTION OF THE LIQUIDITY FACILITY

     The  following  summary  describes  the  material  terms  of the  Liquidity
Facility  and certain  provisions  of the  Indenture  relating to the  Liquidity
Facility.  The summary  does not purport to be complete  and is qualified in its entirety by reference to all of the provisions of the Liquidity Facility and the
Indenture,  each of which  has  been  filed as an  exhibit  to the  Registration
Statement  and copies of which are  available  as set forth under "Where You Can
Find More Information".

GENERAL

     Morgan Stanley Capital Services Inc. (the "Liquidity Provider") has entered into a revolving  credit  agreement (the "Liquidity  Facility") with the Trustee with respect to the Notes. On any Distribution  Date, if, after giving effect to the  subordination  provisions  of the  Indenture,  the  Trustee  does  not have sufficient  funds for the  payment  of  interest  on the  Notes,  the  Liquidity
Provider is required to make an advance (an  "Interest  Drawing")  in the amount needed to fund the interest shortfall (calculated assuming that Continental will not cure the nonpayment of interest) up to the Maximum Available Commitment.

     The  maximum  amount of Interest  Drawings  available  under the  Liquidity
Facility  will  be  sufficient  to pay  interest  on the  Notes  on up to  eight consecutive  quarterly  Interest  Payment  Dates  at the  Stated  Interest  Rate
(calculated assuming that Continental will not cure any nonpayment of interest).
If  interest  payment  defaults  occur  which  exceed the amount  covered by and available  under  the  Liquidity  Facility,  the  Noteholders  will  bear  their allocable  share of the  deficiencies  to the  extent  that  there  are no other sources of funds. The initial Liquidity  Provider may be replaced by one or more other entities under certain circumstances.

DRAWINGS

     The aggregate  amount  available  under the Liquidity  Facility at March 6,
2003,   the  first   Interest   Payment  Date  after  the  Issuance   Date,  was
$48,733,333.33.

     Except as otherwise  provided below, the Liquidity Facility will enable the
Trustee  to  make  Interest  Drawings   thereunder  promptly  on  or  after  any
Distribution Date if, after giving effect to the subordination provisions of the
Indenture, there are insufficient funds available to the Trustee to pay interest on the Notes at the Stated Interest Rate  (calculated  assuming that Continental will not cure any nonpayment of interest);  provided,  however, that the maximum amount  available to be drawn under the Liquidity  Facility on any  Distribution
Date to fund any  shortfall  of  interest  on the Notes will not exceed the then
Maximum Available Commitment.

     The "Maximum  Available  Commitment"  at any time is an amount equal to the then Required Amount of the Liquidity Facility less the aggregate amount of each
Interest Drawing outstanding thereunder at such time, provided that, following a
Non-Extension  Drawing,  a  Downgrade  Drawing or a Final  Drawing,  the Maximum
Available Commitment shall be zero.

     The  "Required  Amount"  will  be  equal,  on any  day,  to the  sum of the aggregate amount of interest, calculated at the Capped Interest Rate, that would be  payable  on the Notes on each of the eight  consecutive  quarterly  Interest
Payment  Dates  immediately  following  such day or, if such day is an  Interest
Payment Date, on such day and the succeeding  seven quarterly  Interest  Payment
Dates, in each case calculated on the outstanding  aggregate principal amount of the  Notes on such  day and  without  regard  to  expected  future  payments  of principal.

     "Capped Interest Rate" is 12% per annum.

     The Liquidity Facility does not provide for drawings  thereunder to pay for principal of, or Premium,  if any, or Break Amount, if any, with respect to, the
Notes or any  interest  thereon  in  excess  of an  amount  equal to eight  full quarterly  installments  of  interest  calculated  at the Capped  Interest  Rate thereon. (Liquidity Facility, Section 2.02; Indenture, Section 3.5)

     Each  payment by the  Liquidity  Provider  reduces  by the same  amount the
Maximum Available Commitment, subject to reinstatement as hereinafter described.
With respect to any  Interest  Drawings,  upon  reimbursement  of the  Liquidity
Provider  in full or in part  for the  amount  of such  Interest  Drawings  plus interest  thereon,  the Maximum  Available  Commitment  will be reinstated to an amount not to exceed the then Required Amount.  However,  the Liquidity Facility will not be so reinstated at any time if (i) the Notes are  Non-Performing and a
Liquidity  Event of Default  shall have  occurred and be  continuing or (ii) the
Liquidity  Provider  Reimbursement  Date has  occurred.  Any amounts paid by the
Policy  Provider to the Liquidity  Provider as described in  "Description of the
Notes--Controlling  Party" or "Description of the Policy and the Policy Provider
Agreement--Liquidity Provider Drawing" will not reinstate the Liquidity Facility but any  reimbursement of such amounts received by the Policy Provider under the distribution  provisions of the Indenture will reinstate the Liquidity  Facility to the extent of such reimbursement  unless (i) the Notes are Non-Performing and a Liquidity  Event of Default  shall have occurred and be continuing or (ii) the
Liquidity Provider  Reimbursement  Date has occurred.  With respect to any other drawings under the Liquidity Facility,  amounts available to be drawn thereunder are not subject to  reinstatement.  The  Required  Amount will be  automatically reduced  from  time to time to an  amount  equal  to the next  eight  successive quarterly  interest payments due on the Notes (without regard to expected future payments of principal) at the Capped Interest Rate. (Liquidity Facility, Section
2.04(a);  Indenture,  Section  3.5(j))  Upon  the  occurrence  of the  Liquidity
Provider  Reimbursement  Date, no further drawings under the Liquidity  Facility will be permitted.

     If at any  time the  short-term  unsecured  debt  rating  of the  Liquidity
Provider  Guarantor  then issued by either Moody's or Standard & Poor's is lower than the Threshold Rating or the Liquidity Provider Guarantor's guarantee ceases to be in full  force and  effect or  becomes  invalid  or  unenforceable  or the
Liquidity Provider Guarantor denies its liability thereunder,  and the Liquidity
Facility  is not  replaced  with a  Replacement  Facility  within ten days after notice of such  downgrading  or such  event  and as  otherwise  provided  in the
Indenture,  the Liquidity  Facility will be drawn in full up to the then Maximum
Available  Commitment  (the  "Downgrade  Drawing").  The proceeds of a Downgrade
Drawing will be deposited into a cash collateral  account (the "Cash  Collateral
Account")  and used for the same purposes and under the same  circumstances  and subject to the same  conditions as cash payments of Interest  Drawings under the
Liquidity  Facility  would  be  used.  (Liquidity  Facility,   Section  2.02(c);
Indenture,  Section 3.5(c)) If a qualified  Replacement Facility is subsequently provided,  the  balance  of the Cash  Collateral  Account  will be repaid to the replaced Liquidity Provider.

     A  "Replacement  Facility"  means an  irrevocable  liquidity  facility  (or liquidity  facilities)  in  substantially  the  form of the  replaced  Liquidity
Facility,  including reinstatement  provisions, or in such other form (which may include a letter of  credit) as shall  permit  the  Rating  Agency to confirm in writing its ratings  then in effect for the Notes  (before  downgrading  of such ratings,  if any, as a result of the  downgrading of the Liquidity  Provider but without regard to the Policy),  which shall have been consented to by the Policy
Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest  payable on the Notes (at the Capped  Interest Rate and without regard to expected future payments of principal) on the eight Interest Payment Dates following the date of replacement of the Liquidity Facility and issued by a person (or persons) having unsecured  short-term  debt  ratings  issued by each of Moody's  and  Standard &
Poor's  which are  equal to or higher  than the  Threshold  Rating.  (Indenture,
Appendix I) The provider of any  Replacement  Facility will have the same rights
(including,  without  limitation,  priority  distribution  rights  and rights as
"Controlling Party") under the Indenture as the initial Liquidity Provider.

     "Threshold  Rating" means the  short-term  unsecured  debt rating of P-1 by
Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's").

     The Liquidity Facility provides that the Liquidity  Provider's  obligations thereunder  will expire on the earliest  of:

     o    364 days after the Issuance Date (counting  from,  and including,  the
          Issuance Date).

     o    The date on which the  Trustee  delivers to the  Liquidity  Provider a certification that all of the Notes have been paid in full.

     o    The date on which the  Trustee  delivers to the  Liquidity  Provider a certification  that a Replacement  Facility has been  substituted  for such Liquidity Facility.

     o    The  fifth  Business  Day  following  receipt  by  the  Trustee  of  a
          Termination  Notice  from the  Liquidity  Provider  (see  "--Liquidity
          Events of Default and Termination").

     o    The date on which no  amount is or may (by  reason  of  reinstatement)
          become available for drawing under the Liquidity Facility.

     o    The occurrence of the Liquidity Provider Reimbursement Date.

     The Liquidity Facility provides that it will be automatically  extended for additional  364-day periods unless the Liquidity  Provider  notifies the Trustee that it does not agree to such extension.

     The Indenture  provides for the  replacement  of the Liquidity  Facility if such  Liquidity  Facility is scheduled to expire  earlier than 15 days after the
Final Legal Maturity Date and the Liquidity Facility is not extended at least 25 days prior to its then scheduled  expiration date. If the Liquidity  Facility is not so  extended  or  replaced  by the  25th day  prior  to its  then  scheduled expiration  date,  the  Liquidity  Facility will be drawn in full up to the then
Maximum Available Commitment (the "Non-Extension  Drawing"). The proceeds of the
Non-Extension  Drawing will be deposited in the Cash Collateral  Account as cash collateral  to be used for the same  purposes and under the same  circumstances, and subject to the same conditions,  as cash payments of Interest Drawings under the Liquidity  Facility would be used.  (Liquidity  Facility,  Section  2.02(b);
Indenture, Section 3.5(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility (including,
without  limitation,   any  Replacement  Facility  described  in  the  following
sentence).  In addition, if the Liquidity Provider shall determine not to extend the Liquidity Facility,  then the Liquidity Provider may, at its option, arrange for a  Replacement  Facility to replace the  Liquidity  Facility  (i) during the period  no  earlier  than 40 days  and no later  than 25 days  prior to the then scheduled  expiration date of the Liquidity  Facility and (ii) at any time after such scheduled  expiration  date. The Liquidity  Provider may also arrange for a
Replacement  Facility  to replace  the  Liquidity  Facility  at any time after a
Downgrade  Drawing  thereunder.  If any Replacement  Facility is provided at any time after a Downgrade Drawing or a Non-Extension  Drawing, the funds on deposit in the Cash Collateral  Account will be returned to the Liquidity Provider being replaced. (Indenture, Section 3.5 (e))

     Upon  receipt by the Trustee of a  Termination  Notice  from the  Liquidity
Provider,  the Trustee shall request a final drawing (a "Final  Drawing")  under the  Liquidity  Facility  in an  amount  equal  to the  then  Maximum  Available
Commitment  thereunder.  The Trustee will hold the proceeds of the Final Drawing in the  Cash  Collateral  Account  as cash  collateral  to be used  for the same purposes and under the same  circumstances,  and subject to the same conditions, as cash  payments of Interest  Drawings  under the Liquidity  Facility  would be used. (Liquidity Facility, Section 2.02(d); Indenture, Section 3.5(i))

     Drawings  under the  Liquidity  Facility  will be made by  delivery  by the
Trustee of a certificate  in the form required by the Liquidity  Facility.  Upon receipt of such a  certificate,  the  Liquidity  Provider is  obligated  to make payment of the drawing  requested  thereby in immediately  available funds. Upon payment by the Liquidity  Provider of the amount  specified in any drawing under the Liquidity  Facility,  the Liquidity Provider will be fully discharged of its obligations  under the Liquidity  Facility with respect to such drawing and will not  thereafter  be obligated to make any further  payments  under the Liquidity
Facility in respect of such drawing to the Trustee or any other person.

REIMBURSEMENT OF DRAWINGS

     The Trustee must  reimburse  amounts drawn under the Liquidity  Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension
Drawing and interest thereon,  but only to the extent that the Trustee has funds available therefor.

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts  drawn by reason of an Interest  Drawing or Final Drawing under the
Liquidity  Facility will be immediately due and payable,  together with interest on the amount of such drawing.  From the date of the drawing to (but  excluding)
the third business day following the Liquidity  Provider's receipt of the notice of such Interest  Drawing,  interest will accrue at the Base Rate plus 2.00% per annum.  Thereafter,  interest  will accrue at Liquidity  Facility  LIBOR for the applicable  interest  period  plus  2.00%  per  annum.  In the case of the Final
Drawing,  however,  the Trustee may  convert  the Final  Drawing  into a drawing bearing  interest  at the Base Rate  plus  2.00% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time,  which rate per annum  shall at all times be equal to (a) the  weighted average of the rates on overnight Federal funds transactions with members of the
Federal Reserve System arranged by Federal funds brokers,  as published for such day (or, if such day is not a business day, for the next preceding business day)
by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the  quotations  for such day for such  transactions  received by the Liquidity  Provider from three Federal funds brokers of  recognized  standing  selected  by it, plus (b)  one-quarter  of one percent (1/4 of 1%).

     "Liquidity  Facility LIBOR" means, with respect to any interest period, (i)
the  rate  per  annum   appearing   on  display  page  3750   (British   Bankers
Association--LIBOR)  of the Dow  Jones  Markets  Service  (or any  successor  or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest  period,  as the rate for dollar  deposits with a  maturity  comparable  to such  interest  period,  or  (ii)  if the  rate calculated  pursuant to clause (i) above is not available,  the average (rounded upwards,  if necessary,  to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant  interest period by three banks of  recognized  standing  selected  by the  Liquidity  Provider  in  the  London interbank  market at  approximately  11:00 A.M.  (London time) two business days before the first day of such interest period in an amount approximately equal to the principal  amount of the LIBOR  Advance to which such interest  period is to apply and for a period comparable to such interest period.

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount  drawn  under the  Liquidity  Facility  by reason of a Downgrade
Drawing or a  Non-Extension  Drawing  will be treated as follows:

     o    Such amount will be released on any Distribution Date to the Liquidity
          Provider to the extent that such amount exceeds the Required Amount.

     o    Any portion of such amount withdrawn from the Cash Collateral  Account to pay  interest  on the  Notes  will be  treated  in the  same way as
          Interest Drawings.

     o    The  balance of such  amount  will be  invested  in certain  specified eligible investments.

     Any  Downgrade  Drawing,  other  than any  portion  thereof  applied to the payment of interest on the Notes,  will bear  interest (x) subject to clause (y)
below, at a rate equal to Liquidity  Facility LIBOR for the applicable  interest period plus a specified  margin on the  outstanding  amount from time to time of such  Downgrade  Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under  "--Liquidity  Events of
Default and  Termination",  at a rate equal to Liquidity  Facility LIBOR for the applicable  interest  period  (or, as  described  in the first  paragraph  under
"--Interest Drawings and Final Drawings", the Base Rate) plus 2.00% per annum.

     Any  Non-Extension  Drawing,  other than any portion thereof applied to the payment of interest on the Notes,  will bear  interest (x) subject to clause (y)
below, in an amount equal to the investment earnings on amounts deposited in the
Cash Collateral  Account plus a specified margin on the outstanding  amount from time to time of such  Non-Extension  Drawing and (y) from and after the date, if any, on which it is  converted  into a Final  Drawing as  described  below under
"--Liquidity  Events of Default and  Termination",  at a rate equal to Liquidity
Facility LIBOR for the applicable interest period (or, as described in the first paragraph under  "--Interest  Drawings and Final Drawings",  the Base Rate) plus
2.00% per annum.

LIQUIDITY EVENTS OF DEFAULT AND TERMINATION

     Events of default under the Liquidity Facility (each, a "Liquidity Event of
Default")  consist of:

     o    The acceleration of the Notes.

     o    Certain bankruptcy or similar events involving Continental. (Liquidity
          Facility, Section 1.01)

     If any Liquidity  Event of Default has occurred and is  continuing  and the
Notes are Non-Performing,  the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity  Facility (a "Termination  Notice").  The
Termination  Notice  will  have  the  following  consequences:

     o    The Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Trustee.

     o    The Trustee will promptly  request,  and the  Liquidity  Provider will make, a Final Drawing in an amount equal to the then Maximum Available
          Commitment.

     o    Any drawing remaining  unreimbursed as of the date of termination will be automatically converted into a Final Drawing.

     o    All amounts  owing to the  Liquidity  Provider  automatically  will be accelerated.

     Notwithstanding the foregoing, the Trustee will be obligated to pay amounts owing to the Liquidity  Provider only to the extent of funds available  therefor after giving effect to the payments in accordance  with the provisions set forth
under  "Description  of  the   Notes--Priority  of  Distributions".   (Liquidity
Facility,   Section  6.01)  Upon  the   circumstances   described   above  under
"Description  of the  Notes--Remedies",  the  Liquidity  Provider may become the
Controlling  Party with respect to the exercise of remedies under the Indenture.
(Indenture, Section 3.8(c))

     Upon the  occurrence  of the Liquidity  Provider  Reimbursement  Date,  the
Liquidity Facility will automatically expire, any drawing remaining unreimbursed as of such date will be  automatically  converted  into a Final  Drawing and all amounts owing to the Liquidity Provider  automatically  will be accelerated.  On and after such date, no drawings under the Liquidity Facility will be permitted.

LIQUIDITY PROVIDER

     The initial  Liquidity  Provider  for the Notes is Morgan  Stanley  Capital
Services  Inc. The  obligations  of Morgan  Stanley  Capital  Services  Inc. are guaranteed  by Morgan  Stanley,  its parent  company  (the  "Liquidity  Provider
Guarantor").  Morgan Stanley has  short-term  unsecured debt ratings of P-1 from
Moody's and A-1 from Standard & Poor's.

           DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

     The  following  summary  describes  the  material  terms of the  Policy and certain  provisions  of the Policy  Provider  Agreement.  The  summary  does not purport to be complete  and is  qualified in its entirety by reference to all of the  provisions  of the  Policy,  which  has  been  filed as an  exhibit  to the
Registration  Statement  and copies of which are  available  as set forth  under
"Where You Can Find More Information".

THE POLICY

     The Policy  Provider has issued a certificate  guarantee  insurance  policy
(the  "Policy") in favor of the Trustee for the benefit of the  Noteholders  and the  Liquidity  Provider.  Drawings  under  the  Policy  may be made  under  the following six circumstances:

  INTEREST DRAWINGS

     If on any Distribution  Date (other than the date on which a Policy Drawing is made as  described in  "--Proceeds  Deficiency  Drawing",  "--Non-Performance
Drawing" or "--Final Policy  Drawing") after giving effect to the  subordination provisions of the Indenture and to the application of any drawing paid under the
Liquidity  Facility in respect of interest due on the Notes on such Distribution
Date and any withdrawal of funds from the Cash Collateral  Account in respect of such  interest  (collectively,  "Prior  Funds"),  the Trustee does not then have sufficient  funds  available  for the  payment of all  amounts  due and owing in respect of accrued  interest on the Notes at the Stated  Interest  Rate (without giving effect to any acceleration and calculated  assuming that Continental will not cure the nonpayment of interest), the Trustee is to request a Policy Drawing under the  Policy in an amount  sufficient  to enable  the  Trustee  to pay such accrued interest.

  PROCEEDS DEFICIENCY DRAWING

     If on any Distribution  Date (other than the date on which a Policy Drawing is made as described in "--Non-Performance Drawing" or "--Final Policy Drawing")
established  by the Trustee by reason of its  receipt of a payment  constituting the proceeds from the sale of Pledged Spare Parts  comprising all of the Pledged
Spare Parts  subject to the lien of the  Security  Agreement at the time of such sale, after giving effect to the  subordination  provisions of the Indenture and to the  application  of Prior Funds,  the Trustee does not then have  sufficient funds available for the payment in full of the then outstanding principal amount of the Notes  together  with accrued and unpaid  interest  thereon at the Stated
Interest Rate (calculated assuming that Continental will not cure the nonpayment of  interest  and  excluding  any accrued  and unpaid  Premium or Break  Amount)
(collectively,  the  "Outstanding  Amount"),  the Trustee is to request a Policy
Drawing  under the Policy in an amount  sufficient  to enable the Trustee to pay the Outstanding Amount.

  NON-PERFORMANCE DRAWING

     If a Payment  Default exists under the Notes (without  giving effect to any acceleration or any payments by the Liquidity  Provider or the Policy  Provider)
for  eight  consecutive  Interest  Periods  (such  period,  the  "Non-Performing
Period") (regardless of whether any proceeds from the sale of any Collateral are distributed  by the Trustee  during such  period) and  continues to exist on the
Interest  Payment  Date on which such eighth  Interest  Period ends (or, if such
Interest  Payment  Date falls  within the  applicable  period  specified  in the proviso  to the  definition  of  "Non-Performing",  continues  to  exist  on the
Business Day immediately  following such period (the "Relevant  Date")),  and on the 25th day  following  such  Interest  Payment  Date or,  if  applicable,  the
Relevant  Date (or, if such 25th day is not a Business  Day,  the next  Business
Day)  (the   "Non-Performance   Payment   Date")  after  giving  effect  to  the
subordination provisions of the Indenture and to the application of Prior Funds, the Trustee does not then have  sufficient  funds  available  for the payment in full of the Outstanding  Amount as of the  Non-Performance  Payment Date, unless the Policy  Provider  shall have paid on any day prior  thereto the  Outstanding
Amount as of such day pursuant to a Policy  Drawing as described in  "--Proceeds
Deficiency  Drawing" or "--Final  Policy  Drawing",  the Trustee is to request a
Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay such Outstanding Amount. If the Non-Performance Payment Date is established, the Trustee shall send to the Noteholders  written notice thereof promptly,  but no later than three Business Days,  after the occurrence of the Interest Payment
Date on which the  Non-Performing  Period ends or, if  applicable,  the Relevant
Date.

     Notwithstanding  the  foregoing,  if the  Non-Performance  Payment  Date is scheduled to occur prior to the Final Scheduled Payment Date,  instead of paying such amount on the  Non-Performance  Payment Date,  the Policy  Provider may, so
long as no Policy Provider  Default is continuing,  elect (the "Policy  Provider
Election"),  by  giving  notice  to the  Trustee  at least 10 days  prior to the
Non-Performance  Payment Date,  to pay:

     o    Any shortfall on the Non-Performance Payment Date in funds required to pay accrued interest on the Notes.

     o    Thereafter,  on  each  Distribution  Date,  an  amount  equal  to  the scheduled principal (on the Final Scheduled Payment Date) and interest
          (without regard to any  acceleration  thereof) payable on the Notes on such Distribution Date.

     Notwithstanding  the Policy Provider Election,  the Policy Provider may, on
any  Business  Day (which shall be a  Distribution  Date)  elected by the Policy
Provider  upon 20 days'  notice,  cause the Trustee to make a drawing  under the
Policy for an amount equal to the  Outstanding  Amount as of such day.  Further, notwithstanding  the Policy Provider  Election,  upon the occurrence of a Policy
Provider Default,  the Trustee shall, on any Business Day elected by the Trustee upon 20 days' notice to the Policy Provider, make a drawing under the Policy for an amount equal to the Outstanding Amount as of such day.

  FINAL POLICY DRAWING

     If  on  the  Final  Legal  Maturity  Date,   after  giving  effect  to  the
subordination  provisions of the Indenture and to the  application  of any Prior
Funds,  unless the Policy  Provider shall have paid on any day prior thereto the
Outstanding  Amount  as of  such  day as  described  in  "--Proceeds  Deficiency
Drawing"  or  "--Non-Performance  Drawing",  the  Trustee  does  not  then  have sufficient funds available for the payment in full of the Outstanding  Amount as of such date,  the Trustee is to request a Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay such Outstanding Amount.

  AVOIDANCE DRAWING

     If, at any time,  the Trustee has actual  knowledge  of the issuance of any
Final Order, the Trustee is to give prompt notice to the Liquidity  Provider and the Policy  Provider of such Final  Order and,  prior to the  expiration  of the
Policy,  to request a Policy  Drawing for the  relevant  Avoided  Payment and to deliver  to the  Policy  Provider a copy of the  documentation  required  by the
Policy with respect to such Final Order.  To the extent that any portion of such
Avoided  Payment  is to be  paid  to the  Trustee  (and  not  to  any  receiver, conservator,  debtor-in-possession  or trustee in  bankruptcy as provided in the
Policy), the Trustee shall establish as a Distribution Date the date that is the earlier of three  Business  Days after the date of the  expiration of the Policy and the Business Day that immediately follows the 25th day after that notice for distribution of such portion of the proceeds of such Policy Drawing.

  LIQUIDITY PROVIDER DRAWING

     On or after the  Business Day which is 24 months from the earliest to occur of (1) the date on which an  Interest  Drawing  shall  have been made  under the
Liquidity Facility and remains unreimbursed from payments made by Continental at the end of such 24-month  period,  (2) the date on which any Downgrade  Drawing,
Non-Extension  Drawing  or  Final  Drawing  that  was  deposited  into  the Cash
Collateral  Account  shall  have been  applied to pay any  scheduled  payment of interest on the Notes and remains unreimbursed from payments made by Continental at the end of such  24-month  period  and (3) the date on which all of the Notes have  been  accelerated  and  remain  unpaid by  Continental  at the end of such
24-month period (in each case,  disregarding any reimbursements from payments by the Policy Provider and from proceeds from the sale of Collateral distributed by the Trustee  during such  24-month  period) (such  Business Day, the  "Liquidity
Provider  Reimbursement  Date"), the Policy Provider (upon 20 days' prior notice from the Trustee on behalf of the Liquidity  Provider) will be required to honor drawings under the Policy by the Trustee on behalf of the Liquidity Provider for all outstanding  drawings under the Liquidity  Facility,  together with interest thereon.

GENERAL

     All requests by the Trustee for a Policy  Drawing  under the Policy  (other than a Policy Drawing as described in "--Liquidity  Provider Drawing") are to be made by it no later than 1:00 p.m.  (New York City time) on (or,  in the case of any Avoided  Payment,  at least  three  Business  Days prior to) the  applicable
Distribution  Date and in the form  required by the Policy and  delivered to the
Policy  Provider  in  accordance  with the  Policy.  All  proceeds of any Policy
Drawing  under  the  Policy  (other  than  a  Policy  Drawing  as  described  in
"--Liquidity  Provider  Drawing")  by the  Trustee  are to be  deposited  by the
Trustee  in a  separate  policy  account  and  from  there  distributed  to  the
Noteholders without regard to the subordination  provisions of the Indenture. In the case of any Avoided  Payments,  however,  all or part of the Policy  Drawing
will   be   paid   directly   to   the   bankruptcy    receiver,    conservator,
debtor-in-possession or trustee to the extent such amounts have not been paid by the Noteholders.  If any request for a Policy Drawing is rejected as not meeting the requirements of the Policy, the Trustee is to resubmit such request so as to meet such requirements.

     The Policy provides that if such a request for a Policy Drawing is properly submitted  or  resubmitted  it will pay to the Trustee for deposit in a separate policy account the  applicable  payment under the Policy no later than 3:00 p.m.
on the  later of the  relevant  Distribution  Date and the date the  request  is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or the next Business Day (if the request is received after that time).

     Once any  payment  under the  Policy  is paid to the  Trustee,  the  Policy
Provider will have no further obligation in respect of such payment.  THE POLICY
PROVIDER  SHALL NOT BE REQUIRED  TO MAKE ANY PAYMENT  EXCEPT AT THE TIMES AND IN
THE AMOUNTS AND UNDER THE CIRCUMSTANCES EXPRESSLY SET FORTH IN THE POLICY.

     The  Policy  does not cover (i)  shortfalls,  if any,  attributable  to the liability of the Trustee for withholding  taxes, if any (including  interest and penalties  in  respect of that  liability),  (ii) any  interest  on the Notes in excess of the Capped  Interest  Rate,  (iii) any  Premium or other  acceleration payment  payable  in  respect  of the  Notes,  (iv) any Break  Amount or (v) any failure of the  Trustee to make any payment  due to the  Noteholders  from funds received.

     The Policy Provider's obligation under the Policy will be discharged to the extent  that  funds  are  received  by  the  Trustee  for  distribution  to  the
Noteholders, whether or not the funds are properly distributed by the Trustee.

     The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy  Provider or any other  person on the date (the
"Termination Date") that is one year and one day following the date on which the
Outstanding  Amount is paid on the Notes,  unless an Insolvency  Proceeding  has commenced and has not been  concluded or dismissed on the  Termination  Date, in which case on the later of (i) the date of the  conclusion  or dismissal of such
Insolvency  Proceeding  without  continuing  jurisdiction  by the  court in such
Insolvency  Proceeding  and (ii) the date on which the Policy  Provider has made all  payments  required  to be made under the terms of such Policy in respect of
Avoided  Payments.  No portion of the premium under the Policy is refundable for any reason including payment or provision being made for payment.

     The Policy is issued under and  pursuant to, and shall be construed  under, the laws of the State of New York.

DEFINITIONS

     "Avoided  Payment"  means with  respect  to the  Policy any amount  paid or required to be paid thereunder  that is voided under any applicable  bankruptcy, insolvency,  receivership or similar law in an Insolvency Proceeding,  and, as a result of which,  the  Trustee,  the  Liquidity  Provider or any  Noteholder  is
required  to return all or any  portion of such voided  payment  (including  any disgorgement  from the Noteholders or the Liquidity  Provider  resulting from an
Insolvency  Proceeding  whether such  disgorgement  is determined on a theory of preferential conveyance or otherwise) in accordance with a final, non-appealable order of a court of competent jurisdiction.

     "Final  Order" means the order  referred to in the  definition  of the term
"Avoided Payment".

     "Insolvency Proceeding" means the commencement, after the Issuance Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar  proceedings by or against  Continental or the
Liquidity  Provider  and the  commencement,  after  the  Issuance  Date,  of any proceedings  by  Continental  or the  Liquidity  Provider  for the winding up or liquidation  of its affairs or the  consent,  after the  Issuance  Date,  to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency,  readjustment  of debt,  reorganization,  marshalling  of assets and liabilities  or  similar  proceedings  of or  relating  to  Continental  or  the
Liquidity Provider.

THE POLICY PROVIDER AGREEMENT

     The  Trustee,  Continental  and the Policy  Provider  have  entered into an insurance and indemnity agreement (the "Policy Provider  Agreement") pursuant to which  Continental  has agreed to reimburse the Policy Provider for amounts paid pursuant  to claims  made under the  Policy.  Pursuant  to the  Policy  Provider
Agreement,  Continental has agreed to pay the Policy Provider a premium based on the  outstanding  principal  of the  Notes  and a fee  in  connection  with  any prepayment  of the  Notes and to  reimburse  the  Policy  Provider  for  certain expenses.

                          DESCRIPTION OF THE APPRAISAL

     SH&E, an independent  aviation  appraisal and consulting firm, has prepared an appraisal of the spare parts  included in the  Collateral  as of December 25,
2002. A letter, dated January 24, 2003, summarizing such appraisal is annexed to this  Prospectus  as  Appendix  II.  The  appraisal  is  subject  to a number of assumptions  and  limitations  and  was  prepared  based  on  certain  specified methodologies.  In  preparing  its  appraisal,  SH&E  conducted  only a  limited physical  inspection  of certain  locations at which  Continental  maintains the spare parts.  An appraisal that is subject to other  assumptions and limitations and based on other  methodologies  may result in valuations  that are materially different from those contained in SH&E's appraisal.

     The spare  parts  included  in the  Collateral  fall  into two  categories,
"rotables" and "expendables".  Rotables are parts that wear over time and can be repeatedly restored to a serviceable  condition over a period  approximating the life of the flight  equipment  to which they relate  ("Rotables").  For example,
thrust  reversers,   auxiliary  power  units  and  landing  gear  are  Rotables.
Expendables consist of parts that can be restored to a serviceable condition but have a life less than the related flight  equipment and parts that generally are used once and thereby  consumed or  thereafter  discarded.  For example,  engine cowlings,  engine blades and duct assemblies are repairable expendable parts and bolts,  screws,  tubes and hoses are consumable  expendable parts. Spare engines are not included in the Collateral. Set forth below is certain information about the spare parts of the types included in the Collateral and the appraised  value of such spare parts set forth in SH&E's appraisal referred to above:

                               SPARE PARTS QUANTITY(1)
                       -----------------------------------
  AIRCRAFT MODEL       EXPENDABLES    ROTABLES      TOTAL     APPRAISED VALUE
  --------------       -----------    ---------   -------     ---------------
737-700............         877            24         901
737-700/800........     278,912         6,942     285,854
737-800............       3,777           191       3,968
737-900............         821            10         831
                        -------      --------    --------
737-7/8/9
     Subtotal......     284,387         7,167     291,554       $185,972,600

757-200............     185,731         3,391     189,122         69,352,800
757-300............      10,946            96      11,042          3,116,700
767-200............      25,485           227      25,712          8,946,700
767-400............      51,147         1,586      52,733         55,741,200
777-200............     111,210         3,006     114,216        113,712,000
                        -------     ---------   ---------       ------------
Total..............     668,906        15,473     684,379       $436,841,900

------------

(1)  This  quantity of spare parts used in  preparing  the  appraised  value was determined as of December 25, 2002.  Since spare parts are regularly  used, refurbished, purchased, transferred and discarded in the ordinary course of
     Continental's  business,  the  quantity  of  spare  parts  included  in the
     Collateral and their appraised value will change over time.  Continental is required to provide to the Policy  Provider  and the  Trustee a  semiannual appraisal of the Collateral. See "Description of the Notes--Collateral".

     In  connection  with  the  issuance  of the Old  Notes,  SH&E  prepared  an appraisal,  dated as of  October  31,  2002,  of the  spare  parts of the  types included in the Collateral owned by Continental as of August 25, 2002,  prepared on  substantially  the same basis as the appraisal  described  above.  The total appraised value of the spare parts according to such appraisal was $415,429,000.

     An  appraisal  is only an estimate  of value.  An  appraisal  should not be relied upon as a measure of realizable  value. The proceeds realized upon a sale of any  Collateral  may be less  than  its  appraised  value.  The  value of the
Collateral if remedies are exercised  under the Indenture  will depend on market and economic conditions,  the supply of similar spare parts, the availability of buyers,  the condition of the Collateral and other factors.  In addition,  since
spare  parts  are  regularly  used,  refurbished,   purchased,  transferred  and
discarded  in the  ordinary  course of  business,  the  quantity  of spare parts included  in the  Collateral  and their  appraised  value will change over time.
Accordingly,  Continental  cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the  Notes.  If a Policy  Provider  Default  occurs  and such  proceeds  are not sufficient  to repay all such  amounts  due on the Notes,  then  holders (to the extent not repaid from the proceeds of the sale of  Collateral)  would have only unsecured claims against Continental and the Policy Provider.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The following  summary  describes the material  generally  applicable  U.S.
federal income tax  consequences to Noteholders of the exchange of the Old Notes for New Notes.  This  summary is intended to address  the  beneficial  owners of
Notes  that are  citizens  or  residents  of the  United  States,  corporations, partnerships or other entities  created or organized in or under the laws of the
United States or any State,  or estates or trusts the income of which is subject to U.S.  federal  income  taxation  regardless  of its source that will hold the
Notes as capital assets.  The summary does not address all of the federal income tax  consequences  that may be  relevant  to all  Noteholders  in light of their particular circumstances  (including,  for example, any special rules applicable
to  tax-exempt  organizations,   broker-dealers,  insurance  companies,  foreign
entities and persons who are not citizens or residents of the United States) and
does  not  address  any  tax   consequences   other  than  federal   income  tax
consequences.

     The  exchange of Old Notes for New Notes (the  "Exchange")  pursuant to the
Exchange Offer will be treated as a continuation  of the holder's  investment in the Old Notes  and will not be a  taxable  event  for U.S.  federal  income  tax purposes.  As a result, a holder of an Old Note whose Old Note is accepted in an
Exchange Offer will not recognize gain or loss on the Exchange. Similarly, there would be no  federal  income  tax  consequences  to a  Noteholder  that does not participate  in the Exchange  Offer.  A tendering  holder's tax basis in the New
Notes will be the same as such holder's tax basis in its Old Notes.  A tendering holder's  holding  period for the New Notes  received  pursuant to the  Exchange
Offer will include its holding period for the Old Notes surrendered therefor.

     ALL  HOLDERS OF OLD NOTES ARE  ADVISED TO  CONSULT  THEIR OWN TAX  ADVISORS
REGARDING THE UNITED STATES FEDERAL,  STATE,  LOCAL AND FOREIGN TAX CONSEQUENCES
OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND OF THE OWNERSHIP AND  DISPOSITION
OF NEW NOTES  RECEIVED IN THE  EXCHANGE  OFFER IN LIGHT OF THEIR OWN  PARTICULAR
CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

     Each  broker-dealer that receives New Notes for its own account pursuant to the  Exchange  Offer  must  acknowledge  that it will  deliver a  prospectus  in connection  with any resale of such New  Notes.  This  Prospectus,  as it may be amended or  supplemented  from time to time, may be used by a  broker-dealer  in connection  with  resales of New Notes  received in exchange for Old Notes where such Old Notes were  acquired as a result of  market-making  activities or other trading activities. Continental has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration  Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in  connection  with any such resale.  In addition,  until such date all broker-dealers  effecting  transactions  in the New  Notes  may be  required  to deliver a prospectus.

     Continental  will not  receive any  proceeds  from any sale of New Notes by broker-dealers.  New Notes  received  by  broker-dealers  for their own  account pursuant  to the  Exchange  Offer  may be sold  from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the  writing  of options on the New Notes or a  combination  of such  methods of resale,  at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated  prices. Any such resale may be made directly  to  purchasers  or to or through  brokers or dealers  who may  receive
compensation   in  the  form  of  commissions  or  concessions   from  any  such
broker-dealer  and/or the  purchasers of any such New Notes.  Any  broker-dealer that resells New Notes that were received by it for its own account  pursuant to the Exchange Offer and any broker or dealer that  participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the
Securities  Act  and  any  profit  of any  such  resale  of New  Notes  and  any commissions  or  concessions  received  by any such  persons may be deemed to be underwriting  compensation  under the Securities  Act. The Letter of Transmittal states  that  by  acknowledging  that  it  will  deliver  and  by  delivering  a prospectus,  a  broker-dealer  will  not  be  deemed  to  admit  that  it  is an
"underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date,  Continental will promptly send additional copies of this  Prospectus and any amendment or supplement to this Prospectus to any  broker-dealer  that requests such  documents in the Letter of  Transmittal.

Continental has agreed to pay all expenses  incident to the Exchange Offer other than  commissions or  concessions of any brokers or dealers,  fees of counsel to the Holders and certain  transfer  taxes,  and will indemnify the Holders of the
New Notes (including any broker-dealers) against certain liabilities,  including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The  validity of the Notes is being passed upon for  Continental  by Hughes
Hubbard & Reed LLP, New York, New York.

                                     EXPERTS

     The consolidated  financial  statements  (including the financial statement schedule) of  Continental  Airlines,  Inc.  appearing in  Continental  Airlines,
Inc.'s Annual Report (Form 10-K),  as amended,  for the year ended  December 31,
2002 have been audited by Ernst & Young LLP, independent  auditors, as set forth in their reports thereon included therein and incorporated  herein by reference.
Such  consolidated  financial  statements  (including  the  financial  statement schedule) are, and audited  consolidated  financial statements to be included in subsequently  filed  documents  will be,  incorporated  herein by  reference  in reliance upon such reports of Ernst & Young LLP pertaining to such  consolidated financial  statements  (to  the  extent  covered  by  consents  filed  with  the
Commission)  given on the  authority of such firm as experts in  accounting  and auditing.

     The  consolidated  balance  sheets of MBIA Inc. and  subsidiaries  and MBIA
Insurance  Corporation and subsidiaries as of December 31, 2002 and December 31,
2001 and the related consolidated statements of income, changes in shareholders'
equity,  and cash flows for each of the three years in the period ended December
31, 2002,  incorporated  herein by reference,  have been incorporated  herein in reliance on the reports of PricewaterhouseCoopers  LLP, independent accountants, given on the authority of that firm as experts in accounting  and auditing.  Any other audited  financial  statements of such companies that are  incorporated or that are deemed to be incorporated herein by reference that are the subject of a report  by  PricewaterhouseCoopers  LLP,  independent  accountants,  will  be so incorporated  by reference in reliance  upon such reports and upon the authority of such firms as experts in  accounting  and  auditing to the extent  covered by consents of PricewaterhouseCoopers LLP filed with the SEC.

     The references to SH&E, and to its appraisal  reports,  dated as of October
31,  2002 and  January  24,  2003,  are  included  herein in  reliance  upon the authority of such firm as an expert with respect to the matters contained in its appraisal reports.

                           APPENDIX I--INDEX OF TERMS

                              PAGE                                          PAGE

Agent's Message.................42         Final Scheduled Payment
American Airlines...............23           Date.......................... .45
Applicable Date.................47         Fixed charges.....................28
ATOP............................42         GAAP..............................36
Aviation Security Act...........23         Global Notes......................59
Avoided Payment.................69         holder............................40
Base Rate.......................65         Holdings..........................29
Book-Entry Confirmation.........40         Hopkins International.............29
Break Amount....................47         Houston...........................29
Bush Intercontinental...........29         Indenture.........................45
Business Day....................57         Indirect Participants.............59
Capped Interest Rate............62         Initial Interest Period...........46
Cash Collateral.................48         Initial Purchaser.................26
Cash Collateral Account.........63         Insolvency Proceeding.............70
Cede............................59         Interest Drawing..................62
CMI.............................29         Interest Payment Date.............45
Collateral......................48         Interest Period...................46
Collateral Agents...............48         Issuance Date.....................37
Collateral Agreements...........48         KLM...............................31
Collateral Maintenance                     Liberty International.............29
  Agreement.....................48         LIBOR.............................46
Collateral Ratio................48         Liquidity Event of Default........66
Commission.......................3         Liquidity Expenses................56
Company.........................29         Liquidity Facility................62
Continental.....................29         Liquidity Facility LIBOR..........65
Continental Bankruptcy                     Liquidity Obligations.............56
  Event.........................53         Liquidity Provider................62
Controlling Party...............55         Liquidity Provider Guarantor......66
Copa............................31         Liquidity Provider
Debt Balance....................52           Reimbursement Date..............68
Default.........................53         Maximum Available
Definitive Notes................60           Commitment......................62
Delta...........................30         MBIA..............................35
Designated Locations............52         Moody's...........................63
Distribution Date...............46         New Notes..........................5
Downgrade Drawing...............63         Newark............................29
DTC.............................40         Non-Extension Drawing.............64
DTC Participant.................42         Non-Performance Payment Date......67
earnings........................28         Non-Performing....................56
Eligible Institution............40         Non-Performing Period.............67
Embraer.........................21         Northwest Airlines................30
Equipment.......................54         Note Owners.......................60
Event of Default................52         Noteholders.......................47
Event of Loss...................52         Notes..............................5
Exchange........................73         Old Notes..........................5
Exchange Agent..................43         Operative Documents...............45
Exchange Offer...................5         Outstanding Amount................67
Expiration Date.................39         Parent Company....................35
ExpressJet......................29         Participating Broker-Dealer.......38
FAA.............................20         Payment Default...................52
Fair Market Value...............48         Pledged Spare Parts...............48
Final Drawing...................64         Policy............................67
Final Legal Maturity Date.......45         Policy Drawing....................57
Final Order.....................69

Policy Expenses.................57         SARS..............................32
Policy Provider.................35         Scheduled Interest Payment
Policy Provider Agreement.......70            Date...........................45
Policy Provider Default.........55         Section 1110......................54
Policy Provider Election........68         Security Agent....................48
Policy Provider Obligations.....56         Security Agreement................48
Premium.........................47         SH&E..............................25
Prior Funds.....................67         Shelf Registration Statement......38
Qualified Spare Parts...........48         Standard & Poor's.................63
Rating Agency...................49         Stated Interest Rate..............45
Reference Agency Agreement......46         Subordinated Notes................57
Reference Agent.................46         Support Documents.................45
Reference Date..................46         Termination Date..................69
Registration Event..............38         Termination Notice................66
Registration Rights Agreement...37         Threshold Rating..................63
Registration Statement...........3         TIA...............................53
Relevant Date...................67         Trustee...........................45
Replacement Facility............63         TSA...............................23
Required Amount.................62         United............................23
Rotable Ratio...................48         US Airways........................23
Rotables........................71         Virgin............................31
SAP.............................36

                          APPENDIX II--APPRAISAL LETTER

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                        A FULL APPRAISAL OF SELECTED SPARE PARTS

                                                                   Prepared for:

                                                            CONTINENTAL AIRLINES

                                                                    Prepared by:
                                                                            SH&E

                                                                JANUARY 24, 2003

                                                          TABLE OF CONTENTS

1    1.0  INTRODUCTION, DETERMINATION &

Appendix A - Value by Aircraft Type by Material Class
Appendix B - Summary of Inventory Adjustments
Appendix C - Proportion of Serviceable & Unserviceable Parts

                                                 1.0 INTRODUCTION, DETERMINATION
                                                                   & ASSUMPTIONS

1.1  INTRODUCTION

Continental  Airlines,  Inc.  ("Continental"  the "Client") has retained  Simat,
Helliesen  & Eichner,  Inc.  ("SH&E") to prepare an update to its opinion of the
Current (or Fair) Market Value  ("CMV") of an inventory of selected  spare parts owned by  Continental  (collectively  the "Subject  Assets").  This report is an update to SH&E's previous report dated October 31, 2002.

As part  of the  appraisal,  SH&E  conducted  limited  physical  inspections  of
Continental's  warehouse  facilities  at Newark (3  locations),  Cleveland,  Los
Angeles (2  locations),  Houston - George Bush  Intercontinental  (4 locations),
Houston - Hobby, Honolulu (2 locations) and Orlando.  Together,  these locations account for 80% of the subject asset value.

1.2  DETERMINATION

SH&E has  determined  the  aggregate  Adjusted(1)  Current  Market Value of  the
Subject Assets to be:

                                 $ 436.8 MILLION

As a point of reference,  this updated appraisal represents an increase of $21.4 million from the  valuation  provided in the previous  report dated  October 31,
2002 that was based on an inventory listing as of August 25, 2002.

--------------------

(1)   Adjustments  were  made to the CMV to  reflect  serviceability  levels  and inventory accuracy

--------------------------------------------------------------------------------
TABLE 1-1:  CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000)
--------------------------------------------------------------------------------
                         UNADJUSTED CURRENT MARKET VALUE

                         Serviceable          Unserviceable               Total
--------------------------------------------------------------------------------
737-7/8/9                 $157,991.7              $56,175.8          $214,167.6

757-200                    $62,373.7              $17,599.7           $79,973.4

757-300                     $2,944.5                 $434.0            $3,378.4

767-200                     $6,340.1               $7,193.2           $13,533.3

767-400                    $51,935.1               $9,576.8           $61,511.8

777-200                    $97,444.4              $32,665.2          $130,109.6
                           ---------              ---------          ----------
Total                     $379,029.5             $123,644.7          $502,674.2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 1-2:  CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000)
--------------------------------------------------------------------------------
                          ADJUSTED CURRENT MARKET VALUE
SH&E Value
Group                    Serviceable          Unserviceable               Total
--------------------------------------------------------------------------------
737-7/8/9                 $157,991.7              $27,980.8          $185,972.6

757-200                    $62,373.7               $6,979.1           $69,352.8

757-300                     $2,944.5                 $172.2            $3,116.7

767-200                     $6,340.1               $2,606.6            $8,946.7

767-400                    $51,935.1               $3,806.1           $55,741.2

777-200                    $97,444.4              $16,267.6          $113,712.0
                           ---------              ---------          ----------

Total                     $379,029.5              $57,812.4          $436,841.9
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.3  ASSUMPTIONS

SH&E relied on the following assumptions while performing this valuation:

     O    The global commercial  aviation industry and, more  specifically,  the aviation  spare parts  aftermarket  will  continue to recover from the financial distress experienced since early 2001.

     O    The  SH&E  values   assume  the  Subject   Assets  meet  all  relevant
          specifications and performance capabilities.

     O    SH&E relied upon Continental's  determination as to the serviceability or  unserviceability  of the Subject  Assets.  Any  variation in their status would affect the values referenced herein.

     O    SH&E has not addressed  any ownership  rights and has assumed that the
          Subject  Assets  are  owned by the  Client.

     O    The Subject Asset's records are in compliance with International Civil
          Aviation  Organization  (ICAO)  standards  and  furthermore,  all Life
          Limited Parts ("LLP's") records are traceable "back to birth"(2).

     O    All  normally  required   maintenance  has  been  performed  including
          compliance with all mandatory Airworthiness Directives.

     O    All of the data and information provided by Continental is an accurate representation  of  the  actual  conditions  or  circumstances  of the
          Subject Assets.

     O    The  Subject  Assets have not been  involved in any major  incident or accident that resulted in significant damage to the asset.

--------------------

(2)  "Back-to-birth"   records  are  those  that   provide   operating   history
     information  for  each  LLP from  the  date of its  first  delivery  by the
     Original  Equipment  Manufacturer  (OEM) to its first operator and for each subsequent installation.

                                                      2.0  DESCRIPTION OF ASSETS

2.1  SPARE PARTS NOMENCLATURE

Aircraft and engine spare parts are generally categorized as follows:

ROTABLES

Rotable  parts are those  components  that can be  repeatedly  and  economically restored to a serviceable  condition over a period approximating the life of the flight  equipment to which they are related.  When in need of overhaul,  rotable components  are  generally  worth 30-50% of new and,  after  overhaul,  they are typically worth 70-85% of new depending on the age of the aircraft type.

Examples of rotable  parts  include  thrust  reversers,  auxiliary  power units, landing gears, generators,  valves and actuators. Rotable parts normally have an unique serial number.

REPAIRABLES

Repairables are those components or parts that can be economically restored to a serviceable or overhauled  condition,  but that have a life that is considerably less  than the  life of the  flight  equipment  to which  they are  related.  In addition,  they can only be  overhauled  or repaired a limited  number of times.
When in need of overhaul or repair,  repairable parts are typically worth 30-50%
of new and, after overhaul 60-80 % of new.

In the Continental  system,  these parts are classified as Expendables  (because they are  ultimately  consumed) with a notation in the part record that the part is to be  "recovered"  and  inspected to  determine if repair is cost  effective prior to being scrapped.

Examples of repairable or Recoverable  Expendable parts include engine cowlings, fairings,  and engine blades,  flap track  assemblies,  certain  bearings,  duct assemblies and fittings.

EXPENDABLES

Expendables are parts or material that, once used, cannot be re-used and, if not serviceable, they generally cannot be overhauled or repaired.

LIFE LIMITED PARTS

Life limited parts (LLP) have a finite  operating life that is defined by hours, cycles or  calendar  limit and are usually  found in engines  and  landing  gear assemblies.  When a LLP  reaches  its life  limit,  it cannot be  overhauled  or repaired and must be destroyed.

The condition of aircraft and engine parts is classified as follows:

NEW

New  parts  are  parts  that  have  never  been  used  and are  normally  in the manufacturer's original packaging.

OVERHAULED

Overhauled  parts are rotable or  repairable  parts that have been  repaired and tested to defined overhaul  standards that can be specified by the manufacturer, an airline or the repair vendor.  The overhaul process restores the part to near new service standard.

SERVICEABLE

Serviceable  parts are parts that have been inspected and tested and found to be within prescribed service limits.

AS REMOVED

An 'As Removed' part is in the condition that it was when it was removed from an operator's  aircraft  or  engine.  Such a part can be  installed,  if  operating normally prior to removal, without prior testing on an aircraft or engine in the same operator's  fleet. In all other cases, an As Removed part must be inspected and tested in an approved manner before it can be declared serviceable.

UNSERVICEABLE

Unserviceable  (sometimes  referred to as  Repairable)  components or parts have been either removed from service for not working  correctly or, upon  inspection and testing, were found not to meet certain prescribed standards. Such parts can be sent to suitably qualified facilities for repair or overhaul as required.

BEYOND ECONOMIC REPAIR

An  unserviceable  part that,  when  inspected  and tested,  is found to require repairs  that are  estimated  to cost  more  than the part is worth is  declared
'Beyond Economic Repair' (BER) and is usually scrapped.

AIRWORTHINESS OF PARTS

All  parts,  regardless  of  whether  or  not  they  are  classified  as  'New',
'Overhauled'  or  'Serviceable'  only  remain  airworthy  as  long  as the  part continues  to  comply  with  all  manufacturer's  storage,  maintenance  and FAA
Airworthiness Directives requirements.

2.2  SUMMARY OF THE CONTINENTAL INVENTORY

The Subject  Assets are  selected  airframe,  avionic and engine spare parts for
Continental's  in-service fleet of Boeing 737-700,  737-800 and 737-900 together with  Boeing  757-200,  757-300,  767-200,  767-400 and  777-200  aircraft.  The aircraft  inventories  include the total  inventory  population for all of those aircraft except for the 757-200. The 757 parts include only those acquired after
October 1994.

SH&E was provided with an electronic  inventory listing from CO's  'SCEPTRE/ICS'
inventory  management system dated as of December 25, 2002. The inventory listed each  Continental  part number  ("MEPN") and information for each MEPN by fleet, category  (expendable  or rotable),  historic  average cost (also last  purchase price and catalogue  price if available),  and the percentage  serviceable.  The inventory  consisted  of 25,465  line items  with a total of 789,737  individual parts.  A total of 2,110 line items  containing  105,358  parts (see Appendix B)
were excluded from this appraisal for the following reasons:

     1.   The  parts  are for an  aircraft  modification  program  that  will be completed by the next appraisal (cockpit doors).

     2.   The parts are assets  supplied and owned by vendors but tracked in the
          Continental maintenance system (brake and tire sets).

     3.   Or, are branded parts specific to Continental  and can only be used by the airline (seat covers, carpet and cushion, and fabric).

These parts except for the cockpit doors, which are new items, were also removed from the previous appraisal.

The majority of the Subject  Assets were  assessed to be in a new or  overhauled maintenance  condition.  Continental  claimed that the accuracy of the inventory management systems found by SH&E at the inspected  facilities was representative of other  stations in the system and SH&E found no  indications to the contrary.
It should be noted that SH&E did not  compare or  reconcile  the part cost basis provided to SH&E with values reported on Continental's Balance Sheet.

--------------------------------------------------------------------------------
TABLE 2-1:  SELECTED SPARE PARTS DISTRIBUTION
--------------------------------------------------------------------------------

Value Group               Fleet               Expendable     Rotable       Total
--------------------------------------------------------------------------------

                          737-700/800            278,912       6,942     285,854
                          737-800                  3,777         191       3,968
                          737-900                    821          10         831
                                                     ---          --         ---
737-7/8/900 Total                                284,387       7,167     291,554

757-200                   757-200                185,731       3,391     189,122
757-300                   757-300                 10,946          96      11,042
767-200                   767-200                 25,485         227      25,712
767-400                   767-400                 51,147       1,586      52,733
777-200                   777-200                111,210       3,006     114,216
                                                 -------       -----     -------

Grand Total                                      668,906      15,473     684,379
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
*These  summary  tables  reflect  the  current  part count  after all  inventory adjustments. See Appendix B for a detailed summary of inventory adjustments.

2.3      COMPARISON OF THE TWO APPRAISALS

For this  appraisal  SH&E  used  data as of  December  25,  2002;  in the  prior appraisal, the inventory was dated as of August 25, 2002

     2.3.1     INVENTORY SIZE COMPARISON

The  inventory  as of December  25, 2002  contained  742 more  Continental  part numbers  and  contained  59,454  more  individual  parts.  The  following  table summarizes the differences.

--------------------------------------------------------------------------------
TABLE 2-2:  INVENTORY AS OF DECEMBER 2002
--------------------------------------------------------------------------------
Aircraft                                        Lines                     Parts
--------------------------------------------------------------------------------
737-7/8/9                                       6,036                    335,753

757-200                                         7,568                    212,363

757-300                                           674                     12,662

767-200                                         1,298                     26,574

767-400                                         3,970                     67,597

777-200                                         5,919                    134,788
                                                -----                    -------

Grand Total                                    25,465                   789,737
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 2-3:  INVENTORY AS OF AUGUST 2002
--------------------------------------------------------------------------------
Aircraft                                        Lines                     Parts
--------------------------------------------------------------------------------
737-7/8/9                                       5,756                    279,537

757-200                                         7,386                    212,424

757-300                                           659                     12,080

767-200                                         1,260                     26,418

767-400                                         3,867                     67,304

777-200                                         5,795                    132,520
                                                -----                    -------

Grand Total                                    24,723                    730,283
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 2-4:  INVENTORY - DIFFERENCES
--------------------------------------------------------------------------------
Aircraft                                        Lines                     Parts
--------------------------------------------------------------------------------
737-7/8/9                                         280                    56,216

757-200                                           182                       (61)

757-300                                            15                       582

767-200                                            38                       156

767-400                                           103                       293

777-200                                           124                     2,268
                                                  ---                     -----

Grand Total                                       742                    59,454
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*THE COUNT OF PARTS AS OF JANUARY 2003 IS BEFORE ALL INVENTORY ADJUSTMENTS.  SEE
APPENDIX B FOR A DETAILED SUMMARY OF INVENTORY ADJUSTMENTS.

The change in inventory  represents  an increase in  unadjusted  current  market value of approximately $47.9 Million.

     2.3.2     SIGNIFICANT CHANGES IN THE INVENTORY

SH&E  noted  that  the  proportion  of  unserviceable  parts  has  increased  by approximately  $50 million (before  maintenance  adjustment)  since the previous inventory.  This change was expected as it was noted during the prior  appraisal that the proportion of unserviceable parts was relatively low compared with U.S.
industry average.

SH&E also noted that  Continental  acquired 4 new APUs(3)  with an  approximate current market value of $2.5 million.

--------------------

(3)  An APU is an Auxiliary Power Unit. It is a small jet engine used to provide electrical  and pneumatic  power to aircraft  system when on the ground and power for starting the main engines.  Certain of the engines can be used to provide emergency in-flight electrical power.

     2.3.3     OTHER OBSERVATIONS

     O    At Newark Liberty International Airport, Continental is building a new spare parts facility  which is due for completion in April 2003.  Once complete,  parts from the  current  hanger  location  and  off-airport warehouse will be consolidated into the single facility.

     O    The  Guam  station  holds  inventory  representing  approximately  $25 million in value and was recently  damaged by a typhoon.  Accordingly,
          SH&E was unable to inspect this facility. Continental reports that the facility is being  repaired.  Continental  further informs us that the associated damage, to the spare parts was minimal,  and affected parts are  being  repaired.  SH&E  will  inspect  the  facility  at the next appraisal update.

     O    SH&E observed different packaging standards between different stations although all were acceptable by industry  standards.  SH&E recommended that all parts in excess of $2,500 be individually  packaged even when stored within a bin.

     O    Previously at the Houston - Morales (MOR)  location,  SH&E  discovered several  rotable  parts were reported as being present at the facility
          inventory   when  they  were   actually   installed  on  an  aircraft.
          Continental  was  aware  of the  problem  and  advised  it  was  being corrected.  SH&E  retested  samples of this  inventory and the problem appears to have been corrected.

                                                                 3.0 METHODOLOGY

3.1  DEFINITION OF TERMS

     3.1.1     BASE VALUE

The Base Value  ("BV") is the  appraiser's  opinion of the  underlying  economic value of an asset in an open,  unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". An asset's BV is founded in the historical  trend of values and in the projection of value trends and presumes an arm's-length,  cash transaction between willing, able and knowledgeable  parties,  acting prudently, with an absence of duress and with a  reasonable  period of time  available  for marketing.

Since BV pertains to a somewhat  idealized  asset and market  combination it may not  necessarily  reflect the actual  value of the asset in  question,  but is a nominal  starting  value to which  adjustments  may be applied to  determine  an actual value.  Since BV is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values and lease rates.

     3.1.2     CURRENT MARKET VALUE

The Current (or Fair) Market Value ("CMV" or "FMV") is the  appraiser's  opinion of the most likely  trading price that may be generated for an individual  asset under  the  market  circumstances  that  are  perceived  to exist at the time in question.  CMV assumes that the asset is valued for its highest,  best use, that the parties to the hypothetical sale transaction are willing,  able, prudent and knowledgeable.  Neither are under any unusual  pressure for a prompt  sale,  and that the transaction  would be negotiated in an open and unrestricted  market on an  arm's-length  basis,  for cash or  equivalent  consideration,  and  given an adequate  amount of time for effective  exposure to prospective  buyers.  Unless stated  otherwise,  the total CMV of multiple assets represents the aggregate of the  individual  asset's  Current  Market  Values  were  they  to be  sold on an asset-by-asset basis and not the value of the assets if sold in bulk.

3.2  SPARE PARTS APPRAISAL METHODOLOGY

SH&E's  standard  parts  appraisal  can be  summarized  as a  calculation  of an adjustment to the owner's  internal  inventory value.  The  statistically  based adjustment is achieved by the development of a representative,  dollar-weighted, stratified  sample of the parts,  the  valuation  of that  sample and then,  the application of a derived  adjustment factor to the sample and then to the entire population of parts. That process is more fully described below.

     3.2.1     SAMPLING PROCESS

SH&E obtained an itemized  database of the parts to be valued from  Continental.
The data identified each part by aircraft type, rotable or expendable  category, description,  manufacturer's part number, quantity, and percent serviceable. The data also provided an average  acquisition  cost for each part.  Some parts were listed with zero cost and those were handled separately.

SH&E  compiled a single  database of the  selected  Continental  inventory  that contained  25,465 line items.  The  inventory  was then grouped by aircraft type with common trading  characteristics  and  subsequently,  by category.  For this valuation, SH&E initially grouped all 737 aircraft together but kept the 757 and
767 parts  separate.  It  should  be noted  that the  later  model  767-400  has significant systems and parts commonality with the 777 aircraft.

Each of the  groupings  was then sorted by  descending  unit cost value and then divided  into four to six  separate  strata of  approximately  equal total value based on  Continental's  reported  cost or value for each line  item.  A further stratum  was  created in some cases to  provide  consideration  for parts with a reported zero average  acquisition  value.  Approximately  1,500 line items were selected  for the initial  sampling and these served as the basis of the pricing and  physical  sampling  process.  The pricing  sample was further  increased to include all matching parts in SH&E's internal parts database.

     3.2.2     SAMPLE VALUATION

The CMV of the  individual  parts  that make up each  sample was  determined  by investigating  the  current  sale price for new or  overhauled  parts,  based on information from independent third parties,  manufacturers' parts lists and SH&E files.

SH&E performed a detailed  pricing survey for the prior  appraisal and, for this update,  spot  checked  values from each pool of parts and found no  significant change in the  individual  part's  values.  New pricing was performed on a small group of parts with higher  values to validate  their pricing  consistency  with similar parts from the prior appraisal.  A small sample of new parts was sent to several major parts vendors who provided current trading values. As before, most of these  parts  are  associated  with new  production  aircraft  with a limited secondary market and many of the returned vendor-provided values were new prices or catalogue values.

     3.2.3     CURRENT MARKET VALUE DETERMINATION

SH&E applied the results of the sample pricing to each  appropriate  strata and, in addition, applied price matches from other sources. Over 30 different sources including price catalogs from the major manufacturers, US government procurement data,  airline parts pooling price lists and inventory and purchase records from seven major U.S. and European airlines files were reviewed in order to determine additional current market values.  More than three million parts pricing records were examined in order to match a part number and reference  price for each part in the Continental inventory.

SH&E  obtained  a  market  price  for the  small  sample  of  parts  based on an assumption  that each part would be purchased  independently,  as a single unit, and  in a new or  overhauled  condition  for  rotables  and  new  condition  for expendables.  In cases where more than one quote was obtained, SH&E attempted to determine the most reasonable value.

This file matching procedure,  using both the initial sample and SH&E's internal resources,  was successful in determining market price for approximately  17,500 line  items  representing  approximately  71% of the line  items  and 74% of the historic cost.

     3.2.4     CONDITION AND QUANTITY ADJUSTMENT

The CMV of  unserviceable  parts was  calculated  using ratios of serviceable to unserviceable  values  obtained from prior SH&E parts  appraisals and applied to
SH&E's findings made during the physical inspection and audit.

Continental  provided SH&E with a percentage  unserviceable by part number. This statistic was tested against  internal  records but, during this  appraisal,  no supplier audits or surveys' were made to validate the unserviceable  percentages provided by the airline. Selected vendor audit will be performed during the next full appraisal.

For this  update,  SH&E  revisited  Continental's  parts  facilities  in Newark,
Cleveland, Los Angeles and Houston (George Bush) and performed first time visits to Honolulu,  Houston Hobby and Orlando to physically  inspect the assets and to verify the accuracy of the inventory reporting system. As before the accuracy of
Continental's  inventory was above industry  standard and Honolulu and Cleveland both had no discrepancies. SH&E's review of the associated records also revealed no discrepancies.

The physical sample audit indicated accuracy above U.S. industry norms, however,
SH&E did note  that the  airline  creates a large  number of  "kits." A kit is a package of parts,  either  multiple  units of the same part or a  collection  of necessary parts needed to complete a certain maintenance task. Sometimes the kit contains a rotable item along with the necessary  expendable material to perform installation.  Almost  all the  material  was new.  It should be noted  that the
"kitting"  process makes the kit unique to Continental but the parts can be made generic simply by  disassembling  the kit. For this valuation the kit parts were treated as independent parts.

                                                  4.0 THE MARKET FOR THE SUBJECT
                                                                          ASSETS

The potential market for Continental  Airlines' spare parts remains positive. In the main,  the parts are  associated  with aircraft that have enjoyed  extensive production  runs and also have a wide operator  base. The two exceptions are the
757-300 and the 767-400;  these aircraft have both limited  production  runs and small operator bases. There have been a total of 63 757-300 aircraft ordered for
7 operators and 37 767-400 aircraft  ordered for two operators,  Continental and
Delta. That said, there is very significant  commonality between the 757-200 and
757-300 aircraft and also between the 767-400 and the 777.

The parts  aftermarket,  generally  estimated  to exceed $1.3  billion in annual revenues,  has obtained the majority of its product from either airline  surplus sales or from  dismantled  aircraft.  There  have been no  significant  sales of surplus  parts  for the  late  generation  aircraft  represented  by this  parts inventory or for their associated engines.  Nor have any of these aircraft types been dismantled for parts other than  incident-related  aircraft.  Consequently, there is very little of this type of airframe  material  available  on the parts aftermarket. The same is true for the engine market where the Original Equipment
Manufacturers  ("OEM")  have  maintained  a  tight  control  of any  aftermarket relating to newer  generation  engines.  SH&E is of the opinion that the Subject
Assets, if offered for sale, would include some of the most marketable  material in the commercial aviation parts aftermarket.

                                                              5.0 QUALIFICATIONS

Founded in 1963 and with  offices in New York,  Boston,  Washington,  London and
Amsterdam,   SH&E  is  the  world's  largest  consulting  firm  specializing  in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines  of the industry and the firm has  provided  appraisal,  consulting, strategic  planning  and  technical  services to  airlines,  leasing  companies,
government   agencies,   airframe  and  engine   manufacturers,   and  financial
institutions.

SH&E's appraisal staff are all members of the International Society of Transport
Aircraft  Trading  (ISTAT),   the   internationally   recognized  body  for  the
certification of aircraft appraisers. SH&E performs all appraisals in accordance with the  definitions,  guidelines  and  standards  set forth by  ISTAT.  SH&E's officer responsible for all appraisals is an ISTAT Senior Appraiser.

SH&E annually  values  approximately  $20 billion of aviation  assets  including commercial  and military  equipment,  airline fleets and lease  portfolios.  The appraisals  range from full appraisals  involving  detailed  aircraft and record inspections  conducted by SH&E's  technical  staff to the valuation of tax-based leases.  SH&E's proprietary  aircraft residual value model is widely accepted by the rating  agencies as a reliable  forecasting  tool.  In addition to the above aircraft  valuations,  SH&E  annually  values in excess of $3  billion  worth of aircraft spare parts and spare engines. SH&E routinely values flight simulators, hangar tooling, ground equipment, gates, slots, maintenance facilities and Fixed
Base Operations.

A related  service  that SH&E offers its Clients is Asset  Management.  Over the last few years,  SH&E has been the principal  asset manager  responsible for the recovery and subsequent  remarketing of a number of individual aircraft and some significant portfolios.

This active  participation  in the market place provides SH&E with practical and first hand  knowledge  of the values and lease  rates of  aircraft,  engines and parts.

                                                                 6.0 LIMITATIONS

SH&E used  information  supplied  by the  Client  together  with  in-house  data accumulated through other recent studies of aircraft parts transactions.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable.

Some of the underlying assumptions, including those described above are detailed explicitly or implicitly  elsewhere in this report, may not materialize  because of  unanticipated  events and  circumstances.  SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

The  opinions  expressed  herein  are not  given  for,  or as an  inducement  or endorsement for, any financial transaction.  They are prepared for the exclusive use of the addressee.  SH&E accepts no responsibility for damages,  if any, that result from decisions made or actions taken based on this report.

This report does not address  the  validity of title or  ownership  of the items discussed herein.

This report  reflects  SH&E's expert  opinion and best  judgment  based upon the information available to it at the time of its preparation.  SH&E does not have, and does not expect to have, any financial interest in the appraised property.

For SH&E:

/s/ CLIVE G. MEDLAND
---------------------------
Clive G. Medland, FRAeS
Senior Vice President
Senior Appraiser
International Society of
Transport Aircraft Trading

January 24, 2003

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                                                      APPENDIX A
                                        VALUE BY AIRCRAFT TYPE BY MATERIAL CLASS

               SELECTED SPARE PARTS VALUATION SUMMARY BY MATERIAL
                                     CLASS

     Dollars in (000)

     ------------------------------------------------------------------------
      VALUE GROUP             ROTABLE         EXPENDABLE         GRAND TOTAL
     ------------------------------------------------------------------------
        737-7/8/9          $153,526.8          $32,445.7          $185,972.6
     ------------------------------------------------------------------------
        757-200             $49,898.8          $19,454.1          $69,352.8
     ------------------------------------------------------------------------
        757-300              $2,267.0             $849.7           $3,116.7
     ------------------------------------------------------------------------
        767-200              $6,611.4           $2,335.3           $8,946.7
     ------------------------------------------------------------------------
        767-400             $46,714.4           $9,026.8          $55,741.2
     ------------------------------------------------------------------------
        777-200             $88,442.0          $25,270.0         $113,712.0
     ------------------------------------------------------------------------
          TOTAL            $347,460.4          $89,381.5         $436,841.9
     ------------------------------------------------------------------------

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                                                      APPENDIX B
                                                SUMMARY OF INVENTORY ADJUSTMENTS

                                              SELECTED SPARE PARTS: SUMMARY OF INVENTORY
                                                             ADJUSTMENTS

------------------------   -------------------------------   ----------------------   ---------------------   ----------------------
 Starting CO Inventory      Less brakes, tires, cockpit        Less CO specific        Total Adjustments         Inventory After
                                       doors                         parts                to Inventory             Adjustments
------------------------   -------------------------------   ----------------------   ---------------------   ----------------------
Group     Lines     Qty    Group   Lines Qty       Reason    Group   Lines     Qty    Group   Lines    Qty    Group   Lines      Qty
------------------------   -------------------------------   ----------------------   ---------------------   ----------------------

737-7/8/9 6,036 335,753    737-7/8/9  1   50         DOOR    737-7/8/9 470  44,149    737-7/8/9471  44,199    737-7/8/5,565  291,554
757-200   7,568 212,363    757-200    3   99   BRAKE/TIRE    757-200   395  23,142    757-200  398  23,241    757-200 7,170  189,122
757-300     674  12,662    757-300    2   14   BRAKE/TIRE    757-300    46   1,606    757-300   48   1,620    757-300   626   11,042
767-200   1,298  26,574    767-200    2    9   BRAKE/TIRE    767-200    38     853    767-200   40     862    767-200 1,258   25,712
767-400   3,970  67,597    767-400    1   35   BRAKE/TIRE    767-400   282  14,829    767-400  283  14,864    767-400 3,687   52,733
777-200   5,919 134,788    777-200    3  294   BRAKE/TIRE    777-200   867  20,278    777-200  870  20,572    777-200 5,049  114,216
------------------------   -------------------------------   ----------------------   ---------------------   ----------------------
Total    25,465 789,737    Total     12  501                 Total   2,098 104,857    Total   2,110105,358    Total   23,355 684,379
------------------------   -------------------------------   ----------------------   ---------------------   ----------------------

*CO specific parts include:  seat covers, carpet, cushions, curtains, fabric, cloth, placards

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                                                      APPENDIX C
                                                   PROPORTION OF SERVICEABLE AND
                                                             UNSERVICEABLE PARTS

COMPARISON OF THE SELECTED PARTS INVENTORY VALUATIONS

DOLLARS IN (000)

-----------------------------------------------------------------------------------------------------------------------
                   CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000) DECEMBER 2002
-----------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                        ADJUSTED CURRENT MARKET VALUE
-----------------------------------------------------------------------------------------------------------------------

Value Group  Serviceable   Unserviceable      Total       Serviceable    Unserviceable      Total             %
                                                                                                        Unserviceable
            -----------------------------------------------------------------------------------------------------------

737-7/8/9      $157,991.7    $56,175.8      $214,167.6     $157,991.7      $27,980.8      $185,972.6        15%
757-200         $62,373.7    $17,599.7       $79,973.4      $62,373.7       $6,979.1       $69,352.8        10%
757-300          $2,944.5       $434.0        $3,378.4       $2,944.5         $172.2        $3,116.7         6%
767-200          $6,340.1     $7,193.2       $13,533.3       $6,340.1       $2,606.6        $8,946.7        29%
767-400         $51,935.1     $9,576.8       $61,511.8      $51,935.1       $3,806.1       $55,741.2         7%
777-200         $97,444.4    $32,665.2      $130,109.6      $97,444.4      $16,267.6      $113,712.0        14%
-----------------------------------------------------------------------------------------------------------------------
TOTAL          $379,029.5   $123,644.7      $502,674.2     $379,029.5      $57,812.4      $436,841.9        13%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                    CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000) AUGUST 2002
-----------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                        ADJUSTED CURRENT MARKET VALUE
-----------------------------------------------------------------------------------------------------------------------
Value Group  Serviceable   Unserviceable      Total       Serviceable    Unserviceable      Total      % Unserviceable
            -----------------------------------------------------------------------------------------------------------

737-7/8/9      $158,726.5    $33,816.2      $192,542.7     $158,726.5      $16,811.8      $175,538.3        10%
757-200         $62,627.8    $15,171.1       $77,799.0      $62,627.8       $6,009.3       $68,637.2         9%
757-300          $2,927.8       $372.3        $3,300.1       $2,927.8         $147.6        $3,075.4         5%
767-200          $6,948.4     $4,070.4       $11,018.7       $6,948.4       $1,407.8        $8,356.1        17%
767-400         $50,651.2     $5,196.2       $55,847.3      $50,651.2       $2,056.1       $52,707.3         4%
777-200        $100,107.0    $14,129.3      $114,236.3     $100,107.0       $7,007.5      $107,114.6         7%
-----------------------------------------------------------------------------------------------------------------------
TOTAL          $381,988.8    $72,755.4      $454,744.2     $381,988.8      $33,440.2      $415,429.0         8%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                   DIFFERENCES (DECEMBER 2002 - AUGUST 2002) ($000)
-----------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                ADJUSTED CURRENT MARKET VALUE
-----------------------------------------------------------------------------------------------------------------------
Value Group  Serviceable   Unserviceable      Total       Serviceable    Unserviceable      Total
-----------------------------------------------------------------------------------------------------------------------

737-7/8/9         ($734.8)   $22,359.6       $21,624.9        ($734.8)     $11,169.0       $10,434.2
757-200           ($254.1)    $2,428.6        $2,174.5        ($254.1)        $969.8          $715.7
757-300             $16.6        $61.6           $78.3          $16.6          $24.6           $41.3
767-200           ($608.3)    $3,122.8        $2,514.5        ($608.3)      $1,198.8          $590.6
767-400          $1,283.9     $4,380.6        $5,664.5       $1,283.9       $1,750.0        $3,033.9
777-200         ($2,662.6)   $18,535.9       $15,873.3      ($2,662.6)      $9,260.0        $6,597.4
            -----------------------------------------------------------------------------------------------------------
TOTAL           ($2,959.3)   $50,889.3       $47,930.0      ($2,959.3)     $24,372.3       $21,413.0
-----------------------------------------------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's  Certificate  of  Incorporation  and Bylaws  provide that the
Company will  indemnify  each of its  directors  and officers to the full extent permitted by the laws of the State of Delaware and may  indemnify  certain other persons as  authorized  by the  Delaware  General  Corporation  Law (the "GCL").
Section 145 of the GCL provides as follows:

               "(a) A  corporation  shall have power to indemnify any person who was  or is a  party  or is  threatened  to be  made  a  party  to  any threatened,  pending or completed action, suit or proceeding,  whether civil, criminal, administrative or investigative (other than an action by or in the right of the  corporation) by reason of the fact that the person  is or  was a  director,  officer,  employee  or  agent  of the corporation, or is or was serving at the request of the corporation as a  director,  officer,  employee  or  agent  of  another  corporation,
          partnership,   joint  venture,  trust  or  other  enterprise,  against
          expenses  (including  attorneys' fees),  judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably  believed to be in or not  opposed  to the best  interests  of the  corporation,  and,  with respect to any criminal action or proceeding,  had no reasonable cause to believe the person's  conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo  contendere  or its  equivalent,  shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person  reasonably  believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal  action or proceeding,  had  reasonable  cause to believe that the person's conduct was unlawful.

               (b) A  corporation  shall have power to indemnify  any person who was  or is a  party  or is  threatened  to be  made  a  party  to  any threatened,  pending or completed action or suit by or in the right of the  corporation  to procure a judgment  in its favor by reason of the fact that the person is or was a director,  officer, employee or agent of  the  corporation,  or is or was  serving  at  the  request  of the corporation  as a  director,  officer,  employee  or agent of  another corporation,  partnership,  joint venture,  trust or other  enterprise against expenses  (including  attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person  acted in good faith and in a manner the person  reasonably  believed  to be in or not  opposed to the best interests of the corporation and except that no indemnification  shall be made in  respect  of any  claim,  issue or matter as to which  such person shall have been adjudged to be liable to the corporation unless and only to the  extent  that the  Court of  Chancery  or the court in which such action or suit was brought shall determine upon application that,  despite the  adjudication  of liability  but in view of all the circumstances  of the  case,  such  person is  fairly  and  reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a present or former director or officer of a  corporation  has been  successful  on the  merits or  otherwise  in defense of any action,  suit or proceeding  referred to in subsections
          (a) and (b) of this  section,  or in defense  of any  claim,  issue or matter  therein,  such person shall be  indemnified  against  expenses
          (including  attorneys' fees) actually and reasonably  incurred by such person in connection therewith.

               (d) Any  indemnification  under  subsections  (a) and (b) of this section  (unless  ordered by a court) shall be made by the corporation only as  authorized  in the specific  case upon a  determination  that indemnification of the present or former director,  officer,  employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this  section.  Such  determination  shall be made,  with respect to a person who is a director or officer at the time of such determination,
          (1) by a majority  vote of the  directors  who are not parties to such action, suit or proceeding,  even though less than a quorum, or (2) by a committee  of such  directors  designated  by majority  vote of such directors, even though less than a quorum, or (3) if there are no such directors,  or if such  directors  so  direct,  by  independent  legal counsel in a written opinion, or (4) by the stockholders.

               (e) Expenses  (including  attorneys' fees) incurred by an officer or  director  in  defending  any civil,  criminal,  administrative  or
          investigative   action,   suit  or  proceeding  may  be  paid  by  the
          corporation in advance of the final  disposition of such action,  suit or proceeding  upon receipt of an  undertaking by or on behalf of such director  or officer to repay such  amount if it shall  ultimately  be determined  that such person is not entitled to be  indemnified by the corporation  as authorized in this section.  Such expenses  (including attorneys'  fees)  incurred by former  directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

               (f) The  indemnification and advancement of expenses provided by, or granted  pursuant to, the other  subsections  of this section shall not be deemed  exclusive  of any other  rights to which those  seeking indemnification  or  advancement of expenses may be entitled under any bylaw,  agreement,  vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

               (g) A  corporation  shall have  power to  purchase  and  maintain insurance  on behalf of any person who is or was a director,  officer, employee  or agent of the  corporation,  or is or was  serving  at the request of the corporation as a director,  officer,  employee or agent of another  corporation,  partnership,  joint venture,  trust or other enterprise  against any  liability  asserted  against  such person and incurred by such person in any such  capacity,  or arising out of such person's status as such, whether or not the corporation would have the power to  indemnify  such person  against  such  liability  under this section.

               (h) For purposes of this section, references to "the corporation"
          shall  include,  in  addition  to  the  resulting   corporation,   any
          constituent  corporation  (including any constituent of a constituent)
          absorbed in a consolidation or merger which, if its separate existence had  continued,  would have had power and  authority to indemnify  its directors,  officers,  and employees or agents, so that any person who is or was a director,  officer,  employee or agent of such constituent corporation,  or is or was serving at the request of such  constituent corporation  as a  director,  officer,  employee  or agent of  another corporation,  partnership,  joint venture,  trust or other enterprise, shall stand in the same  position  under this  section with respect to the resulting or surviving  corporation as such person would have with respect to such constituent  corporation if its separate existence had continued.

               (i)  For  purposes  of  this   section,   references   to  "other
          enterprises"  shall  include  employee  benefit  plans;  references to
          "fines"  shall  include  any excise  taxes  assessed  on a person with respect to any employee  benefit plan;  and  references to "serving at the  request  of the  corporation"  shall  include  any  service  as a director,  officer, employee or agent of the corporation which imposes duties on, or involves services by, such director,  officer,  employee or agent with respect to an employee benefit plan, its participants or beneficiaries;  and a person  who acted in good  faith and in a manner such  person  reasonably  believed  to  be  in  the  interest  of  the participants  and  beneficiaries  of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The  indemnification and advancement of expenses provided by, or granted pursuant to, this section shall,  unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a  director,  officer,  employee  or agent and  shall  inure to the benefit of the heirs, executors and administrators of such a person.

               (k) The  Court  of  Chancery  is  hereby  vested  with  exclusive jurisdiction  to hear and  determine  all actions for  advancement  of expenses or  indemnification  brought  under this section or under any bylaw, agreement,  vote of stockholders or disinterested directors, or
          otherwise.   The  Court  of  Chancery   may   summarily   determine  a
          corporation's  obligation to advance  expenses  (including  attorneys'
          fees)."

     The  Certificate  of  Incorporation  and  Bylaws  also  limit the  personal liability of directors to the Company and its  stockholders for monetary damages resulting from certain breaches of the directors'  fiduciary duties.  The bylaws of the Company provide as follows:

     "No  Director  of  the  Corporation  shall  be  personally  liable  to  the
Corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a Director,  except for liability  (i) for any breach of the  Director's duty of  loyalty  to the  corporation  or its  stockholders,  (ii)  for  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation  of  law,  (iii)  under  Section  174 of the  GCL,  or  (iv)  for  any transaction from which the Director derived any improper  personal  benefit.  If the GCL is amended ... to authorize  corporate  action  further  eliminating  or limiting the personal  liability of directors,  then the liability of a Director of the  Corporation  shall  be  eliminated  or  limited  to the  fullest  extent permitted by the GCL, as so amended."

     The Company maintains directors' and officers' liability insurance.

ITEM 21.  EXHIBITS.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective  date of the  registration  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement; and

               (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the  registration
          statement  or  any  material   change  to  such   information  in  the
          registration statement;

     provided,  however,  that paragraphs  (1)(i) and (1)(ii) shall not apply if the information  required to be included in a  post-effective  amendment by those  paragraphs is contained in periodic  reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)
     of the Securities  Exchange Act of 1934 that are  incorporated by reference in the registration statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act of 1933, each such post-effective  amendment shall be deemed to be a new  registration  statement  relating  to the  securities  offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     The  undersigned   registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to section  13(a) or section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant,  pursuant to the foregoing provisions,  or otherwise, the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against  public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or  controlling  person of the registrant in the successful  defense of any action,  suit or  proceeding) is asserted by any such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction  the  question  of whether or not such  indemnification  is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes to respond to requests for information  that is incorporated  by reference into the prospectus  pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request,  and to send the  incorporated  documents  by first class mail or other equally prompt means.  This includes  information  contained in documents  filed subsequent to the effective date of the registration  statement through the date of responding to the request.

     The  undersigned  registrant  hereby  undertakes  to  supply  by means of a post-effective  amendment  all  information  concerning a  transaction,  and the company  being  acquired  involved  therein,  that  was not the  subject  of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly
caused  this  Registration   Statement  to  be  signed  on  its  behalf  by  the
undersigned,  thereunto duly authorized, in the City of Houston, State of Texas, on April 22, 2003.

                                             CONTINENTAL AIRLINES, INC.

                                             By:      /S/ JENNIFER L. VOGEL
                                                 -------------------------------
                                                 Jennifer L. Vogel
                                                 Vice President, General Counsel
                                                 and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities indicated, on April 22, 2003.

           SIGNATURE                                       TITLE
----------------------------------           -----------------------------------

       GORDON M. BETHUNE*                    Chairman of the Board, Chief
----------------------------------           Executive Officer (Principal
       Gordon M. Bethune                     Executive Officer) and Director

       LAWRENCE W. KELLNER*                  President, Chief Operating Officer
----------------------------------           and Director
       Lawrence W. Kellner

       /S/ JEFFREY J. MISNER                 Senior Vice President and Chief
----------------------------------           Financial Officer
        Jeffrey J. Misner                    (Principal Financial Officer)

        /S/ CHRIS KENNY                      Vice President and Controller
----------------------------------           (Principal Accounting Officer)
           Chris Kenny

      THOMAS J. BARRACK, JR.*                Director
----------------------------------
      Thomas J. Barrack, Jr.

        DAVID BONDERMAN*                     Director
----------------------------------
        David Bonderman

        KIRBYJON CALDWELL*                   Director
----------------------------------
        Kirbyjon Caldwell

         PATRICK FOLEY*                      Director
----------------------------------
         Patrick Foley

     DOUGLAS H. MCCORKINDALE*                Director
----------------------------------
     Douglas H. McCorkindale

       GEORGE G.C. PARKER*                   Director
----------------------------------
       George G.C. Parker

        RICHARD W. POGUE*                    Director
----------------------------------
        Richard W. Pogue

           SIGNATURE                                       TITLE
----------------------------------           -----------------------------------

      WILLIAM S. PRICE III*                  Director
----------------------------------
      William S. Price III

----------------------------------           Director
        Donald L. Sturm

      KAREN HASTIE WILLIAMS*                 Director
----------------------------------
     Karen Hastie Williams

      CHARLES A. YAMARONE*                   Director
----------------------------------
      Charles A. Yamarone

   *BY:  /S/ JENNIFER L. VOGEL
----------------------------------
         Jennifer L. Vogel
         Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
------                         -------------------

4.1       Indenture,  dated as of December 6, 2002, among Continental  Airlines,
          Inc.,  Wilmington  Trust Company,  as Trustee,  Morgan Stanley Capital
          Services Inc., as Liquidity Provider,  and MBIA Insurance Corporation,
          as Policy Provider, made with respect to the issuance of Floating Rate
          Secured Notes Due 2007

4.2       Form of Exchange  Floating  Rate  Secured  Note Due 2007  (included in
          Exhibit 4.1)

4.3       Collateral  Maintenance  Agreement,  dated  as of  December  6,  2002, between Continental Airlines, Inc. and MBIA Insurance Corporation

4.4       Spare Parts Security Agreement,  dated as of December 6, 2002, between
          Continental  Airlines,  Inc. and Wilmington Trust Company, as Security
          Agent

4.5       Reference  Agency  Agreement,  dated as of  December  6,  2002,  among
          Continental Airlines,  Inc., Wilmington Trust Company, as Trustee, and
          Wilmington Trust Company, as Reference Agent

4.6       Revolving  Credit  Agreement,  dated as of December  6, 2002,  between
          Wilmington  Trust  Company,  as Trustee,  and Morgan  Stanley  Capital
          Services Inc., as Liquidity Provider

4.7       Guarantee Agreement,  dated as of December 6, 2002, by Morgan Stanley, relating to the Revolving Credit Agreement

4.8       Financial   Guarantee   Insurance  Policy  #39753  of  MBIA  Insurance
          Corporation

4.9       Exchange and Registration  Rights  Agreement,  dated as of December 6,
          2002,  between  Continental  Airlines,  Inc. and Morgan  Stanley & Co.
          Incorporated

4.10      Purchase Agreement,  dated as of December 2, 2002, between Continental
          Airlines,  Inc.  and  Morgan  Stanley & Co.  Incorporated,  as Initial
          Purchaser

5.1       Opinion of Hughes  Hubbard & Reed LLP  relating to validity of the New
          Notes

12.1      Computation of Ratio of Earnings to Fixed Charges

23.1      Consent of Ernst & Young LLP

23.2      Consent of PricewaterhouseCoopers LLP

23.3      Consent of Hughes Hubbard & Reed LLP (included in its opinion filed as exhibit 5.1)

23.4      Consent of Simat, Helliesen & Eichner, Inc.

24.1      Powers of Attorney

25.1      Statement of Eligibility of Wilmington  Trust Company for the Floating
          Rate Secured Notes Due 2007, on Form T-1 (to be filed by amendment)

99.1      Form of Letter of Transmittal

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
------                         -------------------

99.2      Form of Notice of Guaranteed Delivery

99.3      Form of Letter to Brokers, Dealers,  Commercial Banks, Trust Companies
          and Other Nominees

99.4      Form of Letter to Clients